As filed with the Securities and Exchange Commission on May 1, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WETOUCH TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Nevada	3571	20-4080330
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

No. 29, Third Main Avenue

Shigao Town, Renshou County

Meishan, Sichuan, 620500 China

(86) 028-37390666

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

VCorp Services, LLC

701 S. Carson Street

Carson City, Nevada 89701

Telephone: (888) 528-2677

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark Crone, Esq. The Crone Law Group, P.C. 420 Lexington Avenue, Suite 2446 New York, New York 10170 Telephone: (646) 861-7891	Kevin Sun, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, D.C. 20036 Telephone: (202) 869-0888

Approximate date of commencement of proposed sale to the public: As soon as practicable and from time to time after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED May 1, 2023

PRELIMINARY PROSPECTUS

WETOUCH TECHNOLOGY INC.

                   shares of Common Stock

We are offering to sell                 shares of our common stock, $0.001 par value per share, in a firm commitment underwritten offering (the “Underwritten Offering”). We currently estimate that the public offering price will be between $           and $            per share.

The selling shareholders identified in this prospectus are offering an aggregate of 3,941,055 shares of our common stock, issuable upon conversion of convertible promissory notes and exercise of common stock purchase warrants (the “Selling Shareholder Shares”) held by such selling shareholders (the “Selling Shareholders Offering”). We will not receive any proceeds from the sale of any shares by the selling shareholders.

Our common stock is currently traded on the OTCQB Marketplace operated by the OTC Markets Group, Inc. (the “OTCQB”) under the symbol “WETH.” On April 28, 2023, the last reported sale price for our common stock was $0.23 per share.

We applied to list our common stock on the Nasdaq Capital Market under the symbol “WETH”. We believe that upon completion of the Underwritten Offering contemplated by this prospectus, we will meet the standards for listing on the Nasdaq Capital Market. No assurance can be given that our application will be approved or that the trading prices of our common stock on the OTCQB will be indicative of the prices of our common stock if our common stock were traded on the Nasdaq Capital Market. This Underwritten Offering is contingent upon the listing of our common stock on the Nasdaq Capital Market.

The offering price of our shares of common stock in the Underwritten Offering will be determined between the underwriters and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price. Therefore, the recent market price of our common stock and the public offering price of the common stock used throughout this prospectus may not be indicative of the actual public offering price for the shares of common stock.

We expect to effect a 1-for-[    ] reverse stock split of our outstanding common stock, with the number of authorized shares of common stock reduced ratably, effective immediately following the effectiveness of the registration statement of which this prospectus forms a part, prior to the completion of this offering (the “Reverse Stock Split”). On February 17, 2023, our Board of Directors (the “Board”) authorized a reverse stock split of each of the outstanding shares of our common stock, $0.001 par value per share, at a ratio to be determined by the Board of within a range of a minimum of a one-for-five (1-for-5) to a maximum of one-for-eighty (1-for-80) (the “Reverse Stock Split Ratio”), with the exact ratio to be set at a number within this range as determined by the Board in its sole discretion, with no change in par value. We intend for the Board to effect such reverse stock split in connection with the Underwritten Offering and our intended listing of our common stock on the Nasdaq Capital Market. However, we cannot guarantee that such reverse stock split will occur based on the ratio stated above, that such reverse stock split will be necessary or will occur in connection with the listing of our common stock on the Nasdaq Capital Market, or that the Nasdaq Stock Market will approve our initial listing application for our common stock upon such reverse stock split.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. BEFORE MAKING ANY INVESTMENT DECISION, YOU SHOULD CAREFULLY REVIEW AND CONSIDER ALL THE INFORMATION IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, INCLUDING THE RISKS AND UNCERTAINTIES DESCRIBED UNDER “RISK FACTORS” BEGINNING ON PAGE 12.

Wetouch Technology Inc. is not a Chinese operating company, but a holding company incorporated under the laws of the state of Nevada with operations conducted by our subsidiary based in Mainland China. We hold equity interests in our subsidiary and do not use a variable interest entity structure. Our structure involves unique risks to investors. See “Risk Factors — Risks Related to Doing Business in China.” Unless the context provides otherwise, references in this registration statement to “we,” “us,” “our company,” “our,” “the Company” and “Wetouch” refers to Wetouch Technology Inc, “BVI Wetouch” refers to Wetouch Holding Group Limited, a limited company organized under the laws of British Virgin Islands and a wholly owned subsidiary of Wetouch, “HK Wetouch” refers to Hong Kong Wetouch Technology Limited (香港偉易達科技有限公司), a limited company organized under the laws of Hong Kong and a wholly owned subsidiary of BVI Wetouch, and “Sichuan Vtouch” refers to Sichuan Vtouch Technology Co., Ltd (四川伟大奇科技有限公司), a limited liability company organized under the PRC laws and a wholly foreign owned subsidiary of HK Wetouch. See “Commonly Used Defined Terms” on page ii herein. Investors would be purchasing interests in Wetouch Technology Inc., a Nevada company.

We face various legal and operational risks and uncertainties related to being based in and having all of our operations in Mainland China. The PRC government has significant authority to exert influence on the ability of a company with Mainland China-based operations, such as us, to conduct its business, accept foreign investments or list on a U.S. or other foreign exchanges. For example, we face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, as well as oversight on cybersecurity and data privacy. Such risks could result in a material change in our operations and/or the value of our common stock or could significantly limit or completely hinder our ability to offer or continue to offer our common stock and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. In addition, the PRC government has significant oversight and discretion over the conduct of our business and may intervene with or influence the operations of our Mainland China subsidiary as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in companies with Mainland China-based operations like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless. On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which took effect on March 31, 2023. The Trial Administrative Measures further stipulate the rules and requirements for overseas offerings and listings conducted by Mainland China domestic companies. Our PRC counsel has advised that because our common stock currently trades in the U.S., we are not required to submit filings to the CSRC before this offering is completed and this offering is not conditioned on CSRC approval. Rather, within three days of the closing of this offering, we must submit filings to the CSRC in accordance with the Trial Administrative Measures. However, given that the Trial Administrative Measures were recently promulgated, there remain substantial uncertainties as to their interpretation, application, and enforcement and there is no guarantee that the relevant PRC government agencies, including the CSRC, would reach the same conclusion that we and our PRC counsel have reached. In addition, if we were to fail to comply with the post-offering filing obligations imposed by the Trial Administrative Measures or make a misrepresentation, misleading statement or material omission in the materials we submit to the CSRC, the CSRC would have the right to order rectification, issue a warning and impose a fine on us of between RMB 1 million and RMB 10 million and issuing a warning to the parties responsible for such failure, misrepresentation or material omission and impose a fine on each of such individuals ranging from RMB 500,000 to RMB 5 million. See “Risk Factor - Upon the effectiveness of the Trial Administrative measures, we will be subject to the Trial Administrative Measures, as the Company has: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by Mainland China domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China; and we cannot assure you that we will be able to complete such process on time or at all.”

We, as an offshore holding company, are permitted under PRC laws and regulations to provide funding to our Mainland China subsidiary only through loans or capital contributions. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our Mainland China subsidiary or make additional capital contributions to our Mainland China subsidiary to fund their capital expenditures or working capital. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. In addition, although we currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business, and we do not expect to pay any cash dividends in the foreseeable future, we may rely on dividends and other distributions on equity paid by our Chinese subsidiaries for our cash and financing requirements. Our Mainland China subsidiary may be permitted to pay dividends only out of its accumulated profits. However, such Mainland China subsidiary is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. This portion of such Mainland China subsidiary’s respective net assets are prohibited from being distributed to its shareholders as dividends. To date, there have not been any cash flows, transfers of other assets, dividends or other distributions among us and any of our subsidiaries. As of the date of this prospectus, neither we nor any of our subsidiaries have ever paid dividends or made distributions to U.S. investors. In the future, cash proceeds raised from overseas financing activities, including this Underwritten Offering, may be transferred by us to our Chinese subsidiaries via capital contribution or loans, as the case may be. As of the date of this prospectus, Wetouch, BVI Wetouch, HK Wetouch and Sichuan Vtouch have not adopted or maintained any cash management policies and procedures that dictate how funds are transferred.

On December 16, 2021, the Public Company Accounting Oversight Board (United States) (the “PCAOB”) issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong because of positions taken by Mainland China and Hong Kong authorities in those jurisdictions. The PCAOB has made such designations as mandated under the Holding Foreign Companies Accountable Act, or the HFCA Act. Our auditor, B F Borgers CPA PC, is headquartered in Lakewood, Colorado, United States, and has been inspected by the PCAOB on a regular basis, and it is not subject to the determinations announced by the PCAOB on December 16, 2021. If the PCAOB determines in the future that it cannot inspect or fully investigate our auditor at such future time, trading in our common stock would be prohibited under the HFCA Act. On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol (“SOP”) with the China Securities Regulatory Commission, or CSRC, and the Ministry of Finance of the People’s Republic of China governing inspections and investigations of audit firms based in Mainland China and Hong Kong, jointly agreeing on the need for a framework. On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate the previous Determination Report to the contrary. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our securities may be prohibited from trading or delisted. The PCAOB is continuing to demand complete access in Mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in Mainland China and Hong Kong, then the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act and/or the AHFCAA. These recent developments could also add uncertainties to this Underwritten Offering and we cannot assure you that the NASDAQ Capital Market or regulatory authorities would not apply additional or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors—Risks Related to Doing Business in China—Recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the PCAOB, proposed rule changes submitted by Nasdaq, and the newly enacted Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to the trading of our common stock on U.S. stock exchanges, including the possibility that our securities can be delisted if the PCAOB cannot inspect or fully investigate our auditor.”

For a detailed description of risks related to doing business in China, see “Risk Factors — Risks Related to Doing Business in China.”

The Selling Shareholder Shares may be resold from time to time by the selling shareholders listed in the section titled “Selling Shareholders” beginning on page 75.

The selling shareholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell the Selling Shareholder Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the selling shareholders may sell their Selling Shareholder Shares hereunder following the effective date of this registration statement. We provide more information about how a selling shareholder may sell its Selling Shareholder Shares in the section titled “Plan of Distribution” on page 78.

The Underwritten Offering is being underwritten on a firm commitment basis. We have granted the underwriters an option to buy up to an additional                     shares of common stock to cover over-allotments. The underwriters may exercise this option at any time and from time to time during the 45-day period from the date of this prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)(2)	$	$
Proceeds to us, before expenses	$	$

(1) We have agreed to reimburse the underwriter(s) for certain expenses. Underwriting discounts and commissions do not include a non-accountable expense allowance equal to $100,000 payable to the underwriters at the closing. The underwriters will receive an underwriting discount equal to 7.0% of the gross proceeds in this Underwritten Offering. In addition, we have agreed to pay up to a maximum of $180,000 of accountable out-of-pocket expenses of the underwriters in connection with this Underwritten Offering, which includes the fees and expenses of underwriters’ counsel. See “Underwriting” Section for more information.

(2) We have also agreed to issue to Craft Capital Management LLC and R.F. Lafferty & Co., Inc. (collectively the “Representatives”) warrants to purchase up to an aggregate of                    shares of our common stock. See “Underwriting” beginning on page 86 for additional information regarding these warrants and underwriting compensation generally.

The underwriter(s) are obligated to take and pay for all the shares of common stock offered by this prospectus if the Underwritten Offering is consummated.

The underwriter(s) expect to deliver the shares on or about                    , 2023.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CRAFT CAPITAL MANAGEMENT LLC	R.F. Lafferty & Co., Inc.

The date of this prospectus is                , 2023

WETOUCH TECHNOLOGY INC.

You should rely only on the information contained in this prospectus. Neither we, the underwriters, nor the selling shareholders have authorized anyone to provide you with different information. We and the selling shareholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. Our business, financial condition, operating results and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our shares or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the Underwritten Offering and Selling Shareholders Offering and the distribution of this prospectus applicable to that jurisdiction.

i

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this registration statement to:

●

“China,” “Chinese,” or the “PRC” are to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau, and, for the purposes of this prospectus only, excluding Taiwan;

●	Unless the context provides otherwise, “we,” “us,” “our company,” “our,” “the Company” and “Wetouch” is to Wetouch Technology Inc., a Nevada company;

●	“BVI” is to the British Virgin Islands;

●	“BVI Wetouch” is to Wetouch Holding Group Limited, a limited company organized under the laws of British Virgin Islands and a wholly owned subsidiary of Wetouch;

●	“Hong Kong Wetouch” is to Hong Kong Wetouch Electronics Technology Limited (香港偉易達電子科技有限公司), a limited company organized under the laws of Hong Kong and a wholly owned subsidiary of BVI Wetouch. On June 18, 2021, Hong Kong Wetouch submitted its application for dissolution and was dissolved on March 18, 2022.

●	“HK Wetouch” is to Hong Kong Wetouch Technology Limited (香港偉易達科技有限公司), a limited company organized under the laws of Hong Kong and a wholly owned subsidiary of BVI Wetouch;

●	“Mainland China” is to the mainland of the People’s Republic of China; excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“PRC laws and regulations” or “PRC laws” are to the laws and regulations of Mainland China;

●	“Sichuan Wetouch” is to Sichuan Wetouch Technology Co., Ltd (四川伟易达科技有限公司), a limited liability company organized under the PRC laws and prior wholly foreign owned subsidiary of Hong Kong Wetouch. Sichuan Wetouch’s business and operations have been assumed by Sichuan Vtouch;

●	“Sichuan Vtouch” is to Sichuan Vtouch Technology Co., Ltd (四川伟大奇科技有限公司), a limited liability company organized under the PRC laws and a wholly foreign owned subsidiary of HK Wetouch;

●	“Qixun Samoa” is to Qixun Technology (Samoa) Limited, a limited liability company organized under the laws of Samoa and a shareholder of Wetouch, holding 766,351 shares of the Company;

●	“Qihong Samoa” is to Qihong Technology (Samoa) Limited, a limited liability company organized under the laws of Samoa and a shareholder of Wetouch, holding 1,698,055 shares of the Company;

●	“Shares,” “shares” or “shares of common stock” are to the shares of common stock of Wetouch Technology Inc., with par value of $0.001 per share;

●	All references to “Renminbi,” “RMB” or “Chinese Yuan” is to the legal currency of Mainland China;

●	All references to “U.S. dollars,” “dollars,” “USD” or “$” are to the legal currency of the United States; and

●	“Websites” are to our websites at www.wetouchinc.com and www.wetouch.com.cn, the latter of which is only accessible in Mainland China.

This registration statement contains translations of certain RMB amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. The relevant exchange rates are listed below:

	For the year Ended December 31, 2021	For the Year Ended December 31, 2022
Period Ended RMB: USD exchange rate	6.3726	6.8972
Period Average RMB: USD exchange rate	6.4505	6.7290

Numerical figures included in this registration statement have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

For the sake of clarity, this registration statement follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English.

We have relied on statistics provided by a variety of publicly-available sources regarding Mainland China’s expectations of growth. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this registration statement other than to the extent specifically cited herein. We have sought to provide current information in this registration statement and believe that the statistics provided in this registration statement remain up-to-date and reliable, and these materials are not incorporated in this registration statement other than to the extent specifically cited in this registration statement.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus carefully, especially the “Risk Factors,” and our financial statements and the accompanying notes to those statements, included elsewhere in this prospectus, before making an investment decision. Unless the context requires otherwise, references to the “Company,” “we,” “us,” and “our” refer to Wetouch Technology Inc., a Nevada corporation.

Overview

We were originally incorporated under the laws of the state of Nevada on August 31, 1992. On October 9, 2020, we entered into a share exchange agreement (the “Share Exchange Agreement”) with BVI Wetouch, and all the shareholders of BVI Wetouch (each a “Shareholder” and collectively the “Shareholders”), to acquire all the issued and outstanding capital stock of BVI Wetouch in exchange for the issuance to the Shareholders an aggregate of 28 million shares of our common stock (the “Reverse Merger”). The Reverse Merger closed on October 9, 2020. Immediately after the closing of the Reverse Merger, we had a total of 31,396,394 issued and outstanding shares of common stock. As a result of the Reverse Merger, BVI Wetouch is now our wholly-owned subsidiary.

Through our wholly-owned subsidiaries, we are engaged in the research, development, manufacturing, sales and servicing of medium to large sized projected capacitive touchscreens. We specialize in large-format touchscreens, which are developed and designed for a wide variety of markets and used in the financial terminals, automotive, POS, gaming, lottery, medical, HMI, and other specialized industries.

Our product portfolio comprises medium to large sized projected capacitive touchscreens ranging from 7.0 inch to 42 inch screens. In terms of the structures of touch panels, we offer (i) Glass-Glass (“GG”), primarily used in GPS/car entertainment panels in mid-size and luxury cars, industrial HMI, financial and banking terminals, POS and lottery machines; (ii) Glass-Film-Film (“GFF”), mostly used in high-end GPS and entertainment panels, industrial HMI, financial and banking terminals, lottery and gaming industry; (iii) Plastic-Glass (“PG”), typically adopted by touchscreens in GPS/entertainment panels motor vehicle GPS, smart home, robots and charging stations; and (iv) Glass-Film (“GF”), mostly used in industrial HMI.

Maintaining the industry standards for product quality and sustainability is one of our core values. Touchscreens produced by us not only have long life span with low maintenance, but also have strong anti-interference and anti-corrosion solutions, coupled with multi-touch capability and high light-transmittance ratio and stability. As a high technology company, our Mainland China subsidiary has received certifications from domestic and international institutions, such as ISO9001 Quality Management Systems (QMS) Certification of Registration, ISO 14001 Environmental Management System (EMS) Certification of Registration, and RoHS SGS Certification (Restriction of Hazardous Substance Testing Certification).

We generate revenues through sales of our various touchscreen products. For the twelve months ended December 31, 2022 and 2021, we recognized approximately $37.9 million and $40.8 million, respectively, in revenues.

We sell our touchscreen products both domestically in Mainland China and internationally, covering major areas in China, including but not limited to the eastern, southern, northern and southwest regions of Mainland China, Taiwan, South Korea, and Germany. We believe that we have established a strong and diversified client base. For the years ended December 31, 2022 and 2021, our domestic sales accounted for 69.7% and 66.7%, respectively, of our revenues, and our international sales accounted for 30.3% and 33.3%, respectively, of our revenues.

1

As of the date of this prospectus, we have a total of 130 employees. We have no part time employees or independent contractors.

Corporate History and Structure

We were originally incorporated under the laws of the state of Nevada on August 31, 1992 as Gulf West Investment Properties, Inc, and were dormant and had no operations for many years.

On February 26, 2019, the Eighth Judicial District Court in and for Clark County, Nevada, Case No. A-19-787151-B, appointed Custodian Ventures LLC, an affiliate of David Lazar, as custodian of the Company (the “Custodian”). Mr. Lazar was appointed as the sole officer and director of the Company. On March 11, 2019, 1,714,286 shares of common stock of the Company were issued to the Custodian in consideration for the payment of cash and the issuance of a promissory note by the Custodian to the Company. Effective as of June 11, 2019, the court discharged the Custodian’s duties.

On June 18, 2020, we consummated the transactions contemplated by a Stock Purchase Agreement among the Company, the Custodian, Qixun Samoa and Qihong Samoa (Qixun Samoa and Qixun Samoa are referred to as the “Buyers”). Pursuant to the Stock Purchase Agreement, the Buyers acquired all of the 1,714,286 shares of the Company owned by the Custodian, representing 50.47% of the issued and outstanding shares of the Company. The Custodian and the Company agreed to indemnify the Buyers from any liabilities of the Company occurring prior to June 18, 2020, and the promissory note issued by the Custodian to the Company was canceled. Immediately following the closing, David Lazar resigned as the sole officer and director of the Company and Jiaying Cai was appointed as president, secretary and treasurer of the Company and as the sole director.

Name Change/Reverse Stock Split

Effective September 30, 2020, we changed our name from Gulf West Investment Properties, Inc. to Wetouch Technology Inc. by filing an Amended and Restated Articles of Incorporation with the Nevada Secretary of State to give effect to a name change. The Amended and Restated Articles also effectuated a reverse split of our authorized, issued and outstanding shares of common stock on a 70 for 1 new basis whereby each 70 shares of outstanding common stock was exchanged for one (1) share of new common stock (the “Reverse Split” and, for avoidance of doubt, all share amounts set forth herein shall be post Reverse Split unless otherwise specified) and, consequently, our authorized common stock increased to 300,000,000 shares of common stock and 10,000,000 shares of preferred stock, and our then issued and outstanding common shares decreased from 237,742,066 to 3,396,394 shares, all with a par value of $0.001. All share and per share numbers relating to our common stock prior to the effectiveness of the Reverse Split have been adjusted to give effect to the Reverse Split.

As a result of the name change, we changed our trading symbol from “GLFW” to “WETH,” effective November 3, 2020.

Acquisition of BVI Wetouch

On October 9, 2020, we entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with BVI Wetouch and all of the shareholders of BVI Wetouch (each a “BVI Shareholder” and collectively the “BVI Shareholders”), to acquire all the issued and outstanding capital stock of BVI Wetouch in exchange for the issuance to the BVI Shareholders an aggregate of 28,000,000 shares of our common stock. In the Reverse Merger, each ordinary share of BVI Wetouch was exchanged for 560 shares of common stock of Wetouch. Immediately after the closing of the Reverse Merger on October 9, 2020, we had a total of 31,396,394 issued and outstanding shares of common stock. As a result of the Reverse Merger, BVI Wetouch is now our wholly-owned subsidiary.

On October 12, 2020, Guangde Cai was appointed as an additional director and Chairman of the Company. On October 12, 2020, Mr. Zongyi Lian was appointed as president and chief executive officer of the Company, and Mr. Yuhua Huang was appointed as chief financial officer of the Company. On the same day, Jiaying Cai resigned from the capacity of president and treasurer of the Company, but remains the secretary and director of the Company.

BVI Wetouch was established under the laws of British Virgin Islands on August 14, 2020 to acquire all the shares of Hong Kong Wetouch Electronics Technology Limited (“Hong Kong Wetouch”). On September 11, 2020, BVI Wetouch acquired all the outstanding shares of Hong Kong Wetouch from the shareholders of Hong Kong Wetouch in consideration of HK$10,000 pursuant to instruments of transfer in accordance with Hong Kong law. As a result of the acquisition, Hong Kong Wetouch became a wholly-owned subsidiary of BVI Wetouch. The shareholders of Hong Kong Wetouch became the shareholders of BVI Wetouch in said transaction, and therefore the shareholders who controlled Hong Kong Wetouch became the controlling shareholders of BVI Wetouch.

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Hong Kong Wetouch was incorporated on May 5, 2016 under the laws of Hong Kong. On July 19, 2016, Hong Kong Wetouch acquired all the shares of Sichuan Wetouch, a Mainland China company established in Meishan, Sichuan on May 6, 2011. As a result of the acquisition, Sichuan Wetouch became a wholly owned subsidiary of Hong Kong Wetouch.

As BVI Wetouch owns all the outstanding shares of Hong Kong Wetouch, which, in turn, owns all the outstanding shares of Sichuan Wetouch, the Company owns indirectly all the business of Sichuan Wetouch. As a result of the Reverse Merger in which the Company acquired all the outstanding shares of BVI Wetouch, Hong Kong Wetouch and Sichuan Wetouch became our indirect wholly-owned subsidiaries.

Hong Kong Wetouch Technology Limited, a limited company organized under the laws of Hong Kong (“HK Wetouch”), an affiliate of Guangde Cai, our former Chairman and Director, was incorporated on December 3, 2020 under the laws of Hong Kong. HK Wetouch was established to own all the outstanding shares of Sichuan Vtouch Technology Co., Ltd., which was incorporated on December 30, 2020 (“Sichuan Vtouch”) in Chengdu, Sichuan, under PRC laws.

On March 12, 2021, Wetouch Holding Group Limited (“BVI Wetouch”), the Company’s wholly owned subsidiary, acquired all the outstanding shares of HK Wetouch from the sole shareholder of HK Wetouch, Guangde Cai, in consideration of the payment of HK$10,000 pursuant to instruments of transfer in accordance with Hong Kong law. As a result of the acquisition, HK Wetouch became a wholly-owned subsidiary of BVI Wetouch. BVI Wetouch owns (i) all the outstanding shares of Hong Kong Wetouch, which, in turn, owns all the outstanding shares of Sichuan Wetouch and (ii) all of the outstanding shares of HK Wetouch, which owns all the shares of Sichuan Vtouch.

Recent Developments

Pursuant to local PRC government guidelines on local environmental issues and the national overall plan, Sichuan Wetouch is under the government-directed relocation order to relocate and received compensation accordingly. As a result, on March 16, 2021, Sichuan Wetouch entered into an Agreement of Compensation on Demolition (“Compensation Agreement”) with Meishan Huantian Industrial Co., Ltd, formerly named Sichuan Renshou Shigao Tianfu Investment Co., Ltd, a limited company owned by the local government (“Sichuan Renshou”), for the withdrawal of our right to use of state-owned land and the demolition of all buildings, facilities and equipment on such land where we maintain our executive offices, research and development facilities and factories at No.29, Third Main Avenue, Shigao Town, Renshou County, Meishan City, Sichuan, China (the “Property”). The Property, all buildings, facilities, equipment and all other appurtenances on the Property are collectively referred to as “Properties”. The Compensation Agreement was executed and delivered as a result of guidelines (the “Guidelines”) published by the local government of with respect to local environmental issues and a national overall plan on Tianfu New District, Meishan City, Sichuan, China. In accordance with the Guidelines, a project named “Chaisang River Ecological Wetland Park” is under construction in the areas where the manufacturing facilities and properties of the Company are located. As a result, Sichuan Wetouch must relocate. In consideration for such relocation, the owner of the buildings on the state-owned land will be compensated.

In order to minimize the interruption of our business, Sichuan Vtouch entered into a Leaseback Agreement with Sichuan Renshou on March 16, 2021. The Leaseback Agreement entitles us to lease back the Properties commencing from April 1, 2021 until December 31, 2021, at a monthly rent of RMB300,000 (approximately $46,154), which period was extended to October 31, 2022. On October 16, 2022, Sichuan Vtouch entered an extension to the Leaseback Agreement with Sichuan Renshou to extend the period it granted Sichuan Vtouch to lease back the Properties until October 31, 2023, at a monthly rent of RMB400,000 (approximately $59,941).

On March 18, 2021, Sichuan Wetouch received a total amount of RMB115.2 million (approximately $17.7 million) as the total amount of compensation from Sichuan Renshou, including RMB100.2 million ($15.4 million) based upon the appraised value of the Properties plus an extra 15% relocation bonus of RMB15.0 million ($2.3 million).

We are actively searching for an appropriate parcel in Chengdu Medicine City (Technology Park), Wenjiang District, Chengdu for the construction of our new production facilities and office buildings. As of the date of this prospectus, we estimate that our capital needs for this acquisition and construction will be approximately RMB170.0 million (approximately $26.2 million), but there is no assurance that the estimated amount is sufficient to achieve our goals. We may need additional financing for our business development. In addition, we expect that this acquisition and construction will be completed prior to October 31, 2023, but there is no assurance and we may need extended time to achieve our business plan. Thus, pursuant to local PRC government guidelines on local environment issues and the national overall plan, Sichuan Wetouch is under the government directed relocation order to relocate no later than October 31, 2023 and was compensated RMB115.2 million ($17.8 million) by the local government for the withdrawal of the right to use of state-owned land and the demolition of all buildings, facilities, equipment and all other appurtenances on the land.

On March 2, 2021, HK Wetouch acquired all shares of Hong Kong Wetouch. Hong Kong Wetouch submitted its application for dissolution and was dissolved on March 18, 2022. In addition, as of March 31, 2021, Sichuan Wetouch’s business and operations have been assumed by Sichuan Vtouch.

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The following diagram illustrates our current corporate structure:

Wetouch Technology Inc. ("Wetouch"),
a Nevada company
100%
Wetouch Holding Group Limited (" BVI Wetouch"),
a British Virgin Islands company
100%
Hong Kong Wetouch Technology Limited
(香港偉易達科技有限公司)
("HK Wetouch"),
a Hong Kong company
100%
Sichuan Vtouch Technology Co., Ltd
(四川伟大奇科技有限公司)
("Sichuan Vtouch"),
a People's Republic of China company

SEC Filing Obligations

We became subject to the filing requirements of the Securities Exchange Act of 1934, as amended, as a result of our Form 10 being declared effective by the Securities and Exchange Commission (the “Commission”) on December 11, 2020.

We filed a Form S-1 registration statement with respect to the resale by 44 selling stockholders identified in the prospectus for an aggregate of 15,889,371 shares of common stock of the Company. The registration statement was declared effective by the Commission on January 7, 2021 (Registration No. 333-251845).

Listing on OTCQB Market

On February 15, 2021, we applied to the OTC Markets to have our shares quoted on the OTCQB, which was approved on March 26, 2021. Effective March 29, 2021, our shares started trading on OTCQB under the symbol “WETH.”

Listing on the Nasdaq Capital Market

Our common stock is currently quoted on the OTCQB under the symbol “WETH.” In connection with this Underwritten Offering, we applied to list our common stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “WETH.” If our listing application is approved, we expect to list our common stock on Nasdaq upon consummation of the Underwritten Offering, at which point our common stock will cease to be traded on the OTCQB. No assurance can be given that our listing application will be approved. Nasdaq listing requirements include, among other things, a stock price threshold. As a result, prior to effectiveness, we will need to take the necessary steps to meet Nasdaq listing requirements, which may include, but not limited to, effectuating a reverse split of our common stock. This Underwritten Offering is contingent upon the listing of our common stock on the Nasdaq Capital Market.

We expect to effect a 1-for-[  ] reverse stock split of our outstanding common stock, with the number of authorized shares of common stock reduced ratably, effective immediately following the effectiveness of the registration statement of which this prospectus forms a part, prior to the completion of this offering (the “Reverse Stock Split”). On February 17, 2023, our Board of Directors (the “Board”) authorized a reverse stock split of each of the outstanding shares of our common stock, $0.001 par value per share, at a ratio to be determined by the Board of within a range of a minimum of a one-for-five (1-for-5) to a maximum of one-for-eighty (1-for-80) (the “Reverse Stock Split Ratio”), with the exact ratio to be set at a number within this range as determined by the Board in its sole discretion, with no change in par value. We intend for the Board to effect such reverse stock split in connection with the Underwritten Offering and our intended listing of our common stock on the Nasdaq Capital Market. However, we cannot guarantee that such reverse stock split will occur based on the ratio stated above, that such reverse stock split will be necessary or will occur in connection with the listing of our common stock on the Nasdaq Capital Market, or that the Nasdaq Stock Market will approve our initial listing application for our common stock upon such reverse stock split.

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Effects of COVID-19

The COVID-19 pandemic and resulting global disruptions have affected our businesses, as well as those of our customers and suppliers. To serve our customers while also providing for the safety of our employees and service providers, we have modified numerous aspects of our logistics, transportation, supply chain, purchasing, and after-sale processes. Beginning in Q1 2020, we made numerous process updates across our operations worldwide, and adapted our fulfillment network, to implement employee and customer safety measures, such as enhanced cleaning and physical distancing, personal protective gear, disinfectant spraying, and temperature checks. We will continue to prioritize employee and customer safety and comply with evolving state and local standards as well as to implement standards or processes that we determine to be in the best interests of our employees, customers, and communities.

Due to the COVID-19 pandemic, our subsidiary Sichuan Wetouch was temporarily shut down from early February 2020 to early March 2020 in accordance with the requirement of the local governments. Our business was negatively impacted and generated lower revenue and net income in 2020.

Commencing in the spring of 2021, China began to experience an increase in COVID-19 cases, and to some extent, local governments and the national government began to take more restrictive measures to stem the spread of the virus, particularly from October 2021 to December 2021 and various periods in 2022. The Company experienced several shutdowns during the year ended December 31, 2022.

To serve our customers while also providing for the safety of our employees and service providers, we have modified numerous aspects of our logistics, transportation, supply chain, purchasing, and after-sale processes. The Company has taken proactive measures to promote products to new customers and entering more regions during the year ended December 31, 2022. The extent of the impact of COVID-19 on the Company’s results of operations and financial condition will depend on the virus’ future developments, including the duration and spread of the outbreak and the impact on the Company’s customers, which are still uncertain and cannot be reasonably estimated at this point of time.

Competitive Strengths

We are dedicated to the production of high quality products that are tailored to customers’ requirements and commercial needs. Our competitive strengths include:

●	Our economy of scale lowers our cost and appeals to big clients with large quantity purchase orders;

●	Our Mainland China subsidiary’s centralized manufacturing facility enables Sichuan Vtouch to produce all different products within the same location with batch consistency and quality assurance;

●	Our proprietary technology allows Sichuan Vtouch to produce touchscreens with high light-transmittance ratio and stability, low maintenance with minimal or no need of recalibration after production, long life span, anti-interference, anti-corrosion and multi-touch capability, supporting up to 20 points of contact with the screen and 20 gestures, and in different structures and sizes for a wide range of different applications.

Our Growth Strategies

We will continue to adhere to our business principles of providing high quality and safe products to our consumers and promoting social responsibility. We believe that our pursuit of these goals will lead to sustainable growth driven by our Mainland China subsidiary’s capacity expansion based on market demand, solidify our position in the industry, and create long-term value for our shareholders, employees and other stakeholders.

●	Improve existing technology. We intend to improve our existing technology and occupy more market share. Our products are categorized into the following three main structures: GG (Glass + Glass), GFF (Glass + Film + Film), and PG (Plastic Glass). GG is mainly used in the automobile and banking and finance industries. We plan to make technological improvements on GG structure and mainly focus on improving its production capability and delivering quality products for brand customers. GFF is mostly applied in industrial HMI and lottery and gaming industries. We plan to continue to concentrate on high-end industrial HMI products. PG is primarily employed in smart home, robotics and charging stations industries. We plan to upgrade the production line of PG to improve its production capability and create greater adaptability to changes in product size. We have developed the industry 4.0 intelligent system, which is still under testing as of the date of this prospectus. Upon successfully passing the testing phase and registering the patent, we plan to apply it to various manufacturing industries. As of the date of this prospectus, we have sufficient funds to effectuate our plans.

●	Solidify our industry position by gaining additional market share. Our goal is to strengthen our market position and accelerate our expansion by expanding our scale and gaining additional market share. We plan to increase investment in our business and expand our production capacity through horizontal or vertical acquisitions, strategic partnerships and joint ventures. We plan to invest additional capital in technology research and development and acquiring new equipment to increase production capacity. In addition, we plan to participate in more expos or exhibitions domestically and internationally. With more exposure and promotion, we believe our product and brand will be better recognized. Currently we have no agreements or letters of intent for any acquisitions, partnerships or ventures.

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●	Uphold our commitment to product quality. We intend to uphold our commitment to product quality to ensure consistently high standards throughout our operations. We intend to achieve greater traceability of our products and maintain the highest quality standards in all of our business units. To this end, we plan to continue to maintain our quality monitoring systems across the entire operation by strictly selecting suppliers and meeting clients’ technology requirements, closely monitoring quality, keeping records of everyday operations, and complying with national and local laws and regulations on product quality, employees, and environment sustainability. We believe such practice largely conforms with the industry’s best practices in Mainland China.

●	Expand our sales and distribution network. We hope to expand our sales and distribution network to penetrate new geographic markets, further gaining market share in existing markets and accessing a broader range of customers. We will continue to expand our sales network, leveraging our local resources to quickly enter new markets, while also minimizing requirements for capital outlay. We plan to focus on brand clients and concentrate on high-end industry such as industrial HMI, banking and finance, medical instruments, military, aviation, and POS and increase our presence in both new and existing markets.

●	Enhance our ability to attract, incentivize and retain talented professionals. We believe our success greatly depends on our ability to attract, incentivize and retain talented professionals. With a view to maintaining and improving our competitive advantage in the market, we plan to implement a series of initiatives to attract additional and retain mid- to high-level personnel, including formulating a market-oriented employee compensation structure and implementing a standardized multi-level performance review mechanism.

Competition

The markets for touchscreen products are highly competitive and subject to rapid technological change. We believe that the principal competitive factors in its markets are product characteristics such as touch performance, durability, optical clarity and price, as well as supplier characteristics such as quality, service, delivery time and reputation. We believe that we compete favorably with respect to these factors, although there can be no assurance that the Company will be able to continue to compete successfully in the future.

Despite that touchscreen products are highly competitive as a whole, we face fewer competitors, as we produce medium to large size touchscreens which are specially tailored to certain industries, such as industrial HMI, gaming, financing, lottery, automotive, medical, and POS, among others, and require more stable supply and longer guaranty and life span, compared with small size touchscreens, which are characterized by shorter life cycles and guaranty but more demand in quantity.

We believe the following companies may be our competitors:

●	Apex Material Technology Corp., founded in 1998, is committed to the development and innovation of resistive and projected capacitive (PCI or PCAP) total touch solutions. With its headquarter based in Keelung, Taiwan and a subsidiary located in Milwaukee, Wisconsin, it designs and manufactures advanced high-performance touch products for industrial and medical applications. Compared with us, although it has a longer history and geographical advantages, it mainly focuses on resistive touch panels and recently started production of capacitive touchscreens mostly applicable to the industrial HMI and medical industries, while our products are more widely used in a variety of industries.

●	Elo Touch Systems Inc., based and headquartered in the United States, has a history of over 40 years for the production of touchscreens. Its product portfolio includes a broad selection of interactive touchscreen displays from 10-70 inches, all-in-one touchscreen computers, OEM touchscreens and touchscreen controllers and touchscreen monitors. Compared with us, although it has a longer history and geographical advantages when it comes to the competition for U.S. customers and other international customers, it recently started the production of capacitive touchscreens mostly applicable to POS and inquiry machines, while our products are more widely used in a variety of industries.

●	AbonTouch System Inc, established in 2005, mainly focuses on manufacturing and sales of mid to large size (7”~86”) “Projective Capacitive Sensors,” (7”~21.5”) “Five-Wire Resistive Zero-Bezel Touch Panels” and (5”~21.5”) “Five-Wire Resistive Touch Panels.” Compared with us, although it has a longer history and geographical advantages, it mainly focuses on resistive touch panels and recently started production of capacitive touchscreens mostly applicable to POS, inquiry machines and industrial HMI, while our products are more widely used in a variety of industries.

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Risk Factors Summary

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are discussed more fully in the section of this registration statement titled “Risk Factors”. These risks include, among others, the following:

●	The current COVID-19 pandemic, as well as other epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our delivery and operations, which could materially and adversely affect our business, financial condition, and results of operations.

●	We are heavily dependent on our top customers. If we fail to acquire new customers or retain existing customers in a cost-effective manner, our business, financial condition and results of operations may be materially and adversely affected.

●	We have a significant amount of accounts receivable, which could become uncollectible.

●	Failure to maintain the quality and safety of our products could have a material and adverse effect on our reputation, financial condition and results of operations.

●	We face intense competition in the touchscreen industry in general. If we fail to compete effectively, we may lose market share and customers, and our business, financial condition and results of operations may be materially and adversely affected.

●	If we do not obtain substantial additional financing, our ability to execute on our business plan as outlined in this prospectus will be impaired.

●	Failure to secure a new piece of parcel for the construction of our new buildings and facilities, and failure to acquire and install new production lines on the new parcel, our business, financial condition and results of operations may be materially and adversely affected.

●	Any adjustment of related party transaction pricing could lead to additional taxes, and therefore substantially reduce our consolidated net income and the value of your investment.

●	If our preferential tax treatments and government subsidies are revoked or become unavailable or if the calculation of our tax liability is successfully challenged by the PRC tax authorities, we may be required to pay tax, interest and penalties in excess of our tax provisions.

●	A significant interruption in the operations of our third-party suppliers could potentially disrupt our operations.

●	We face the risk of fluctuations in the cost, availability and quality of our raw materials, which could adversely affect our results of operations.

●	We are dependent upon key executives and highly qualified managers and we cannot assure their retention.

●	We do not have long-term contracts with our suppliers and they can reduce order quantities or terminate their sales to us at any time.

●	If we fail to adopt new technologies to evolving customer needs or emerging industry standards, our business may be materially and adversely affected.

●	We may experience significant liability claims or complaints from customers, or adverse publicity involving our products and our services.

●	PRC regulations relating to the establishment of offshore special purpose companies by Mainland China residents may subject our Mainland China resident beneficial owners or our Mainland China subsidiary to liability or penalties, limit our ability to inject capital into our Mainland China subsidiary, limit our Mainland China subsidiary’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

●	We have no business liability or disruption insurance, which could expose us to significant costs and business disruption.

●	We may incur liabilities that are not covered by insurance.

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We are a Nevada holding company with operations conducted by our subsidiary based in Mainland China and we may face risks and uncertainties in doing business in China (See “Risk Factors — Risks Related to Doing Business in China”), including:

●	Adverse regulatory developments in Mainland China may subject us to additional regulatory review and expose us to government restrictions, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in Mainland China may impose additional compliance requirements for companies with significant Mainland China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements, and/or suspend or terminate our future securities offerings, making capital-raising more difficult.

●

Upon the effectiveness of the Trial Administrative Measures, we could be subject to the Trial Administrative Measures, as the Company has: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by Mainland China domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China; and, if required, we cannot assure you that we will be able to complete such process on time or at all.

●	Recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the PCAOB, proposed rule changes submitted by Nasdaq, and the newly enacted Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to the trading of our common stock on U.S. stock exchanges, including the possibility that our securities can be delisted if the PCAOB cannot inspect or fully investigate our auditor.

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations. The PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in Mainland China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

●

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws and sudden and unexpected changes in laws and regulations in Mainland China, could adversely affect us and limit the legal protections available to you and us.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Mainland China against us or our management based on foreign laws.

●	Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

●	Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

●	Certain political and economic considerations relating to the PRC could adversely affect our Company.

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our common stock.

●	The PRC government may issue further restrictive measures in the future.

●	Interpretation of PRC laws and regulations involve uncertainty.

Recent Regulatory Developments

We face various legal and operational risks and uncertainties related to being based in and having all of our operations in Mainland China. The PRC government has significant authority to exert influence on the ability of a company with Mainland China-based operations, such as us, to conduct its business, accept foreign investments or list on an U.S. or other foreign exchanges. For example, we face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, as well as oversight on cybersecurity and data privacy. Such risks or any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in issuers with Mainland China-based operations could result in a material change in our operations and/or the value of our common stock or could significantly limit or completely hinder our ability to offer or continue to offer our common stock and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. In addition, the PRC government has significant authority, oversight and discretion over the conduct of our business and may intervene with or influence the operations of our Mainland China subsidiary as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in companies with Mainland China-based operations like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless. For a detailed description of risks related to doing business in China, see “Risk Factors — Risks Related to Doing Business in China.”

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On July 6, 2021, the relevant PRC government authorities published the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions call for strengthened regulation over illegal securities activities and supervision on overseas listings by Mainland China-based companies and propose to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by Mainland China-based overseas-listed companies. On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”, together with the Draft Administrative Provisions, the “Draft Rules”). The Draft Rules lay out the filing regulations for both direct and indirect overseas listings and clarify the determination criteria for indirect overseas listings in overseas markets. Among other requirements, if a domestic enterprise intends to indirectly offer and list securities in an overseas market, the record-filing obligation shall be completed within three working days after the overseas listing application is submitted. On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which took effect on March 31, 2023. The Trial Administrative Measures further stipulate the rules and requirements for overseas offering and listing conducted by Mainland China domestic companies. Our PRC counsel has advised that because our common stock currently trades in the U.S., we are not required to submit filings to the CSRC before this offering is completed and this offering is not conditioned on CSRC approval. Rather, within three days of the closing of this offering, we must submit filings to the CSRC in accordance with the Trial Administrative Measures. However, given that the Trial Administrative Measures were recently promulgated, there remain substantial uncertainties as to their interpretation, application, and enforcement and there is no guarantee that the relevant PRC government agencies, including the CSRC, would reach the same conclusion that we and our PRC counsel have reached. In addition, if we were to fail to comply with the post-offering filing obligations imposed by the Trial Administrative Measures or make a misrepresentation, misleading statement or material omission in the materials we submit to the CSRC, the CSRC would have the right to order rectification, issue a warning and impose a fine on us of between RMB 1 million and RMB 10 million and issuing a warning to the parties responsible for such failure, misrepresentation or material omission and impose a fine on each of such individuals ranging from RMB 500,000 to RMB 5 million. See “Risk Factors — Risks Related to Doing Business in China.”

On February 24, 2023, the CSRC, together with the Ministry of Finance, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the “Provisions.” The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and came into effect on March 31, 2023 together with the Trial Administrative Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Administrative Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by our Company, or our subsidiary in Mainland China to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

In addition, on July 10, 2021, the Cyberspace Administration of China issued the Measures for Cybersecurity Review (Revision Draft for Comments), or the Measures, for public comments, which propose to authorize the relevant government authorities to conduct cybersecurity review on a range of activities that affect or may affect national security, including listings in foreign countries by companies that possess the personal data of more than one million users. On December 28, 2021, the Measures for Cybersecurity Review (2021 version) were promulgated and became effective on February 15, 2022 (the “Measures”), which iterates that any “online platform operators” controlling personal information of more than one million users that seeks to list on a foreign stock exchange shall also be subject to cybersecurity review. As we are neither an “operator of critical information infrastructure” nor a “data processor” carrying out data processing activities that affect or may affect national security, we believe that the Measures are not applicable to us even after they take effect in current form. The PRC government is increasingly focused on data security, recently launching cybersecurity review against a number of mobile apps operated by several US-listed Chinese companies and prohibiting these apps from registering new users during the review period. There are great uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations regarding data and privacy security. We may be required to change our data and other business practices and be subject to regulatory investigations, penalties, and increased cost of operations as a result of these laws and policies. See “Risk Factors — Risks Related to Doing Business in China.”

For its operations, Sichuan Vtouch holds the required business license issued by the Wenjiang District Market Supervision Administration of Chengdu and has been registered with the Sichuan Provincial Development and Reform Commission for foreign investment projects in Sichuan Province. Sichuan Vtouch has also registered with the Jincheng Customs of the People’s Republic of Mainland China customs subordinate to Chengdu Customs for the record and registration of imported and exported goods.

Our business in Mainland China is subject to various pollution control regulations in Mainland China with respect to noise, water and air pollution and the disposal of waste. Specifically, the major environmental regulations applicable to us include the PRC Environmental Protection Law, the PRC Law on the Prevention and Control of Water Pollution, the PRC Law on the Prevention and Control of Air Pollution, the PRC Law on the Prevention and Control of Solid Waste Pollution, and the PRC Law on the Prevention and Control of Noise Pollution. Our Mainland China subsidiary originally received the Pollutant Discharge Permit from Renshou County environmental protection agency, which expired on May 15, 2019. Pursuant to a Statement on Change of Pollutant Discharge Permit to Stationary Pollution Source Registration Form dated September 1, 2020, the environmental protection system in Renshou County, Sichuan, was changed from permission to registration due to local administrative division changes. Therefore, upon submission of all required documentation, our Mainland China subsidiary is registered under the new system by issuance of the Stationary Pollution Source Registration Form.

We believe that we and our subsidiaries have received all requisite permissions from Chinese authorities to operate our business, with material permissions and approvals comprising the business license issued by the Wenjiang District Market Supervision Administration of Chengdu to our Mainland China operating subsidiary Sichuan Vtouch, the registration of Sichuan Vtouch under the Stationary Pollution Source Registration Form, and the regulations stated in the “Regulations” section on page 68 of this prospectus, and no such permissions have been denied. As of the date of this prospectus, we are not aware of any PRC laws or regulations in effect requiring that we or our subsidiary in Mainland China obtain permission from any PRC authorities to offer securities being registered to foreign investors, other than the filing requirements under the Trial Administrative Measures, and we have not received any inquiry, notice, warning, or sanction from the CSRC or any other PRC authorities that have jurisdiction over our operations. If we or our subsidiaries do not receive or maintain such permissions or approvals, inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may incur significant costs and delays in attempting to obtain such approvals or, if we are unable to obtain such approvals, we may not be able to continue listing on U.S. exchanges nor continue to offer securities to investors, which could materially affect the interest of the investors and cause the value of our securities to significantly decline or become worthless. See “Regulations” on page 60 and “Risk Factors — Risks Related to Doing Business in China — Adverse regulatory developments in Mainland China may subject us to additional regulatory review and expose us to government restrictions, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in Mainland China may impose additional compliance requirements for companies with significant Mainland China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements, and/or suspend or terminate our future securities offerings, making capital-raising more difficult” on page 12.

In addition, our common stock may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act, or the HFCA Act, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for three consecutive years. Our auditor is headquartered in Lakewood, Colorado, United States, and has been inspected by the PCAOB on a regular basis, and it is not subject to the determinations announced by the PCAOB on December 16, 2021. If the PCAOB determines in the future that it cannot inspect or fully investigate our auditor at such future time, trading in our common stock would be prohibited under the HFCA Act. On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol (“SOP”) with the China Securities Regulatory Commission, or CSRC, and the Ministry of Finance of the People’s Republic of China governing inspections and investigations of audit firms based in Mainland China and Hong Kong, jointly agreeing on the need for a framework. On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate the previous Determination Report to the contrary. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our securities may be prohibited from trading or delisted. The PCAOB is continuing to demand complete access in Mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in Mainland China and Hong Kong, then the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act and/or the AHFCAA. These recent developments could also add uncertainties to this Underwritten Offering and we cannot assure you that the NASDAQ Capital Market or regulatory authorities would not apply additional or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors—Risks Related to Doing Business in China—Recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the PCAOB, proposed rule changes submitted by Nasdaq, and the newly enacted Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to the trading of our common stock on U.S. stock exchanges, including the possibility that our securities can be delisted if the PCAOB cannot inspect or fully investigate our auditor.”

Transfer of Cash and Other Assets

We, as an offshore holding company, are permitted under PRC laws and regulations to provide funding to our Mainland China subsidiary only through loans or capital contributions. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our Mainland China subsidiary or make additional capital contributions to our Mainland China subsidiary to fund their capital expenditures or working capital. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. In addition, although we currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business, and we do not expect to pay any cash dividends in the foreseeable future, we may rely on dividends and other distributions on equity paid by our Chinese subsidiaries for our cash and financing requirements. Our Mainland China subsidiary may be permitted to pay dividends only out of its accumulated profits. However, such Mainland China subsidiary is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. This portion of such Mainland China subsidiary’s respective net assets are prohibited from being distributed to its shareholders as dividends.

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Renminbi is not freely convertible into other currencies. As result, any restriction on currency exchange may limit the ability of our Chinese subsidiaries to use their potential future renminbi revenues to pay dividends to us. The Chinese government imposes controls on the convertibility of renminbi into foreign currencies and, in certain cases, the remittance of currency out of Mainland China. Shortages in availability of foreign currency may then restrict the ability of our Chinese subsidiaries to remit sufficient foreign currency to our offshore entities for our offshore entities to pay dividends or make other payments or otherwise to satisfy our foreign-currency-denominated obligations. The Chinese government may continue to strengthen its capital controls, and additional restrictions and substantial vetting processes may be instituted by SAFE for cross-border transactions. Any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in renminbi to pay dividends in foreign currencies to holders of our securities. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiaries.

Additionally, a 10% Mainland China withholding tax is applicable to dividends payable to investors that are non-resident enterprises. Any gain realized on the transfer of securities by such investors is also subject to Mainland China tax at a current rate of 10%, which, in the case of dividends, will be withheld at source if such gain is regarded as income derived from sources within Mainland China. Further, if any of our Chinese subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us.

To date, there have not been any cash flows, transfers of other assets, dividends or other distributions among us and any of our subsidiaries. As of the date of this prospectus, neither we nor any of our subsidiaries have ever paid dividends or made distributions to U.S. investors. In the future, cash proceeds raised from overseas financing activities, including this Underwritten Offering, may be transferred by us to our Chinese subsidiaries via capital contribution or loans, as the case may be. As of the date of this prospectus, Wetouch, BVI Wetouch, HK Wetouch and Sichuan Vtouch have not adopted or maintained any cash management policies and procedures that dictate how funds are transferred.

Corporate Information

We are incorporated under the laws of Nevada. Our principal executive offices are located at No. 29, Third Main Avenue, Shigao Town, Renshou County, Meishan, Sichuan, China. Our telephone number is (86) 028-37390666. Our websites are www.wetouchinc.com and www.wetouch.com.cn, the latter of which is only accessible in Mainland China. Information contained in, or that can be accessed through, our websites is not incorporated by reference into this registration statement, and you should not consider information on our websites to be part of this registration statement.

THE UNDERWRITTEN OFFERING AND SELLING SHAREHOLDERS OFFERING

Issuer	Wetouch Technology Inc.

Common stock outstanding prior to the Underwritten Offering and Selling Stockholders Offering	193,604,965 shares

Common stock offered by us in the Underwritten Offering	shares of our common stock. ( shares if the underwriters exercise their over-allotment option in full).

Offering price for shares sold in the Underwritten Offering	$ per share

Over-allotment option	The underwriters have an option for a period of 45 days to purchase up to additional shares of our common stock (15% of the number of shares sold in the Underwritten Offering) to cover over-allotments, if any, at the public offering price, less underwriting discounts and commissions.

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Common stock outstanding after completion of the Underwritten Offering (assuming none of the shares offered by the selling shareholders in the Selling Shareholders Offering have been issued)	shares. ( shares if the underwriters exercise their over-allotment option in full).

Common stock offered by the selling shareholders in the Selling Shareholders Offering	3,941,055 shares, consisting of 2,541,055 shares of our common stock issuable upon exercise of outstanding convertible promissory notes held by certain of the selling shareholders, and 1,400,000 shares of our common stock issuable upon exercise of outstanding warrants held by certain of the selling shareholders.

Common stock outstanding after the Selling Shareholders Offering (assuming all of the shares offered in the Underwritten Offering and Selling Shareholders Offering have been issued and sold)	shares ( shares if the underwriters exercise their over-allotment option in full).

Common Stock issuable upon the exercise of Underwriter’s Warrants	The registration statement of which this prospectus is a part also registers for sale common stock underlying warrants (the “Underwriter’s Warrants”) to purchase shares issuable to the Representatives, which is equal to 2.0% of the number of shares sold in the Underwritten Offering, as a portion of the underwriting compensation payable to the Representatives in connection with the Underwritten Offering. The Underwriter’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the four and one-half year period commencing 180 days following the date of commencement of sales of the Underwritten Offering at an exercise price of $ (125.0% of the public offering price per share).

Lock-up Agreements

We and our directors, officers and certain principal shareholders have agreed with the Underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days after the date of this prospectus. See “Underwriting – Lock-Up Agreements.”

Use of proceeds

We intend to use the net proceeds from the Underwritten Offering after deducting the estimated underwriting discounts and estimated offering expenses for sales and marketing activities, product development, and capital expenditures, and we may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, and for working capital and general corporate purposes. See “Use of Proceeds” on page 30 of this prospectus.

We will not receive any proceeds from the sale of any shares by the selling shareholders in the Selling Shareholders Offering.

OTCQB Symbol	WETH

Proposed Nasdaq Symbol	WETH

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 12.

Unless we indicate otherwise, the number of shares of our common stock that will be outstanding immediately after the Underwritten Offering and the Selling Shareholders Offering is based on 193,604,965 shares of common stock outstanding as of May 1, 2023. The number excludes the following:

(i)	shares of common stock issuable upon the conversion of outstanding convertible notes in the aggregate principal amount of $1,905,791;
(ii)	2,241,440 shares of common stock issuable upon the exercise of outstanding common stock purchase warrants; and
(iii)	shares of common stock underlying the warrants to be issued to the Representatives in connection with this Underwritten Offering.

Except as otherwise indicated herein, all information in this prospectus assumes no exercise by the underwriter of its over-allotment option to purchase additional shares.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks described below, as well as the other information in this prospectus, including our consolidated financial statements and the related notes. In addition, we may face additional risks and uncertainties not currently known to us, or which as of the date of this registration statement we might not consider significant, which may adversely affect our business. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case the trading price of our common stock could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

Risks Related to Our Business and Industry

The current COVID-19 pandemic, as well as other epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our delivery and operations, which could materially and adversely affect our business, financial condition, and results of operations.

The current COVID-19 pandemic adversely affected many aspects of our business, including production, supply chain, and sales and delivery in 2020. Our Mainland China subsidiary’s manufacturing facility underwent temporary yet prolonged closure in February 2020 as part of Mainland China’s nationwide efforts to contain the spread of the novel coronavirus. Commencing in the spring of 2021, China began to experience an increase in COVID-19 cases, and to some extent, local government and the national government began to take more restrictive measures to stem the spread of the virus, particularly from October 2021 to December 2021 and various periods in 2022. The Company experienced several shutdowns during the year ended December 31, 2022.

Even though our business is currently operational, our Mainland China subsidiary’s production capacity, delivery, warranty services including after-sale services and technical support, and operational efficiency are still adversely affected by the COVID-19 pandemic due to insufficient workforce in production, sales, and delivery as a result of temporary travel restrictions in Mainland China and the necessity to comply with disease control protocols in our business establishments and manufacturing facility. Our suppliers’ abilities to timely deliver raw materials, parts and components, or other services were also adversely affected for similar reasons. The global spread of COVID-19 may also affect our overseas sales. As a result of varying levels of travel and other restrictions for public health concerns in various regions of Mainland China, our Mainland China subsidiary also temporarily postponed the delivery of our products to our customers. While the duration of the impact of the pandemic on our business and related financial impacts cannot be reasonably estimated at this time, our results of operations for the first half of 2020 were adversely affected with potential continuing impact on subsequent periods. In addition, further outbreaks of the COVID-19 pandemic may adversely affect our Mainland China subsidiary’s manufacturing ability, our Mainland China subsidiary’s delivery and after-sale services in Mainland China. COVID-19 has had a global economic impact on the financial markets. The global spread of COVID-19 pandemic may result in global economic distress, and the extent to which it may affect our results of operations will depend on future developments, which are highly uncertain and cannot be predicted. We cannot assure you that the COVID-19 pandemic can be eliminated or contained in the near future, or at all, or a similar outbreak will not occur again. If the COVID-19 pandemic and the resulting disruption to our business were to extend over a prolonged period, it could materially and adversely affect our business, financial condition, and results of operations.

In addition, global pandemics, epidemics in Mainland China or elsewhere in the world, or fear of spread of contagious diseases, such as Ebola virus disease (EVD), Middle East respiratory syndrome (MERS), severe acute respiratory syndrome (SARS), H1N1 flu, H7N9 flu, and avian flu, as well as hurricanes, earthquakes, tsunamis, or other natural disasters could also disrupt our business operations, reduce or restrict our supply of products and services, incur significant costs to protect our employees and facilities, or result in regional or global economic distress, which may materially and adversely affect our business, financial condition, and results of operations. Actual or threatened war, terrorist activities, political unrest, civil strife, and other geopolitical uncertainty could have a similar adverse effect on our business, financial condition, and results of operations. Any one or more of these events may impede our production and delivery efforts and adversely affect our sales results, or even for a prolonged period of time, which could materially and adversely affect our business, financial condition, and results of operations.

We are also vulnerable to natural disasters and other calamities. We cannot assure you that we are adequately protected from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks, or similar events. Any of the foregoing events may give rise to interruptions, damage to our property, delays in production, breakdowns, system failures, technology platform failures, or internet failures, which could cause the loss or corruption of data or malfunctions of our manufacturing facility as well as adversely affect our business, financial condition, and results of operations.

We are heavily dependent on our top customers. If we fail to acquire new customers or retain existing customers in a cost-effective manner, our business, financial condition and results of operations may be materially and adversely affected.

We are heavily dependent on our top customers. We currently sell our products primarily through direct customers in Mainland China and to some extent, the overseas customers in European countries and East Asia such as South Korea and Taiwan. For the year ended December 31, 2022, three customers accounted for 32.2%, 22.8%, and 14.0% of the total accounts receivable balance, respectively. For the year ended December 31, 2021, six customers accounted for 25.7%, 18.6%, 12.5%, 11.5%, 11.3% and 10.2% of the total accounts receivable balance, respectively.

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Our ability to cost-effectively attract new customers and retain existing customers, especially our top customers, is crucial to driving net revenues growth and achieving profitability. We have invested significantly in branding, sales and marketing to acquire and retain customers since our inception. For example, we attend domestic and international expos and exhibitions in marketing our products and attracting new customers. We also expect to continue to invest significantly to acquire new customers and retain existing ones, especially our top customers. There can be no assurance that new customers will stay with us, or the net revenues from new customers we acquire will ultimately exceed the cost of acquiring those customers. In addition, if our existing customers, especially our existing top customers no longer find our products appealing, or if our competitors offer more attractive products, prices, discounts or better customer services, our existing customers may lose interest in us, decrease their orders or even stop ordering from us. If we are unable to retain our existing customers, especially our top customers or to acquire new customers in a cost-effective manner, our revenues may decrease and our results of operations will be adversely affected.

We have a significant amount of accounts receivable, which could become uncollectible.

As of December 31, 2022, we had approximately $9.1 million in accounts receivable. Our accounts receivable primarily includes balance due from customers when our products are sold and delivered to customers. Our customers are required to make full payment within three to five months from delivery date, although our industry typical payment term is 180 days from delivery. As a result of the COVID-19 outbreak in January 2020, collection activities from some of our customers affected by the pandemic resulted in longer payment terms. We impliedly granted extended payment terms until December 31, 2020 to some of our customers. As of December 31, 2020, we collected all overdue accounts receivable and resumed our typical payment term. Deteriorating conditions in, bankruptcies, or financial difficulties of a customer or within their industries generally may impair the financial condition of our customers and hinder their ability to pay us on a timely basis or at all, and accounts receivable are written off against allowances only after exhaustive collection efforts. The failure or delay in payment by one or more of our customers could reduce our cash flows and adversely affect our liquidity and results of operations.

Failure to maintain the quality and safety of our products could have a material and adverse effect on our reputation, financial condition and results of operations.

The quality and safety of our products are critical to our success. We pay close attention to quality control, monitoring each step in the process from procurement to production and from warehouse to delivery. Yet, maintaining consistent product quality depends significantly on the effectiveness of our quality control system, which in turn depends on a number of factors, including but not limited to the design of our quality control system, employee training to ensure that our employees adhere to and implement our quality control policies and procedures and the effectiveness of monitoring any potential violation of our quality control policies and procedures. There can be no assurance that our quality control system will always prove to be effective.

In addition, the quality of the products or services provided by our suppliers or service providers is subject to factors beyond our control, including the effectiveness and the efficiency of their quality control system, among others. There can be no assurance that our suppliers or service providers may always be able to adopt appropriate quality control systems and meet our stringent quality control requirements in respect of the products or services they provide. Any failure of our suppliers or service providers to provide satisfactory products or services could harm our reputation and adversely impact our operations. In addition, we may be unable to receive sufficient compensation from suppliers and service providers for the losses caused by them.

We face intense competition in the touchscreen industry in general. If we fail to compete effectively, we may lose market share and customers, and our business, financial condition and results of operations may be materially and adversely affected.

The touchscreen industry is intensely competitive in general. We face few competition as we produce medium to large size capacitive touchscreens which are specially tailored to certain industries, such as industrial HMI, gaming, financing, lottery, automotive, medical, and POS, etc., and requires more stable supply, longer guaranty and life span, compared with small size touchscreens which is characteristic with shorter life cycle and guaranty but more demand in quantity. However, we still have some competitors competing in Mainland China and globally with us. Our competitors may have more financial, technical, geographical advantage, marketing and other resources than we do and may be more experienced and able to devote greater resources to the development, promotion and support of their business. Some competitors are well-established in Mainland China and globally and any defensive measures they take in response to our expansion could hinder our growth and adversely affect our sales and results of operations.

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Furthermore, increased competition may reduce our market share and profitability and require us to increase our sales and marketing efforts and capital commitment in the future, which could negatively affect our results of operations or force us to incur further losses. Although we have accumulated some and continuously growing our customer base, there is no assurance that we will be able to continue to do so in the future against current or future competitors, and such competitive pressures may have a material adverse effect on our business, financial condition and results of operations.

If we do not obtain substantial additional financing, our ability to execute on our business plan as outlined in this prospectus will be impaired.

Due to the withdrawal of the land use right to the Property and cancellation of our ownership certificates pertaining to the buildings on the Property by the local government pursuant to the Guidelines and the Compensation Agreement, we are actively searching for an appropriate parcel in Chengdu Medicine City (Technology Park), Wenjiang District, Chengdu for the construction of our Mainland China subsidiary’s new production facilities and office buildings. As of the date of this prospectus, our management estimates that our capital needs for this acquisition and construction will be approximately RMB170.0 million ($26.2 million), but there is no assurance that the estimated amount is sufficient to achieve our goals. We may need additional financing for our business development.

In addition, our plans call for significant new investments in research and development, marketing, expanded productions capacity, and working capital for raw materials and other items. Should our capital needs be higher than our estimation, we will be required to seek additional investments, loans or debt financing to fully pursue our business plans. Such additional investment may not be available to us on terms which are favorable or acceptable. Should we be unable to meet our full capital needs, our ability to fully implement our business plan will be impaired.

Failure to secure a new piece of parcel for the construction of our new buildings and facilities, and failure to acquire and install new production lines on the new parcel, our business, financial condition and results of operations may be materially and adversely affected.

As of the date of this prospectus, our use right to the Property was withdrawn by the local government and all ownership certificates pertaining to the buildings on the Property were returned to the local government for cancellation.

In order to minimize the interruption of our business, Sichuan Vtouch entered into a Leaseback Agreement with Sichuan Renshou on March 16, 2021. The Leaseback Agreement entitles us to lease back the Properties commencing from April 1, 2021 until December 31, 2021, at a monthly rent of RMB300,000 (approximately $46,154), which period has been extended to October 31, 2022. On October 16, 2022, Sichuan Vtouch entered an extension to the Leaseback Agreement with Sichuan Renshou to extend the period it granted Sichuan Vtouch to lease back the Properties until October 31, 2023, at a monthly rent of RMB400,000 (approximately $59,941).

As of the date of this prospectus, we are actively searching for an appropriate parcel in Chengdu Medicine City (Technology Park), Wenjiang District, Chengdu for the construction of our new production facilities and office buildings. We estimate the acquisition of the new parcel and new production lines and construction of the new facilities and office buildings on the new parcel will be completed prior to October 31, 2023, but there is no assurance and we may need extended time to achieve our business plan. If we fail to secure such acquisition and construction prior to October 31, 2023 and the extended period, if any, our business, financial condition and results of operations may be materially and adversely affected.

Any adjustment of related party transaction pricing could lead to additional taxes, and therefore substantially reduce our consolidated net income and the value of your investment.

The tax regime in Mainland China is rapidly evolving and there is significant uncertainty for taxpayers in Mainland China as PRC tax laws may be interpreted in significantly different ways. The PRC tax authorities may assert that we or our subsidiaries owe and/or are required to pay additional taxes on previous or future revenue or income. In particular, under applicable PRC laws, rules and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. If the PRC tax authorities determine that any contractual arrangements were not entered into on an arm’s length basis and therefore constitute a favorable transfer pricing, the PRC tax liabilities of the relevant subsidiaries could be increased, which could increase our overall tax liabilities. In addition, the PRC tax authorities may impose late payment interest. Our net income may be materially reduced if our tax liabilities increase.

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If our preferential tax treatments and government subsidies are revoked or become unavailable or if the calculation of our tax liability is successfully challenged by the PRC tax authorities, we may be required to pay tax, interest and penalties in excess of our tax provisions.

The Chinese government has provided tax incentives to our former subsidiary in Mainland China, Sichuan Wetouch, including reduced enterprise income tax rates. For example, under the PRC Enterprise Income Tax Law and its implementation rules, the statutory enterprise income tax rate is 25%. However, the income tax of an enterprise that has been determined to be a qualified enterprise located in western region of Mainland China can be reduced to a preferential rate of 15%. The qualification of preferential tax rate is effective for a renewable three-year permitted. As we have dissolved Sichuan Wetouch, and its business and operations have been assumed by our Mainland China subsidiary Sichuan Vtouch, Sichuan Vtouch has reapplied for the preferential rate of 15% as a qualified enterprise. Such application is currently pending with the PRC tax authorities. If our Mainland China subsidiary’s application for the qualification of preferential tax rate benefit is not approved, our PRC subsidiary will be subject to the statutory enterprise income tax rate of 25%. Further, in the ordinary course of our business, we are subject to complex income tax and other tax regulations, and significant judgment is required in the determination of a provision for income taxes. Although we believe our tax provisions are reasonable, if the PRC tax authorities successfully challenge our position and we are required to pay tax, interest, and penalties in excess of our tax provisions, our financial condition and results of operations would be materially and adversely affected.

A significant interruption in the operations of our third-party suppliers could potentially disrupt our operations.

We have limited control over the operations of our third-party suppliers and other business partners and any significant interruption in their operations may have an adverse impact on our operations. For example, a significant interruption in the operations of our supplier’s manufacturing facilities could cause delay or termination of shipment of the raw materials to our Mainland China subsidiary, which may cause delay or termination of shipment of our products to our customers, thus resulting in penalties or fines due to our breach of contract. If we could not solve the impact of the interruptions of operations of our third-party suppliers, our business operations and financial results may be materially and adversely affected.

We face the risk of fluctuations in the cost, availability and quality of our raw materials, which could adversely affect our results of operations.

The cost, availability and quality of the raw materials, such as indium tin oxide glasses, panels, are important to our operations. If the cost of raw materials increases due to large market price fluctuation or due to any other reason, our business and results of operations could be adversely affected. Lack of availability of these raw materials, whether due to shortages in supply, delays or interruptions in processing, failure of timely delivery or otherwise, could interrupt our operations and adversely affect our financial results.

We are dependent upon key executives and highly qualified managers and we cannot assure their retention.

Our success depends, in part, upon the continued services of key members of our management. Our executives’ and managers’ knowledge of the market, our business and our Company represents a key strength of our business, which cannot be easily replicated. The success of our business strategy and our future growth also depend on our ability to attract, train, retain and motivate skilled managerial, sales, administration, development and operating personnel.

There can be no assurance that our existing personnel will be adequate or qualified to carry out our strategy, or that we will be able to hire or retain experienced, qualified employees to carry out our strategy. The loss of one or more of our key management or operating personnel, or the failure to attract and retain additional key personnel, could have a material adverse effect on our business, financial condition and results of operations.

We do not have long-term contracts with our suppliers and they can reduce order quantities or terminate their sales to us at any time.

Our Mainland China subsidiary does not have long term contracts with our suppliers. At any time, our suppliers can reduce the quantities of products they sell to our Mainland China subsidiary, or cease selling products to our Mainland China subsidiary altogether. Such reductions or terminations could have a material adverse impact on our revenues, profits and financial condition.

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If we fail to adopt new technologies to evolving customer needs or emerging industry standards, our business may be materially and adversely affected.

To remain competitive, we must continue to stay abreast of the constantly evolving industry trends and to enhance and improve our technology accordingly. Our success will depend, in part, on our ability to identify, develop, acquire or license leading technologies useful in our business. There can be no assurance that we will be able to use new technologies effectively or meet customer’s requirements. If we are unable to adapt in a cost-effective and timely manner in response to changing market conditions or customer preferences, whether for technical, legal, financial or other reasons, our business may be materially and adversely affected.

We may experience significant liability claims or complaints from customers, or adverse publicity involving our products and our services.

We face an inherent risk of liability claims or complaints from our customers. We take our customers’ complaints seriously and endeavor to reduce such complaints by implementing various remedial measures. Nevertheless, we cannot assure you that we can successfully prevent or address all customer complaints.

Any complaints or claims against us, even if meritless and unsuccessful, may divert management attention and other resources from our business and adversely affect our business and operations. Customers may lose confidence in us and our brand, which may adversely affect our business and results of operations. Furthermore, negative publicity including but not limited to negative online reviews on social media and crowd-sourced review platforms, industry findings or media reports related to safety and quality of our products, whether or not accurate, and whether or not concerning our products, can adversely affect our business, results of operations and reputation.

PRC regulations relating to the establishment of offshore special purpose companies by Mainland China residents may subject our Mainland China resident beneficial owners or our Mainland China subsidiary to liability or penalties, limit our ability to inject capital into our Mainland China subsidiary, limit our Mainland China subsidiary’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37, to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles, or SAFE Circular 75, which ceased to be effective upon the promulgation of SAFE Circular 37. SAFE Circular 37 requires Mainland China residents (including Mainland China individuals and Mainland China corporate entities) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are Mainland China residents and may be applicable to any offshore acquisitions that we make in the future.

Under SAFE Circular 37, Mainland China residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, will be required to register such investments with SAFE or its local branches. In addition, any Mainland China resident who is a direct or indirect shareholder of an SPV is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in Mainland China is required to urge the Mainland China resident shareholders to update their registration with the local branch of SAFE. If any Mainland China shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in Mainland China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiary in Mainland China. On February 13, 2015, the SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

Some of our shareholders that we are aware of are subject to SAFE regulations, and we expect all of these shareholders will have completed all necessary registrations with the local SAFE branch or qualified banks as required by SAFE Circular 37. We cannot assure you, however, that all of these shareholders may continue to make required filings or updates in a timely manner, or at all. We can provide no assurance that we are or will in the future continue to be informed of identities of all Mainland China residents holding direct or indirect interest in our company. Any failure or inability by such shareholders to comply with SAFE regulations may subject us to fines or legal sanctions, such as restrictions on our cross-border investment activities or our Mainland China subsidiaries’ ability to distribute dividends to, or obtain foreign exchange-denominated loans from, our company or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

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Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a Mainland China domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

As of the date of this prospectus, the Mainland China residents have either not completed, or have not applied for, foreign exchange registration under the SAFE Circular 37 and other related rules. Although they are either in the process of making foreign exchange registration or plan to make foreign exchange registrations, they may still face with the above said possible fines in accordance with the PRC Laws.

We have no business liability or disruption insurance, which could expose us to significant costs and business disruption.

The insurance industry in Mainland China is still at an early stage of development, and insurance companies in Mainland China currently offer limited business-related insurance products. We do not have any business liability or disruption insurance to cover our operations. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured risks may result in substantial costs and the diversion of resources, which could adversely affect our results of operations and financial condition.

We may incur liabilities that are not covered by insurance.

While we seek to maintain appropriate levels of insurance, not all claims are insurable and we may experience major incidents of a nature that are not covered by insurance. We do not have other insurances that cover, among other things, employee-related accidents and injuries, product or business liability and other property damage and liability deriving from our activities. Furthermore, insurance companies in Mainland China currently do not offer as extensive an array of insurance products as insurance companies in more developed economies. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. We maintain an amount of insurance protection that we believe is adequate, but there can be no assurance that such insurance will continue to be available on acceptable terms or that our insurance coverage will be sufficient or effective under all circumstances and against all liabilities to which we may be subject. If we were to incur substantial losses or liabilities due to fire, explosions, floods, other natural disasters or accidents or business interruption, our results of operations could be materially and adversely affected. We could, for example, be subject to substantial claims for damages upon the occurrence of several events within one calendar year. In addition, our insurance costs may increase over time in response to any negative development in our claims history or due to material price increases in the insurance market in general.

Risks Related to Doing Business in China

Adverse regulatory developments in Mainland China may subject us to additional regulatory review and expose us to government restrictions, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in Mainland China may impose additional compliance requirements for companies with significant Mainland China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements, and/or suspend or terminate our future securities offerings, making capital-raising more difficult.

As substantially all of our operations are based in Mainland China, we are subject to a wide range of relevant PRC laws. The recent regulatory developments in Mainland China, in particular with respect to restrictions on Mainland China-based companies raising capital offshore and the government-led cybersecurity reviews of certain companies, may lead to additional regulatory review in Mainland China over our financing and capital raising activities in the United States. In addition, we may become subject to industry-wide regulations that may be adopted by the relevant Mainland China authorities, which may have the effect of limiting our product and service offerings, restricting the scope of our operations in Mainland China, or causing the suspension or termination of our business operations in Mainland China entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

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On July 6, 2021, the relevant PRC government authorities published the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions call for strengthened regulation over illegal securities activities and supervision on overseas listings by Mainland China-based companies and propose to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by Mainland China-based overseas-listed companies. On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”, together with the Draft Administrative Provisions, the “Draft Rules”). The Draft Rules lay out the filing regulations for both direct and indirect overseas listings and clarify the determination criteria for indirect overseas listings in overseas markets. Among other requirements, if a domestic enterprise intends to indirectly offer and list securities in an overseas market, the record-filing obligation shall be completed within three working days after the overseas listing application is submitted. On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which took effect on March 31, 2023. The Trial Administrative Measures further stipulate the rules and requirements for overseas offering and listing conducted by Mainland China domestic companies. Our PRC counsel has advised that because our common stock currently trades in the U.S., we are not required to submit filings to the CSRC before this offering is completed and this offering is not conditioned on CSRC approval. Rather, within three days of the closing of this offering, we must submit filings to the CSRC in accordance with the Trial Administrative Measures. However, given that the Trial Administrative Measures were recently promulgated, there remain substantial uncertainties as to their interpretation, application, and enforcement and there is no guarantee that the relevant PRC government agencies, including the CSRC, would reach the same conclusion that we and our PRC counsel have reached. In addition, if we were to fail to comply with the post-offering filing obligations imposed by the Trial Administrative Measures or make a misrepresentation, misleading statement or material omission in the materials we submit to the CSRC, the CSRC would have the right to order rectification, issue a warning and impose a fine on us of between RMB 1 million and RMB 10 million and issuing a warning to the parties responsible for such failure, misrepresentation or material omission and impose a fine on each of such individuals ranging from RMB 500,000 to RMB 5 million.

On July 10, 2021, the Cyberspace Administration of China issued the Measures for Cybersecurity Review (Revision Draft for Comments), or the Measures, for public comments, which propose to authorize the relevant government authorities to conduct cybersecurity review on a range of activities that affect or may affect national security, including listings in foreign countries by companies that possess the personal data of more than one million users. On December 28, 2021, the Measures for Cybersecurity Review (2021 version) were promulgated and became effective on February 15, 2022 (the “Measures”), which iterates that any “online platform operators” controlling personal information of more than one million users that seeks to list on a foreign stock exchange shall also be subject to cybersecurity review. As we are neither an “operator of critical information infrastructure” nor a “data processor” carrying out data processing activities that affect or may affect national security, we believe that the Measures are not applicable to us even after they take effect in current form. The PRC government is increasingly focused on data security, recently launching cybersecurity review against a number of mobile apps operated by several US-listed Chinese companies and prohibiting these apps from registering new users during the review period. There are great uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations regarding data and privacy security. We may be required to change our data and other business practices and be subject to regulatory investigations, penalties, and increased cost of operations as a result of these laws and policies.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective, including whether the China-based operating company and the issuer, when applicable, received or were denied permission from Chinese authorities to list on U.S. exchanges and the risks that such approval could be denied or rescinded. On August 1, 2021, the China Securities Regulatory Commission stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. We are subject to a variety of PRC laws and may be subject to tightened regulatory review and exposed to government restrictions in Mainland China. In light of the recent regulatory and policy developments in Mainland China and government actions taken by the PRC government, including possible imposition of restrictions and/or approval requirements on Mainland China-based companies raising capital offshore, the offering of our securities may be subject to additional disclosure requirements and review that the SEC or other regulatory authorities in the United States may adopt for companies with Mainland China-based operations.

Upon the effectiveness of the Trial Administrative Measures, we could be subject to the Trial Administrative Measures, as the Company has: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by Mainland China domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China; and, if required, we cannot assure you that we will be able to complete such process on time or at all.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which took effect on March 31, 2023. Compared to the Draft Rules, the Trial Administrative Measures further clarified and emphasized several aspects, including: (i) comprehensive determination of the “indirect overseas offering and listing by Mainland China domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by Mainland China domestic companies, and b) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China; (ii) exemptions from immediate filing requirements for issuers that a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, and b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, c) whose such overseas securities offering or listing shall be completed before September 30, 2023. However, such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (iii) a negative list of types of issuers banned from listing overseas, such as issuers under investigation for bribery and corruption; (iv) regulation of issuers in specific industries; (v) issuers’ compliance with national security measures and the personal data protection laws; and (vi) certain other matters such as: an issuer must file with the CSRC within three business days after it submits an application for initial public offering to competent overseas regulators; and subsequent reports shall be filed with the CSRC on material events, including change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings. Our PRC counsel has advised that because our common stock currently trades in the U.S., we are not required to submit filings to the CSRC before this offering is completed and this offering is not conditioned on CSRC approval. Rather, within three days of the closing of this offering, we must submit filings to the CSRC in accordance with the Trial Administrative Measures. However, given that the Trial Administrative Measures were recently promulgated, there remain substantial uncertainties as to their interpretation, application, and enforcement and there is no guarantee that the relevant PRC government agencies, including the CSRC, would reach the same conclusion that we and our PRC counsel have reached. In addition, if we were to fail to comply with the post-offering filing obligations imposed by the Trial Administrative Measures or make a misrepresentation, misleading statement or material omission in the materials we submit to the CSRC, the CSRC would have the right to order rectification, issue a warning and impose a fine on us of between RMB 1 million and RMB 10 million and issuing a warning to the parties responsible for such failure, misrepresentation or material omission and impose a fine on each of such individuals ranging from RMB 500,000 to RMB 5 million.

Recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the PCAOB, proposed rule changes submitted by Nasdaq, and the newly enacted Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to the trading of our common stock on U.S. stock exchanges, including the possibility that our securities can be delisted if the PCAOB cannot inspect or fully investigate our auditor.

On April 21, 2020, the SEC Chairman and PCAOB Chairman, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (1) apply minimum offering size requirement for companies primarily operating in “Restrictive Market,” (2) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (3) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor.

On June 4, 2020, the U.S. President issued a memorandum ordering the President’s working group on financial markets to submit a report to the President within 60 days of the date of the memorandum that should include recommendations for actions that can be taken by the executive branch and by the SEC or PCAOB to enforce U.S. regulatory requirements on Chinese companies listed on U.S. stock exchanges and their audit firms. However, it remains unclear what further actions, if any, the U.S. executive branch, the SEC, and PCAOB will take to address the problem.

On August 6, 2020, the President’s working group released a report recommending that the SEC take steps to implement the five recommendations outlined in the report. In particular, to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate, the President’s working group recommended enhanced listing standards on U.S. stock exchanges. This would require, as a condition to initial and continued exchange listing, PCAOB access to work papers of the principal audit firm for the audit of the listed company. Companies unable to satisfy this standard as a result of governmental restrictions on access to audit work papers and practices in their jurisdiction may satisfy this standard by providing a co-audit from an audit firm with comparable resources and experience where the PCAOB determines it has sufficient access to audit work papers and practices to conduct an appropriate inspection of the co-audit firm. The report permits the new listing standards to provide for a transition period until January 1, 2022 for listed companies, but would apply immediately to new listings once the necessary rulemakings and/or standard-setting are effective.

On August 10, 2020, the SEC announced that the SEC Chairman had directed the SEC staff to prepare proposals in response to the report of the President’s working group, and that the SEC was soliciting public comments and information with respect to the development of these proposals.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act, or the Act. The Act was approved by the U.S. House of Representatives on December 2, 2020. On December 18, 2020, the Act was signed into public law by the President of the United States. In essence, the Act requires the SEC to prohibit foreign companies from listing securities on U.S. securities exchanges if a company retains a foreign accounting firm that cannot be inspected by the PCAOB for three consecutive years, beginning in 2021. On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022 the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our securities may be prohibited from trading or delisted.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in a foreign jurisdiction.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong because of positions taken by Mainland China and Hong Kong authorities in those jurisdictions. The PCAOB has made such designations as mandated under the HFCA Act. Pursuant to each annual determination by the PCAOB, the SEC will, on an annual basis, identify issuers that have used non-inspected audit firms and thus are at risk of such suspensions in the future.

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On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol (“SOP”) with the China Securities Regulatory Commission, or CSRC, and the Ministry of Finance of the People’s Republic of China governing inspections and investigations of audit firms based in Mainland China and Hong Kong, jointly agreeing on the need for a framework.

On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate the previous Determination Report to the contrary.

Our auditor, the independent registered public accounting firm that issues the audit report, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States, pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in Lakewood, Colorado and has been inspected by the PCAOB on a regular basis.

The PCAOB is continuing to demand complete access in Mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in Mainland China and Hong Kong, then the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act and/or the AHFCAA. These recent developments could also add uncertainties to this Underwritten Offering and we cannot assure you that the NASDAQ Capital Market or regulatory authorities would not apply additional or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

PRC regulation of loans to and direct investment in Mainland China entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this Underwritten Offering to make loans or additional capital contributions to our Chinese subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in Mainland China. We may make loans to our Mainland China subsidiaries to the approval, registration, and filing with governmental authorities and limitation of amount, or we may make additional capital contributions to our wholly foreign-owned subsidiaries in Mainland China. Any loans to our wholly foreign-owned subsidiaries in Mainland China, which are treated as foreign-invested enterprises under PRC law, are subject to foreign exchange loan registrations. In addition, a foreign invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of a foreign invested enterprise shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities or investments other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises).

In light of the various requirements imposed by PRC regulations on loans to and direct investment in Mainland China entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals or filings on a timely basis, if at all, with respect to future loans by us to our Hong Kong or Mainland China subsidiaries or with respect to future capital contributions by us to our Hong Kong or Mainland China subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from this Underwritten Offering and to capitalize or otherwise fund our Chinese operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Labor laws in the Mainland China may adversely affect our results of operations.

The PRC National People’s Congress promulgated the Labor Contract Law which became effective on January 1, 2008 and was amended on December 28, 2012, and the State Council promulgated implementing regulations for the labor contract law on September 18, 2008. The labor contract law and the implementing regulations impose requirements concerning, among others, the execution of written contracts between employers and employees, the time limits for probationary periods, and the length of employment contracts. The interpretation and implementation of these regulations are still evolving, our employment practices may violate the labor contract law and related regulations and we could be subject to penalties, fines or legal fees as a result. If we are subject to severe penalties or incur significant legal fees in connection with labor law disputes or investigations, our business, financial condition and results of operations may be adversely affected.

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Further, the law requires certain terminations be based upon seniority and not merit. In the event that we decide to significantly change or decrease our workforce, the Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost-effective manner, thus materially and adversely affecting our financial condition and results of operations.

Non-compliance with labor-related laws and regulations of the Mainland China may have an adverse impact on our financial condition and results of operation.

We have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law, or the Labor Contract Law, that became effective in January 2008 and its implementing regulations that became effective in September 2008 and was amended in July 2013, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation regulations may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations. We believe our current practice complies with the Labor Contract Law and its amendments. However, the relevant governmental authorities may take a different view and impose fines on us.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in Mainland China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

We are subject to the U.S. Foreign Corrupt Practices Act (“FCPA”) and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations, agreements with third parties, and make sales in Mainland China, which may experience corruption. Our activities in Mainland China may create the risk of unauthorized payments or offers of payments by one or more of the employees of our company, because such employees might act against our policies, outside of our control. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Our business may be materially and adversely affected if our Mainland China subsidiary declares bankruptcy or becomes subject to a dissolution or liquidation proceeding.

The Enterprise Bankruptcy Law of the PRC, or the Bankruptcy Law, came into effect on June 1, 2007. The Bankruptcy Law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably, insufficient to clear such debts.

Our Mainland China subsidiary holds certain assets that are important to our business operations. If our Mainland China subsidiary undergoes a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

According to the SAFE’s Notice of the State Administration of Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, effective on December 17, 2012, and the Provisions for Administration of Foreign Exchange Relating to Inbound Direct Investment by Foreign Investors, effective May 13, 2013, if our Mainland China subsidiary undergoes a voluntary or involuntary liquidation proceeding, prior approval from the SAFE for remittance of foreign exchange to our shareholders abroad is no longer required, but we still need to conduct a registration process with the SAFE local branch. It is not clear whether “registration” is a mere formality or involves the kind of substantive review process undertaken by SAFE and its relevant branches in the past.

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Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations. The PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in Mainland China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

Substantially all of our assets and operations are located in Mainland China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in Mainland China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in Mainland China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies.

The PRC government has significant authority to exert influence on the ability of a Mainland China-based company, such as us, to conduct its business, accept foreign investments or list on an U.S. or other foreign exchanges. For example, we face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, as well as oversight on cybersecurity and data privacy. Such risks or any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers could result in a material change in our operations and/or the value of our common stock or could significantly limit or completely hinder our ability to offer or continue to offer our common stock and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. The PRC government has significant authority, oversight and discretion over the conduct of our business and may intervene with or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in Mainland China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

The Chinese government also exercises significant control over Mainland China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in Mainland China, in the policies of the Chinese government or in the laws and regulations in Mainland China could have a material adverse effect on the overall economic growth of Mainland China. Such developments could adversely affect our business and operating results, lead to reduction in demand for our services and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect our business and operating results.

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws and sudden and unexpected changes in laws and regulations in Mainland China, could adversely affect us and limit the legal protections available to you and us.

Our operations in Mainland China are governed by PRC laws and regulations. Our wholly foreign-owned Mainland China operating subsidiary Sichuan Vtouch is subject to laws and regulations applicable to foreign investment in Mainland China. The Mainland China legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. In addition, any new or changes in PRC laws and regulations related to foreign investment in Mainland China could affect the business environment and our ability to operate our business in Mainland China.

Since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. Uncertainties due to evolving laws and regulations could also impede the ability of a Mainland China-based company, such as our company, to obtain or maintain permits or licenses required to conduct business in Mainland China. In the absence of required permits or licenses, governmental authorities could impose material sanctions or penalties on us. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other PRC government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in Mainland China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since Mainland China administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business and results of operations.

The PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such unpredictability towards our contractual, property and procedural rights could adversely affect our business and impede our ability to continue our operations.

Furthermore, if Mainland China adopts more stringent standards with respect to environmental protection or corporate social responsibilities, we may incur increased compliance costs or become subject to additional restrictions in our operations. Intellectual property rights and confidentiality protections in Mainland China may also not be as effective as in the United States or other countries. In addition, we cannot predict the effects of future developments in the PRC legal system on our business operations, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could limit the legal protections available to us and our investors, including you. Moreover, any litigation in China may be protracted and result in substantial costs and diversion of our resources and management attention.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management based on foreign laws.

We are a company incorporated under the laws of the United States and we conduct substantially all of our operations in Mainland China. In addition, our officers and directors reside within Mainland China and are PRC nationals. As a result, it may be difficult for you to effect service of process upon us or those persons inside Mainland China. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors as none of them currently resides in the United States or has substantial assets located in the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

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The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Mainland China courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between Mainland China and the country where the judgment is made or on principles of reciprocity between jurisdictions. Mainland China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the Mainland China courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a Mainland China court would enforce a judgment rendered by a court in the United States.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. On November 30, 2015, the Executive Board of IMF completed the regular five-year review of the basket of currencies that make up the Special Drawing Right, or the SDR, and decided that with effect from October 1, 2016, Renminbi is determined to be a freely usable currency and will be included in the SDR basket as a fifth currency, along with the U.S. dollar, the Euro, the Japanese yen and the British pound. In the fourth quarter of 2016, the Renminbi has depreciated significantly in the backdrop of a surging U.S. dollar and persistent capital outflows of Mainland China. This depreciation halted in 2017, and the RMB appreciated approximately 7% against the U.S. dollar during this one-year period. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system, and we cannot assure you that the Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

Significant revaluation of the Renminbi may have a material and adverse effect on our operations. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our shares of Common Stock or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Very limited hedging options are available in Mainland China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency.

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Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of Mainland China. We receive substantially all of our revenues in Renminbi. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our Mainland China subsidiary in Mainland China may be used to pay dividends to our company. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of Mainland China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our Mainland China subsidiary to pay off their respective debt in a currency other than Renminbi owed to entities outside Mainland China, or to make other capital expenditure payments outside Mainland China in a currency other than Renminbi.

In light of the flood of capital outflows of Mainland China, the PRC government may from time to time impose more restrictive foreign exchange policies and step up scrutiny of major outbound capital movement. More restrictions and substantial vetting process may be required by SAFE or other government authorities to regulate cross-border transactions falling under the capital account. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our Common Stock.

Certain political and economic considerations relating to the PRC could adversely affect our Company.

While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the Mainland China’s economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved. Any readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC’s economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of restrictions on currency conversion.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our common stock.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in Mainland China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or respective local governments may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our common stock.

Failure to comply with the Administrative Measures on Individual Foreign Exchange relating to the overseas direct investment or the engagement in the issuance or trading of securities overseas by our Mainland China resident stockholders may subject such stockholders to fines or other liabilities.

Other than Notice 37, our ability to conduct foreign exchange activities in the Mainland China may be subject to the interpretation and enforcement of the Implementation Regulations of the Administrative Measures for Individual Foreign Exchange promulgated by SAFE in January 2007 (as amended and supplemented, the “Administrative Measures on Individual Foreign Exchange”). Under the Administrative Measures on Individual Foreign Exchange, any Mainland China individual seeking to make a direct investment overseas or engage in the issuance or trading of negotiable securities or derivatives overseas must make the appropriate registrations in accordance with SAFE provisions. Mainland China individuals who fail to make such registrations may be subject to warnings, fines or other liabilities.

We may not be fully informed of the identities of all our beneficial owners who are Mainland China residents. For example, because the investment in or trading of our shares will happen in an overseas public or secondary market where shares are often held with brokers in brokerage accounts, it is unlikely that we will know the identity of all of our beneficial owners who are Mainland China residents. Furthermore, we have no control over any of our future beneficial owners and we cannot assure you that such Mainland China residents will be able to complete the necessary approval and registration procedures required by the Administrative Measures on Individual Foreign Exchange.

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It is uncertain how the Administrative Measures on Individual Foreign Exchange will be interpreted or enforced and whether such interpretation or enforcement will affect our ability to conduct foreign exchange transactions. Because of this uncertainty, we cannot be sure whether the failure by any of our Mainland China resident stockholders to make the required registration will subject our Mainland China subsidiaries to fines or legal sanctions on their operations, delay or restriction on repatriation of proceeds of securities offering into Mainland China, restriction on remittance of dividends or other punitive actions that would have a material adverse effect on our business, results of operations and financial condition.

If we are unable to obtain business insurance in Mainland China, we may not be protected from risks that are customarily covered by insurance in the United States.

Business insurance is not readily available in Mainland China. To the extent that we suffer a loss of a type that would normally be covered by insurance in the United States, such as product liability and general liability insurance, we would incur significant expenses in both defending any action and in paying any claims that result from a settlement or judgment. We have not obtained fire, casualty and theft insurance, and there is no insurance coverage for our raw materials, goods and merchandise, furniture or buildings in Mainland China. Any losses incurred by us will have to be borne by us without any assistance, and we may not have sufficient capital to cover material damage to, or the loss of, our production facility due to fire, severe weather, flood or other causes, and such damage or loss may have a material adverse effect on our financial condition, business and prospects.

If we are classified as a Mainland China resident enterprise for Mainland China enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-Mainland China shareholders and the common stockholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of Mainland China with its “de facto management body” within Mainland China is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation, or SAT, issued a circular, known as SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a Mainland China-controlled enterprise that is incorporated offshore is located in Mainland China. Although this circular applies only to offshore enterprises controlled by Mainland China enterprises or Mainland China enterprise groups, not those controlled by Mainland China individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a Mainland China enterprise or a Mainland China enterprise group will be regarded as a Mainland China tax resident by virtue of having its “de facto management body” in Mainland China, and will be subject to Mainland China enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in Mainland China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in Mainland China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in Mainland China; and (iv) at least 50% of voting board members or senior executives habitually reside in Mainland China.

We believe our Company, excluding our Mainland China subsidiary, is not a Mainland China resident enterprise for Mainland China tax purposes. However, the tax resident status of an enterprise is subject to determination by the Mainland China tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the Mainland China tax authorities determine that our company is a Mainland China resident enterprise for enterprise income tax purposes, we would be subject to Mainland China enterprise income on our worldwide income at the rate of 25%. Furthermore, we would be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders (including the common stockholders) may be subject to Mainland China tax on gains realized on the sale or other disposition of the common stock, if such income is treated as sourced from within Mainland China. Furthermore, if we are deemed a Mainland China resident enterprise, dividends paid to our non-Mainland China individual shareholders (including the common stock holders) and any gain realized on the transfer of the common stock or ordinary shares by such shareholders may be subject to Mainland China tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-Mainland China shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and Mainland China in the event that we are treated as a Mainland China resident enterprise. Any such tax may reduce the returns on your investment in our common stock.

The PRC government may issue further restrictive measures in the future.

We cannot assure you that the PRC government will not issue further restrictive measures in the future. The PRC government’s restrictive regulations and measures could increase our operating costs in adapting to these regulations and measures, limit our access to capital resources or even restrict our business operations, which could further adversely affect our business and prospects.

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Interpretation of PRC laws and regulations involve uncertainty.

Our business is conducted within Mainland China and is governed by PRC laws and regulations. The Mainland China legal system is based on written statutes, and prior court decisions can only be used as a reference. Since 1979, the PRC government has promulgated laws and regulations in relation to economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, with a view to developing a comprehensive system of commercial law, including laws relating to property ownership and development. However, due to the fact that these laws and regulations have not been fully developed, and because of the limited volume of published cases and the non-binding nature of prior court decisions, interpretation of PRC laws and regulations involves a degree of uncertainty. Some of these laws may be changed without immediate publication or may be amended with retroactive effect. Depending on the government agency or how an application or case is presented to such agency, we may receive less favorable interpretations of laws and regulations than our competitors, particularly if a competitor has long been established in the locality of, and has developed a relationship with such agency. In addition, any litigation in Mainland China may be protracted and result in substantial costs and a diversion of resources and management attention. All of these uncertainties may cause difficulties in the enforcement of our land use rights, entitlements under our permits and other statutory and contractual rights and interests.

Risks Related to Our Common Stock

An active trading market for our common stock may not develop, which may make it difficult for holders of our common stock to sell their stock.

Our common stock currently trades on the OTCQB under the symbol “WETH” and currently there is minimal trading in our common stock. Even assuming the uplisting of our common stock on Nasdaq, we can offer no assurances that trading in our stock will improve over time. Such thin trading may make it more difficult for you to liquidate your holdings in our common stock or negatively affect the price per share that you are able to realize from such sales, and we cannot assure you that a liquid public market for our common stock will develop. An active trading market for our shares may never develop or be sustained following this Underwritten Offering.

Further, many brokerage firms will not process transactions involving low price stocks, especially those that come within the definition of a “penny stock.” If we cease to be quoted, holders of our common stock may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our common stock, and the market value of our common stock would likely decline.

In addition, the initial price for our common stock in this Underwritten Offering will be determined through negotiations with the underwriters and may vary from the market price of our common stock following this Underwritten Offering. As a result of these and other factors, you may be unable to resell your shares of our common stock at or above the initial public offering price. Further, an inactive trading market for our shares may also impair our ability to raise capital by selling shares of our common stock or enter into strategic partnerships and transactions by issuing our shares of common stock as consideration. If an active trading market for our common stock does not develop, or is not sustained, you may not be able to sell your shares quickly or at the market price, or at all, and it may be difficult for you to sell your shares without depressing the market price for our common stock.

Since our By-laws provide that the courts in the State of Nevada are the sole and exclusive forum for substantially all disputes between us and our shareholders, this could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors or officers, or employees.

Our Amended and Restated By-laws provide that, unless we consent in writing to the selection of an alternative forum, the appropriate state and federal courts in the State of Nevada shall be the sole and exclusive forum for any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, any action asserting a claim arising pursuant to any provision of the Nevada Revised Statutes, or any action asserting a claim governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in our Company shall be deemed to have notice of and consented to these provisions.

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These exclusive-forum provisions may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees.

Moreover, if a court were to find the choice of forum provision contained in our Amended and Restated By-laws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management and other employees.

The trading price of our common stock is likely to be volatile, which could result in substantial losses to investors.

The trading price of our common stock is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in Mainland China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our common stock may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings and cash flow;
●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;
●	announcements of new offerings, solutions and expansions by us or our competitors;
●	detrimental adverse publicity about us, our brand, our services or our industry;
●	additions or departures of key personnel; and
●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our common stock will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Short sellers of our stock may be manipulative and may drive down the market price of our common stock.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed or intends to borrow from a third party with the intention of buying identical securities at a later date to return to the lender. A short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is therefore in the short seller’s interest for the price of the stock to decline, some short sellers publish, or arrange for the publication of, opinions or characterizations regarding the relevant issuer, its business prospects and similar matters calculated to or which may create negative market momentum, which may permit them to obtain profits for themselves as a result of selling the stock short. Issuers whose securities have historically had limited trading volumes and/or have been susceptible to relatively high volatility levels can be particularly vulnerable to such short seller attacks.

The publication of any such commentary regarding us by a short seller may bring about a temporary, or possibly long term, decline in the market price of our common stock. No assurances can be made that we will not become a target of such commentary and declines in the market price of our common stock will not occur in the future, in connection with such commentary by short sellers or otherwise

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In connection with the audits of our consolidated financial statements as of and for the years ended December 31, 2021 and 2022, we identified certain material weaknesses in our internal control over financial reporting. If we fail to develop and maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud.

The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its prospectus, which contains management’s assessment of the effectiveness of internal controls over financial reporting.

Our reporting obligations as a public company place a significant strain on our management and operational and financial resources and systems. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting may result in the loss of investor confidence in the reliability of our financial statements, which in turn may harm our business and negatively impact the trading price of our stock. Furthermore, we anticipate that we will continue to incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

In connection with the auditing of our consolidated financial statements as of and for the years ended December 31, 2021 and 2022, we identified the following material weaknesses in our internal control over financial reporting:

●	Inadequate segregation of duties consistent with control objectives;
●	Lack of formal policies and procedures;
●	Lack of a functioning audit committee and independent directors on the Company’s board of directors to oversee financial reporting responsibilities; and
●	Lack of risk assessment procedures on internal controls to detect financial reporting risks on a timely manner.

As defined in the rules and regulations adopted by the SEC, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

Management has been implementing and continues to implement measures designed to ensure that control deficiencies contributing to the material weakness are remediated, such that these controls are designed, implemented, and operating effectively. The remediation actions planned include:

●	Continue to search for and evaluate qualified independent outside directors;
●	Identify gaps in our skills base and the expertise of our staff required to meet the financial reporting requirements of a public company; and
●	Continue to develop policies and procedures on internal control over financial reporting and monitor the effectiveness of operations on existing controls and procedures.

We have also engaged with a third-party financial consulting firm during the year to assist with the preparation of SEC reporting. We are committed to maintaining a strong internal control environment, and believe that these remediation efforts will deliver improvements in our control environment. Our management will continue to monitor and evaluate the relevance of our risk-based approach and the effectiveness of our internal controls and procedures over financial reporting on an ongoing basis and is committed to taking further action and implementing additional enhancements or improvements, as necessary and as funds allow.

However, the implementation of these measures may not fully address these weaknesses in our internal control over financial reporting, and we cannot conclude that they have been fully remedied. Our failure to correct these weakness and deficiencies or our failure to discover and address any other weakness and deficiencies could result in our inability to accurately report our financial results, prevent or detect fraud or provide timely and reliable financial and other information pursuant to the reporting obligations we have as a public company, which could have a material adverse effect on our business, financial condition and results of operations. Further, it could cause our investors to lose confidence in the information we report, which could adversely affect the price of our shares.

We have considerable discretion as to the use of the net proceeds from this Underwritten Offering and we may use these proceeds in ways with which you may not agree.

We intend to use the proceeds from this Underwritten Offering primarily to enhance and expand our business operations and for general corporate purposes. However, we have considerable discretion in the application of the proceeds. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this Underwritten Offering. The net proceeds may be used for corporate or other purposes with which you do not agree or that do not improve our profitability or increase our share price. The net proceeds from this Underwritten Offering may also be placed in investments that do not produce income or that lose value.

We are subject to the penny stock rules, which will make shares of our common stock more difficult to sell.

We are currently subject to the SEC’s “penny stock” rules as our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that, prior to a transaction, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

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If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business, operations and reputations, which could result in a loss of your investment in our common stock.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in some cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S.-listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our business. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our company and business operations will be severely hampered and your investment in our shares could be rendered worthless.

The sale or availability for sale of substantial amounts of our common stock could adversely affect their market price.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect the market price of our common stock and could materially impair our ability to raise capital through equity offerings in the future. Shares held by our existing shareholders may be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities. As of the date of this prospectus, we have 193,604,965 shares of common stock issued and outstanding. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our common stock.

Because we do not expect to pay dividends in the foreseeable future, you must rely on a price appreciation of our common stock for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our common stock as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our common stock will likely depend entirely upon any future price appreciation of our common stock. There is no guarantee that our common stock will appreciate in value, or even maintain the price at which you purchased the common stock. You may not realize a return on your investment in our common stock and you may even lose your entire investment in our common stock.

If relations between the United States and China worsen, our stock price may decrease and we may have difficulty accessing the U.S. capital markets.

At various times during recent years, the United States and China have had disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade conflicts between the United States and China could adversely affect the market price of our common stock and our ability to access U.S. capital markets.

General Risk Factors

Our operating history may not be indicative of our future growth or financial results and we may not be able to sustain our historical growth rates.

Our operating history may not be indicative of our future growth or financial results. There is no assurance that we will be able to grow in future periods. Our growth rates may decline for any number of possible reasons and some of them are beyond our control, including decreasing customer demand, increasing competition, declining growth of the touchscreen industry in general, emergence of alternative business models, or changes in government policies or general economic conditions. We will continue to expand our sales network and product offerings to bring greater convenience to our customers and to increase our customer base and number of transactions. However, the execution of our expansion plan is subject to uncertainty and the total number of items sold and number of transacting customers may not grow at the rate we expect for the reasons stated above. If our growth rates decline, investors’ perceptions of our business and prospects may be adversely affected and the market price of our common stock could decline.

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Economic recessions could have a significant, adverse impact on our business.

Our revenues are generated from sales of our capacitive touchscreen products both domestically and internationally and we anticipate that revenues from such sales will continue to represent the substantial portion of our total revenues in the near future. Our sales and earnings can also be affected by changes in the general economy.

The touchscreen industry historically has experienced cyclical fluctuations in financial results due to economic recession, downturns in business cycles of our customers, interest rate fluctuations, and other economic factors beyond our control. Deterioration in the economic environment subjects our business to various risks, which may have a material and adverse impact on our operating results and cause us to not reach our long-term growth goals. For example, a downturn in the economy could directly affect the discretionary spending power of our customers and in turn, depress the number of orders for our products.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate intellectual property rights held by third parties. We have not but in the future may be, subject to legal proceedings and claims relating to the intellectual property rights of others. There could also be existing intellectual property of which we are not aware that our products may inadvertently infringe. We cannot assure you that holders of intellectual property purportedly relating to some aspect of our technology or business, if any such holders exist, would not seek to enforce such intellectual property against us in Mainland China, or any other jurisdictions. If we are found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. In addition, we may incur significant expenses, and may be forced to divert management’s time and other resources from our business and operations to defend against these infringement claims, regardless of their merits. Successful infringement or licensing claims made against us may result in significant monetary liabilities and may materially disrupt our business and operations by restricting or prohibiting our use of the intellectual property in question, and our business, financial position and results of operations could be materially and adversely affected.

Further, the application and interpretation of Mainland China’s patent laws and the procedures and standards for granting patents in Mainland China are still evolving and are uncertain, and we cannot assure you that PRC courts or regulatory authorities would agree with our analysis.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademark, patents, know-how, proprietary technologies, and similar intellectual property as critical to our success. We may become an attractive target to intellectual property attacks in the future with the increasing recognition of our brand. Any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. In addition, there can be no assurance that (i) all of our intellectual property rights will be adequately protected, or (ii) our intellectual property rights will not be challenged by third parties or found by a judicial authority to be invalid or unenforceable.

Changes in U.S. and international trade policies, particularly with regard to China, may adversely impact our business and operating results.

The U.S. government has recently made statements and taken certain actions that may lead to potential changes to U.S. and international trade policies, including recently-imposed tariffs affecting certain products manufactured in China. It is unknown whether and to what extent new tariffs (or other new laws or regulations) will be adopted, or the effect that any such actions would have on us or our industry and customers. Although cross-border business may not be an area of our focus, if we plan to sell our products internationally in the future, any unfavorable government policies on international trade, such as capital controls or tariffs, may affect the demand for our products and services, impact the competitive position of our products or prevent us from being able to sell products in certain countries. If any new tariffs, legislation and/or regulations are implemented, or if existing trade agreements are renegotiated or, in particular, if the U.S. government takes retaliatory trade actions due to the recent U.S.-China trade tension, such changes could have an adverse effect on our business, financial condition, results of operations.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this prospectus, including statements regarding our strategy, future financial position, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” ‘will” “would,” or the negative of these words or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.

The forward-looking statements in this prospectus include, among other things, statements relating to:

●	our ability to secure sufficient funding to support our existing and proposed operations;

●	our anticipated growth strategies and our ability to manage the expansion of our business operations effectively;

●	our expectations related to the use of proceeds from this Underwritten Offering;

●	the effects of increased competition in our markets and our ability to successfully compete with companies that are currently in, or may in the future enter, the markets in which we operate;

●	our ability to maintain, protect, and enhance our brand and intellectual property;

●	our estimated market opportunity;

●	the potential impact of the COVID-19 outbreak on our business plans; and

●	our ability to identify and complete acquisitions that complement and expand our business.

We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factor” section, that we believe could cause actual results or events to differ materially from the forward-statements that we make. Furthermore, we operate in a competitive and rapid changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus.

You should read this prospectus and the documents we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

MARKET AND INDUSTRY DATA

This prospectus contains estimates, projections and other information concerning our industry, our business and the markets for our products, including data regarding the estimated size of such markets. We obtained the industry, market and similar data set forth in this prospectus from our internal estimates and research and from industry research, publications, surveys and studies conducted by third parties. In some cases, we do not expressly refer to the sources from which this data is derived. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. While we believe our internal research is reliable, such research has not been verified by any third party. You are cautioned not to give undue weight to any such information, projections and estimates.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this Underwritten Offering of approximately $                  , or approximately $ if the underwriters exercise their option to purchase additional shares in full, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.

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We plan to use the net proceeds of this Underwritten Offering as follows:

	Amount	Percent
GROSS OFFERING	$		%
Commission and Expense Allowance(a)	$		%
Estimated Offering expenses	$		%
Net Proceeds	$		%
USE OF NET PROCEEDS
Construction of new factory, facilities and office buildings[1]	$		%
Purchase of two (2) production line[2]	$		%
Research and development[3]	$		%
Working capital and general corporate purposes[4]			%
TOTAL APPLICATION OF NET PROCEEDS	$	100.00%

(a)	Reflects 7.0% commission and $100,000 non-accountable expense allowance.

1	We intend to use approximately $ , or % of the net offering proceeds, for construction of new factory, facilities and office buildings covering square meters in Chengdu, Sichuan, China.

2	We intend to use approximately $ , or % of the net offering proceeds, to purchase two (2) production lines in the new factory for the production of our touchscreen products.

3	We intend to use approximately $ , or % of the net offering proceeds, for research and development.

4.	Among others, as described below, we intend to pay the Representatives $1,200,000 pursuant to that certain consent agreement dated as of March 18, 2023, by and among the Company and the Representatives.

The foregoing represents our current intentions to use and allocate the net proceeds of this Underwritten Offering based upon our present plans and business conditions. Our management, however, will have broad discretion in the way that we use the net proceeds of this Underwritten Offering. Pending the final application of the net proceeds of this Underwritten Offering, we intend to use the net proceeds of this Underwritten Offering primarily to enhance and expand our business operations and for general corporate purposes. See “Risk Factors—Risks Related to Our Common Stock—We have considerable discretion as to the use of the net proceeds from this Underwritten Offering and we may use these proceeds in ways with which you may not agree.”

In utilizing the proceeds of this Underwritten Offering, we, as an offshore holding company, are permitted under PRC laws and regulations to provide funding to our Mainland China subsidiary only through loans or capital contributions. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our Mainland China subsidiary or make additional capital contributions to our Mainland China subsidiary to fund their capital expenditures or working capital. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. For further information, see “Risk Factors—Risks Relating to Doing Business in China— PRC regulation of loans to and direct investment in Mainland China entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this Underwritten Offering to make loans or additional capital contributions to our Chinese subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

We will not receive any proceeds from the sales of shares of our common stock by the selling shareholders in the Selling Shareholders Offering.

DIVIDEND POLICY

We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. We intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. See also “Risk Factors— Risks Related to Our Common Stock—Because we do not expect to pay dividends in the foreseeable future, you must rely on a price appreciation of our common stock for return on your investment. do not expect to declare or pay dividends in the foreseeable future.”

MARKET PRICE

Market Information

Our shares of our common stock are quoted on the OTCQB under the symbol “WETH.” Such quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and do not necessarily represent actual transactions.

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The last reported sales price of our common stock which trades under the symbol “WETH” on the OTCQB on April 25, 2023, was $0.23.

Holders

As of May 1, 2023, there were 417 stockholders of record of our common stock.

Dividends

We have never declared or paid any cash dividends on our common stock. We intend to retain future earnings, if any, to finance the expansion of our business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2022:

●	on an actual basis;

●	on a pro forma basis after giving effect to the receipt of net cash proceeds of $40 million from our private placement of common stock, which closed on January 19, 2023 (“Private Placement”); and

●	on a pro forma as adjusted basis to give effect to the event above and the sale by us of shares of our common stock in this Underwritten Offering at a public offering price of $ per share, after deducting underwriting discounts and estimated offering expenses payable by us (assuming no exercise of the underwriter’s over-allotment option).

You should read this information together with our consolidated financial statements and related notes, as well as the information set forth under the headings “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.

	December 31, 2022 (audited)
	Actual		Pro Forma	Pro Forma As Adjusted
Cash and cash equivalents		$51,250,505	51,250,505	$
Indebtedness due within one year		$1,277,282	1,277,282	$
Private Placement	$		40,000,000	$

Stockholders’ equity:
Common stock, $0.001 par value, 300,000,000 shares authorized, 33,604,965 and 31,811,523 issued and outstanding as of December 31, 2022 and 2021, respectively		33,605	193,605
Additional paid-in capital		3,370,253	43,210,253
Statutory reserve		6,040,961	6,040,961
Retained earnings		62,366,892	62,366,892
Accumulated other comprehensive income (loss)		(2,977,524)	(2,977,524)
Total stockholders’ equity		68,834,187	108,834,187
Total capitalization		$73,105,752	110,111,469	$

The table above excludes:

(i)	2,241,440 shares of common stock issuable upon the exercise of outstanding common stock purchase warrants; and

(ii)	shares of common stock underlying the warrants to be issued to the Representatives in connection with this Underwritten Offering.

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DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this Underwritten Offering and the adjusted net tangible book value per share of our common stock after this Underwritten Offering.

The historical net tangible book value of our common stock as of December 31, 2022 was approximately $68,834,187, or $2.05 per share, based upon 33,604,965 shares of common stock outstanding on such date. Historical net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of shares of common stock outstanding.

Pro forma net tangible book value per share represents the amount of our total tangible assets as adjusted to take into account net cash proceeds of $40,000,000 from our Private Placement, which closed on January 19, 2023. After giving effect to this transaction, our pro forma net tangible book value per share as of December 31, 2022 would have been approximately $3.24 per share.

After giving effect to the Private Placement and the Underwritten Offering, our adjusted net tangible book value of our common stock will be $             per share. Adjusted net tangible book value per share represents adjusted net tangible book value divided by the total number of shares outstanding after giving effect to the sale of the shares in this Underwritten Offering at the assumed public offering price of $               per share, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. This represents an immediate increase in as adjusted net tangible book value of $             per share to existing stockholders and an immediate dilution of $            per share to investors purchasing shares of common stock in the Underwritten Offering at the assumed public offering price.

The following table illustrates this dilution on a per share basis to new investors:

Assumed public offering price per share	$
Pro forma net tangible book value per share as of December 31, 2022		$3.24
Increase in net tangible book value per share attributable to this Underwritten Offering	$
As adjusted net tangible book value per share after giving effect to this Underwritten Offering	$
Dilution in net tangible book value per share to purchasers in this Underwritten Offering	$

If the underwriters’ over-allotment option is exercised in full, our adjusted net tangible book value following the Underwritten Offering will be $               per share, and the dilution to investors purchasing shares of common stock in the Underwritten Offering will be $                per share.

The number of shares of common stock outstanding excludes shares of common stock issuable upon the exercise of stock options and warrants and also excluding the issuance and sale of any of the shares of common stock being offered by the Selling Shareholders in the Selling Shareholders Offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the related notes thereto. The management’s discussion and analysis contain forward-looking statements, such as statements of our plans, objectives, expectations, and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors,” that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

Overview

We were originally incorporated under the laws of the state of Nevada on August 31, 1992. On October 9, 2020, we entered into a share exchange agreement (the “Share Exchange Agreement”) with BVI Wetouch, and all the shareholders of BVI Wetouch (each a “Shareholder” and collectively the “Shareholders”), to acquire all the issued and outstanding capital stock of BVI Wetouch in exchange for the issuance to the Shareholders an aggregate of 28 million shares of our common stock (the “Reverse Merger”). The Reverse Merger closed on October 9, 2020. Immediately after the closing of the Reverse Merger, we had a total of 31,396,394 issued and outstanding shares of common stock. As a result of the Reverse Merger, BVI Wetouch is now our wholly-owned subsidiary.

Hong Kong Wetouch Technology Limited, a limited company organized under the laws of Hong Kong (“HK Wetouch”), an affiliate of Guangde Cai, our former Chairman and Director, was incorporated on December 3, 2020 under the laws of Hong Kong. HK Wetouch was established to own all the outstanding shares of Sichuan Vtouch Technology Co., Ltd., which was incorporated on December 30, 2020 (“Sichuan Vtouch”) in Chengdu, Sichuan, under the PRC laws.

On March 12, 2021, Wetouch Holding Group Limited (“BVI Wetouch”), the Company’s wholly owned subsidiary, acquired all the outstanding shares of HK Wetouch from the sole shareholder of HK Wetouch, Guangde Cai, in consideration of the payment of HK$10,000 pursuant to instruments of transfer in accordance with Hong Kong law. As a result of the acquisition, HK Wetouch became a wholly-owned subsidiary of BVI Wetouch. BVI Wetouch owns (i) all the outstanding shares of Hong Kong Wetouch, which, in turn, owns all the outstanding shares of Sichuan Wetouch and (ii) all of the outstanding shares of HK Wetouch, which owns all the shares of Sichaun Vtouch Technology Co., Ltd., a company incorporated under the PRC laws.

On March 16, 2021, Sichuan Wetouch entered into an Agreement of Compensation on Demolition (“Compensation Agreement”) with Meishan Huantian Industrial Co., Ltd, formerly named Sichuan Renshou Shigao Tianfu Investment Co., Ltd, a limited company owned by the local government (“Sichuan Renshou”), for the withdrawal of our right to use of state-owned land and the demolition of all buildings, facilities and equipment on such land where we maintain our executive offices, research and development facilities and factories at No.29, Third Main Avenue, Shigao Town, Renshou County, Meishan City, Sichuan, China (the “Property”). The Property, all buildings, facilities, equipment and all other appurtenances on the Property are collectively referred to as “Properties”. The Compensation Agreement was executed and delivered as a result of guidelines (the “Guidelines”) published by the local government of with respect to local environmental issues and a national overall plan on Tianfu New District, Meishan City, Sichuan, China. In accordance with the Guidelines, a project named “Chaisang River Ecological Wetland Park” is under construction in the areas where the manufacturing facilities and properties of the Company are located. As a result, Sichuan Wetouch must relocate. In consideration for such relocation, the owner of the buildings on the state-owned land will be compensated.

In order to minimize the interruption of our business, Sichuan Vtouch entered into a Leaseback Agreement with Sichuan Renshou on March 16, 2021. The Leaseback Agreement entitles us to lease back the Properties commencing from April 1, 2021 until December 31, 2021, at a monthly rent of RMB300,000 (approximately $46,154), which period was extended to October 31, 2022. On October 16, 2022, Sichuan Vtouch entered an extension to the Leaseback Agreement with Sichuan Renshou to extend the period it granted Sichuan Vtouch to lease back the Properties until October 31, 2023, at a monthly rent of RMB400,000 (approximately $59,941).

On March 18, 2021, Sichuan Wetouch received a total amount of RMB115.2 million (approximately $17.7 million) as the total amount of compensation from Sichuan Renshou, including RMB100.2 million ($15.4 million) based upon the appraised value of the Properties plus an extra 15% relocation bonus of RMB15.0 million ($2.3 million).

We are actively searching for an appropriate parcel in Chengdu Medicine City (Technology Park), Wenjiang District, Chengdu for the construction of our new production facilities and office buildings. As of the date of this prospectus, we estimate that our capital needs for this acquisition and construction will be approximately RMB170.0 million (approximately $26.2 million), but there is no assurance that the estimated amount is sufficient to achieve our goals. We may need additional financing for our business development. In addition, we expect that this acquisition and construction will be completed prior to October 31, 2023, but there is no assurance and we may need extended time to achieve our business plan. Pursuant to local PRC government guidelines on local environment issues and the national overall plan, Sichuan Wetouch was under the government directed relocation order to relocate no later than October 31, 2023 and was compensated for RMB115.2 million ($17.8 million) from the local government for the withdrawal of the right to use of state-owned land and the demolition of all buildings, facilities, equipment and all other appurtenances on the land.

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On March 2, 2021, HK Wetouch acquired all shares of Hong Kong Wetouch. Hong Kong Wetouch submitted its application for dissolution and was dissolved on March 18, 2022. In addition, as of March 31, 2021, Sichuan Wetouch’s business and operations have been assumed by Sichuan Vtouch.

Through our wholly-owned subsidiaries, we are engaged in the research, development, manufacturing, sales and servicing of medium to large sized projected capacitive touchscreens. We specialize in large-format touchscreens, which are developed and designed for a wide variety of markets and used in the financial terminals, automotive, POS, gaming, lottery, medical, HMI, and other specialized industries. Our product portfolio comprises medium to large sized projected capacitive touchscreens ranging from 7.0 inch to 42 inch screens. In terms of the structures of touch panels, we offer (i) Glass-Glass (“GG”), primarily used in GPS/car entertainment panels in mid-size and luxury cars, industrial HMI, financial and banking terminals, POS and lottery machines; (ii) Glass-Film-Film (“GFF”), mostly used in high-end GPS and entertainment panels, industrial HMI, financial and banking terminals, lottery and gaming industry; (iii) Plastic-Glass (“PG”), typically adopted by touchscreens in GPS/entertainment panels motor vehicle GPS, smart home, robots and charging stations; and (iv) Glass-Film (“GF”), mostly used in industrial HMI.

Effects of COVID-19

The COVID-19 pandemic and resulting global disruptions have affected our businesses, as well as those of our customers and suppliers. To serve our customers while also providing for the safety of our employees and service providers, we have modified numerous aspects of our logistics, transportation, supply chain, purchasing, and after-sale processes. Beginning in Q1 2020, we made numerous process updates across our operations worldwide, and adapted our fulfillment network, to implement employee and customer safety measures, such as enhanced cleaning and physical distancing, personal protective gear, disinfectant spraying, and temperature checks. We will continue to prioritize employee and customer safety and comply with evolving state and local standards as well as to implement standards or processes that we determine to be in the best interests of our employees, customers, and communities.

Due to the COVID-19 pandemic, our subsidiary Sichuan Wetouch was temporarily shut down from early February 2020 to early March 2020 in accordance with the requirement of the local governments. Our business was negatively impacted and generated lower revenue and net income in 2020.

Commencing in the spring of 2021, China began to experience an increase in COVID-19 cases, and to some extent, local governments and the national government began to take more restrictive measures to stem the spread of the virus, particularly from October 2021 to December 2021 and various periods in 2022. The Company experienced several shutdowns during the year ended December 31, 2022.

To serve our customers while also providing for the safety of our employees and service providers, we have modified numerous aspects of our logistics, transportation, supply chain, purchasing, and after-sale processes. The Company has taken proactive measures to promote products to new customers and entering more regions during the year ended December 31, 2022. The extent of the impact of COVID-19 on the Company’s results of operations and financial condition will depend on the virus’ future developments, including the duration and spread of the outbreak and the impact on the Company’s customers, which are still uncertain and cannot be reasonably estimated at this point of time.

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Highlights for the year ended December 31, 2022 include:

●	Revenues were $37.9 million, a decrease of 7.1% from $40.8 million for the year ended December 31, 2021
●	Gross profit was $14.0 million, an decrease of 23.9% from $18.4 million for the year ended December 31, 2021
●	Gross profit margin was 37.0%, as compared to 45.3% for the year ended December 31, 2021
●	Net income was $8.7 million, a decrease of 50.0% from $17.4 million for the year ended December 31, 2021
●	Total volume shipped was 1,916,976 units, a decrease of 0.3% from 1,922,353 units for the year ended December 31, 2021

Results of Operations

The following table sets forth, for the periods indicated, statements of income data:

(in US Dollar millions, except percentage)	For the Years Ended December 31,		Change
	2022	2021	%
Revenues	$37.9	$40.8	(7.1)%
Cost of revenues	(23.9)	(22.4)	6.7%
Gross profit	14.0	18.4	(23.9)%
Total operating expenses	(2.6)	(5.8)	(55.2)%
Operating income	11.4	12.6	(9.5)%
Gain on asset disposal	0.0	7.6	0.0%
Loss on conversion of notes payable	(0.1)	-	N/A
Gain (loss) on changes of fair values of Common Stock Purchase Warrant	0.9	0.8	12.5%
Income before income taxes	12.1	21.8	(44.5)%
Income tax benefit (expense)	(3.4)	(4.4)	(22.7)%
Net income	$8.7	$17.4	(50.0)%

For the Years Ended December 31, 2022 and 2021

Revenues

Revenues were $37.9 million in the year ended December 31, 2022, a decrease of $2.9 million, or 7.1%, compared with $40.8 million in the same period of last year. This was mainly due to the decrease of 0.3% in sales volume, and a decrease of 2.7% in the average selling price of our products in RMB, and 4.4% negative impact from exchange rate due to depreciation of RMB against US dollars, as compared with those of the same period of last year.

	For the Years Ended December 31,
	2022		2021		Change	Change
	Amount	%	Amount	%	Amount	%
	(in US Dollar except percentage)
Revenue from sales to customers in Mainland China	$26,440,376	69.7%	$27,213,684	66.7%	$(773,307)	(2.8)%
Revenue from sales to customers overseas	11,482,736	30.3%	13,571,790	33.3%	(2,089,054)	(15.4)%
Total Revenues	$37,923,112	100%	$40,785,474	100%	$(2,862,361)	(7.1)%

	For the Years Ended December 31,
	2022		2021		Change	Change
	Unit	%	Unit	%	Unit	%
	(in UNIT, except percentage)
Units sold to customers in Mainland China	1,295,097	67.6%	1,244,438	64.7%	50,659	4.1%
Units sold to customers overseas	621,879	32.4%	677,915	35.3%	(56,036)	(8.3)%
Total Units Sold	1,916,976	100%	1,922,353	100%	(5,377)	(0.3)%

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(i) Domestic market

For the year ended December 31, 2022, revenue from domestic market decreased by $0.8 million or 2.8%, as a combined result of (i) a decrease of 2.6% in the average selling price of our products in RMB, and (ii) 4.4% negative impact from exchange rate due to depreciation of RMB against US dollars, and offset by (iii) an increase of 4.1% in sales volume, as compared with those of last year.

As for the RMB selling price, the decrease of 2.6% was mainly due to the marketing initiatives to enhance sales of new models of higher-end products such as touch screens used in POS touchscreens, medical touchscreens and gaming touchscreens in marketing regions such as east of Mainland China during the year ended December 31, 2022.

The weakening in macroeconomic conditions since the outbreak of COVID-19 pandemic continued to exacerbate the touch screen business environment. Since April 2022, the Chinese government has imposed strict zero tolerance virus policies and the Company’s business has been negatively impacted and has continued to generate lower revenues during the year ended December 31, 2022. Although the Company has taken proactive efforts to market new models such as POS touchscreens and obtain new customers and penetrate into new regions with a sales increase of 0.8% in Eastern Mainland China, the Company had a decrease of 1.6% in Southwest Mainland China, and of 0.5% in Southern Mainland China due to the government lockdowns in this region during the year ended December 31, 2022.

(ii) Overseas market

For the year ended December 31, 2022, revenue from overseas market was $11.5 million as compared to $13.6 million of the same period of 2021, a decrease of $2.1 million or 15.4%, mainly due to a decrease of 8.3% in sales volume primarily due to 1) the slack overseas orders; 2) negative effects of COVID-19 impact, such as more strict customs inspection in Mainland China leading to delayed product shipment during the second half of 2022, and a decrease of 7.8% in average selling price of our products due to the decreased higher pricing medical touchscreens during the year ended December 31, 2022, compared with those of the same period of last year.

The following table summarizes the breakdown of revenues by categories in US dollars:

	Revenues For the Years Ended December 31,
	2022		2021		Change
	Amount	%	Amount	%	Amount	%
	(in US Dollars, except percentage)
Product categories by end applications
Automotive Touchscreens	$9,293,357	24.5%	$11,597,467	28.4%	$(2,304,110)	(19.9)%
Industrial Control Computer Touchscreens	7,991,356	21.1%	7,988,346	19.6%	3,010	0.0%
POS Touchscreens	6,556,348	17.3%	6,291,534	15.4%	264,814	4.2%
Gaming Touchscreens	5,199,118	13.7%	5,831,529	14.3%	(632,411)	(10.8)%

Medical Touchscreens	5,050,067	13.3%	5,205,304	12.8%	(155,237)	(3.0)%
Multi-Functional Printer Touchscreens	3,822,054	10.1%	3,748,868	9.2%	73,186	2.0%
Others*	10,812	0.0%	122,426	0.3%	(111,614)	(19.9)%
Total Revenues	$37,923,112	100.0%	$40,785,474	100.0%	$(2,862,362)	(7.1)%

*Others include applications in financial terminals, ticket vending machines, and self-service kiosks.

The Company continued to shift production mix from traditional lower-end products such as touchscreens used in the automotive and industrial control computer industries to high-end products such as touchscreens used in self-service kiosks, medical touchscreens, ticket vending machine and financial terminals, primarily due to (i) greater growth potential of computer screen models in Mainland China, and (ii) the stronger demand and better quality demand from consumers’ recognition of higher-end touch screens made with better raw materials.

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Gross Profit and Gross Profit Margin

	Years Ended December 31,		Change
(in millions, except percentage)	2022	2021	Amount	%
Gross Profit	$14	$18.4	$(4.4)	(23.9)%
Gross Profit Margin	37.0%	45.3%		(8.3)%

Gross profit was $14.0 million during the year ended December 31, 2022, as compared to $18.4 million in the same period of 2021, representing a decrease of $4.4 million, or 23.9%. Our gross margin was 37.0% during the year ended December 31, 2022, as compared to 45.3% for the year ended December 2021, primarily due to the decrease of sales by 7.1%, and the increase of 13.2% in cost of materials such as chip costs, partially offset by the decrease of labor cost by 2.2%, depreciation and other overhead costs such as rent and electricity by 9.0% due to the reduced production volume for the year ended December 31, 2022.

Selling Expenses

	Years Ended December 31,		Change
(in millions, except percentage)	2022	2021	Amount	%
Selling Expenses	$1.3	$0.6	$0.7	116.7%
as a percentage of revenues	3.5%	1.5%		2.0%

Selling expenses were $1.3 million during the year ended December 31, 2022, as compared to $0.6 million for the year ended December 31, 2021, primarily due to the increase of marketing expenses of $0.7 million as the Company took promotional efforts to market new models such as POS touchscreens and obtain new customers and penetrate into new regions in order to reduce the negative impact of COVID-19.

General and Administrative Expenses

	Years Ended December 31,		Change
(in millions, except percentage)	2022	2021	Amount	%
General and Administrative Expenses	$1.3	$1.9	$(0.6)	(31.6)%
as a percentage of revenues	3.4%	4.7%		(1.3)%

General and administrative (G&A) expenses were $1.3 million for the year ended December 31, 2022, as compared to $1.9 million for the year ended December 31, 2021, representing a decrease of 31.6%, or $0.6 million. The decrease was primarily due to i) $0.4 million loss of VAT input credits due to Sichuan Wetouch ceasing operation and relocation to comply with local PRC government guidelines on local environmental issues and the national overall plan, ii) $0.1 million accelerated amortization expense due to Sichuan Wetouch ceasing operation and relocation to comply with local PRC government guidelines on local environmental issues and the national overall plan during the year ended December 31, 2021 (See Note 5), iii) the decrease of $0.4 million miscellaneous fees, and partially offset by iv) an increase of $0.3 million professional fees during the year ended December 31, 2022.

Research and Development Expenses

	Years Ended December 31,		Change
(in millions, except percentage)	2022	2021	Amount	%
Research and Development Expenses	$85,251	$89,477	$(4,226)	(4.7)%
as a percentage of revenues	0.0%	0.0%		0.0%

Research and development (R&D) expenses were $85,251 in the year ended December 31, 2022, compared to $89,477 in the same period in 2021, representing a decrease of $4,226, or 0.0%, mainly due to the decrease of salary and welfare expenses of R&D personnel.

Share-based Compensation

	Years Ended December 31,		Change
(in millions, except percentage)	2022	2021	Amount	%
Share-based compensation	$0.0	$3.1	$(3.1)	(0.0)%
as a percentage of revenues	0.0%	7.6%		(7.6)%

Share-based compensation were nil and $3.1 million for the years ended December 31, 2022 and 2021, respectively.

On January 1, 2021, the Board of Directors of the Company authorized the issuance of an aggregate of 310,830 shares and 631,080 warrants to a consultant for advisory services that had been rendered. The Company recognized relevant share-based compensation expense of $1,041,281 for the vested shares and $2,107,825 for the warrants during the year ended December 31, 2021.

Operating Income

Total operating income was $11.4 million for the year ended December 31, 2022 compared to $12.6 million for the year ended December 31, 2021, representing a decrease of $1.2 million or 9.5% due to lower gross profit and higher selling expenses, partially offset by the lower G&A expenses and share-based compensation expenses.

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Gain on Asset Disposal

	Years Ended December 31,		Change
(in millions, except percentage)	2022	2021	Amount	%
Gain on asset disposal	$0.0	$7.6	$(7.6)	0.0%
as a percentage of revenues	0.0%	20.5%		(20.5)%

Gain on asset disposal was nil for the year ended December 31, 2022 compared to $7.6 million for the year ended December 31, 2021. Pursuant to local PRC government guidelines on local environmental issues and the national overall plan, Sichuan Wetouch was under the government directed relocation order to relocate no later than December 31, 2021 and received compensation accordingly. On March 18, 2021, pursuant to the agreement with the local government and an appraisal report issued by a mutual agreed appraiser, Sichuan Wetouch received a compensation of RMB115.2 million ($17.9 million) (“Compensation Funds”) for the withdrawal of the right to use of state-owned land and the demolition of all buildings, facilities, equipment and all other appurtenances on the land. During the year ended December 31, 2021, the Company recorded a gain of $7,625,279 for the asset disposal.

Loss on conversion of notes payable

	Years Ended December 31,		Change
(in millions, except percentage)	2022	2021	Amount	%
Loss on conversion of notes payable	$0.1	$0.0	$0.1	N/A
as a percentage of revenues	0.3%	0.0%		0.3%

Loss on conversion of notes payable were $0.1 million for the year ended December 31, 2022, as lenders of convertible promissory note payable converted certain principal, accrued and unpaid interest and default charges totaling $1,038,426 into 1,384,564 shares of common stock of the Company, including two notes fully converted. As a result, the Company recorded a loss on the conversion of notes payable of $0.1 million accordingly (see Note (9 (a)).

Gain on changes in fair value of Common Stock Purchase Warrants

	Years Ended December 31,		Change
(in millions, except percentage)	2022	2021	Amount	%
Gain on changes in fair value of Common Stock Purchase Warrants	$0.9	$0.8	$0.1	12.5%
as a percentage of revenues	2.4%	2.0%		0.4%

Gain on changes in fair value of common stock purchase warrants was $0.9 million and $0.8 million for the years ended December 31, 2022 and 2021, respectively (See Note 9 (b)).

Income Taxes

	Years Ended December 31,		Change
(in millions, except percentage)	2022	2021	Amount	%
Income before Income Taxes	$12.1	$21.8	$(9.7)	(44.5)%
Income Tax Benefit (Expense)	(3.4)	(4.4)	1.0	(22.7)%
Effective income tax rate	27.7%	20.2%		(7.5)%

The effective income tax rates for the years ended December 31, 2022 and 2021 were 27.1% and 20.2%, respectively. The effective income tax rate increased during the year ended December 31, 2022 primarily due to Sichuan Wetouch’s preferential income tax rate for the same period of 2021.

Our Mainland China subsidiary had $51.2 million of cash and cash equivalents at December 31, 2022, which are planned to be indefinitely reinvested in the PRC. The distributions from our Mainland China subsidiary are subject to the U.S. federal income tax at 21%, less any applicable foreign tax credits. Due to our policy of indefinitely reinvesting our earnings in our Mainland China business, we have not provided for deferred income tax liabilities related to PRC withholding income tax on undistributed earnings of our Mainland China subsidiary.

Net Income

As a result of the above factors, we had a net income of $8.7 million for the year ended December 31, 2022 compared to net income of $17.4 million for the year ended December 31, 2021.

LIQUIDITY AND CAPITAL RESOURCES

Historically, our primary uses of cash have been to finance working capital needs. We expect that we will be able to meet our needs to fund operations, capital expenditures and other commitments in the next 12 months primarily with our cash and cash equivalents, operating cash flows and bank borrowings.

We may, however, require additional cash resources due to changes in business conditions or other future developments. If these sources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity or equity-linked securities could result in additional dilution to stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financial covenants that would restrict operations. Financing may not be available in amounts or on terms acceptable to us, or at all.

As of December 31, 2022, we had current assets of $62.2 million, consisting of $51.3 million in cash, $9.1 million in accounts receivable, $0.4 million in inventories, and $1.5 million in prepaid expenses other current assets. Our current liabilities as of December 31, 2022, were $4.0 million, which is comprised of $1.4 million in accounts payable, $0.9 million in accrued expenses and other current liabilities, $0.4 million loan from a third party, and $1.3 million convertible promissory notes payable.

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The following table sets forth a summary of our cash flows for the periods indicated.

	Years Ended December 31,
(in US Dollar millions)	2022	2021
Net cash provided by operating activities	$8.6	$14.0
Net cash provided by investing activities	-	6.2
Net cash provided by (used) in financing activities	(0.7)	1.9
Effect of foreign currency exchange rate changes on cash and cash equivalents	(2.8)	0.1
Net increase (decrease) in cash and cash equivalents	5.1	22.2
Cash and cash equivalents at the beginning of period	46.2	24.0
Cash and cash equivalents at the end of period	$51.3	$46.2

Operating Activities

Net cash provided by operating activities was $8.6 million for the year ended December 31, 2022, as compared to $14.0 million provided by operating activities for the year ended December 31, 2021, primarily due to (i) the decrease of $8.7 million net income for the year ended December 31, 2022 as compared to the same period of 2021, (ii) the decrease of $3.1 million of share-based compensation during the year ended December 31, 2022 , (iii) the increase of $6.5 million account receivable due to slower collection from the impact of the COVID-19 pandemic and Sichuan Wetouch settling customer receivables during the year ended December 31, 2021; partially offset by (iv) the increase of $0.8 million of account payable due to the longer payment period (v) $7.6 million gain on asset disposal for the year ended December 31, 2021, (vi) the decrease of $3.1 million prepaid expenses including amortization of $1.0 million prepaid marketing expenses during the year ended December 31, 2022; (vii) 0.5 million of deferred income due to Sichuan Wetouch write-off government grant in the operating ceasing process for the year ended December 31, 2021.

Investing Activities

There were nil investing activities for the year ended December 31, 2022.

There were $17.8 million in proceeds from asset disposal for Sichuan Wetouch, and $0.2 million in purchase of property, plant and equipment for year ended December 31, 2021. See Note 5.

Financing Activities

Net cash used in financing activities was $0.7 million for the year ended December 31, 2022, including $1.4 million of repayment of convertible promissory note payable (see Note 9 (a)), partially offset by a 0.4 million loan from a third party.

Net cash provided by financing activities was $1.8 million for the year ended December 31, 2021 as a result of proceeds of $2.0 million from issuance of seven convertible promissory notes, partially offset by the payment of issue cost of $0.2 million related to the notes financing (see Note 11).

As of December 31, 2022, our cash and cash equivalents were $51.3 million, as compared to $46.2 million at December 31, 2021.

Days Sales Outstanding (“DSO”) has decreased at 81 days for the year ended December 31, 2022 compared to 88 days for the year ended December 31, 2021.

The following table provides an analysis of the aging of accounts receivable as of December 31, 2022 and December 31, 2021:

	December 31, 2022	December 31 2021
-Current	$1,252,152	$1,403,187
-1-3 months past due	4,998,596	2,827,048
-4-6 months past due	2,806,973	3,742,732
7-12 months past due	20	18,070
-greater than 1 year past due	-	-
Total accounts receivable	$9,057,741	$7,991,037

The majority of the Company’s revenues and expenses were denominated primarily in Renminbi (“RMB”), the currency of Mainland China. There is no assurance that exchange rates between the RMB and the U.S. Dollar will remain stable. Inflation has not had a material impact on the Company’s business.

Our industry’s typical payment term is 180 days. Accounts receivables are written off against the allowances only after exhaustive collection efforts.

Based on past performance and current expectations, we believe our cash and cash equivalents provided by operating activities and financing activities will satisfy our working capital needs, capital expenditures and other liquidity requirements associated with our operations for at least the next 12 months.

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COMMITMENTS AND CONTINGENCIES

Legal Proceedings

From time to time, the Company is a party to various legal actions arising in the ordinary course of business. The Company accrues costs associated with these matters when they become probable and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

As of December 31, 2022, the Company had several legal claims or litigations. As of the date of this prospectus, all actions have been settled and Sichuan Wetouch, Hong Kong Wetouch and Mr. Guangde Cai were unconditionally and fully discharged and released therefrom. For a discussion of the Company’s legal proceedings, see Note 13 to the Consolidated Financial Statements contained in this prospectus.

Capital expenditure commitment

On December 20, 2021, the Company entered into a contract with Shenzhen Municipal Haoyutuo Decoration & Cleaning Engineering Company Limited to purchase a facility decoration contract of RMB20.0 million (equivalent to US$3.1 million). As of December 31, 2022, the Company has prepaid RMB15.0 million (equivalent to US$2.2 million) and recorded as construction in progress (see Note 5) and had a remaining balance of RMB5.0 million (equivalent to US$0.7 million) to be paid by the end of 2023.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements as of December 31, 2022.

Critical Accounting Policies

An accounting policy is considered critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time such estimate is made, and if different accounting estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the consolidated financial statements.

We prepare our financial statements in conformity with U.S. GAAP, which requires us to make judgments, estimates and assumptions. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experiences and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates. Some of our accounting policies require a higher degree of judgment than others in their application and require us to make significant accounting estimates.

The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with our consolidated financial statements and accompanying notes and other disclosures included in this registration statement. When reviewing our financial statements, you should consider (i) our selection of critical accounting policies, (ii) the judgments and other uncertainties affecting the application of such policies and (iii) the sensitivity of reported results to changes in conditions and assumptions.

Revenue recognition

The Company adopted Accounting Standards Codification (“ASC”) 606 using the modified retrospective approach. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements. Therefore, no adjustments to opening retained earnings were necessary.

ASC 606, Revenue from Contracts with customers, establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

ASC 606 requires the use of a five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. The application of the five-step model to the revenue streams compared to the prior guidance did not result in significant changes in the way the Company records its revenue. The Company has assessed the impact of the guidance by reviewing its existing customer contracts and current accounting policies and practices to identify differences that would result from applying the new requirements, including the evaluation of its performance obligations, transaction price, customer payments, transfer of control and principal versus agent considerations. Based on the assessment, the Company concluded that there was no change to the timing and pattern of revenue recognition for its current revenue streams.

In accordance to ASC 606, the Company recognizes revenue when it transfers its goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. The Company accounts for the revenue generated from sales of its products primarily to its customers in Mainland China and overseas, as the Company is acting as a principal in these transactions, is subject to inventory risk, has latitude in establishing prices, and is responsible for fulfilling the promise to provide customers the specified goods, which the Company has control of the goods and has the ability to direct the use of goods to obtain substantially all the benefits. All of the Company’s contracts have one single performance obligation as the promise is to transfer the individual goods to customers, and there is no separately identifiable other promises in the contracts. The Company’s revenue streams are recognized at a point in time when title and risk of loss passes and the customer accepts the goods, which generally occurs at delivery. The Company’s products are sold with no right of return and the Company does not provide other credits or sales incentive to customers. The Company’s sales are net of value added tax (“VAT”) and business tax and surcharges collected on behalf of tax authorities in respect of product sales.

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Contract Assets and Liabilities

Payment terms are established on the Company’s pre-established credit requirements based upon an evaluation of customers’ credit quality. Contract assets are recognized for in related accounts receivable. Contract liabilities are recognized for contracts where payment has been received in advance of delivery. The contract liability balance can vary significantly depending on the timing when an order is placed and when shipment or delivery occurs. As of December 31, 2022 and 2021, other than accounts receivable and advances from customers, the Company had no other material contract assets, contract liabilities or deferred contract costs recorded on its consolidated balance sheet. Costs of fulfilling customers’ purchase orders, such as shipping, handling and delivery, which occur prior to the transfer of control, are recognized in selling, general and administrative expense when incurred.

The Company generally warrants that its products will substantially conform to the agreed-upon specifications for three years from the date of shipment. The Company’s liability is limited to either a credit equal to the purchase price or replacement of the defective part. Returns, after sales services and technical support under warranty have historically been immaterial. As such, the Company does not record a specific warranty reserve or consider activities related to such warranty, if any, to be a separate performance obligation.

Disaggregation of Revenues

The Company disaggregates its revenue from contracts by geography, as the Company believes it best depicts how the nature, amount, timing and uncertainty of the revenue and cash flows are affected by economic factors. The Company’s disaggregation of revenues for the years ended December 31, 2022 and 2021 are disclosed in Note 14 to the financial statements.

Use of estimates

In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”), management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the allowance for estimated uncollectible receivables, inventory valuations, useful lives of property, plant and equipment, intangible assets, the recoverability of long-lived assets, provision necessary for contingent liabilities, revenue recognition and realization of deferred tax assets. Actual results could differ from those estimates.

Inventories

Inventory consists of raw materials, work-in-process and finished goods and is stated at the lower of cost or net realizable value. Cost is determined using a weighted average. For work-in-process and manufactured inventories, cost consists of raw materials, direct labor and an allocated portion of the Company’s production overhead. The Company writes down excess and obsolete inventory to its estimated net realizable value based upon assumptions about future demand and market conditions. For finished goods and work-in-process, if the estimated net realizable value for an inventory item, which is the estimated selling price in the ordinary course of business, less reasonably predicable costs to completion and disposal, is lower than its cost, the specific inventory item is written down to its estimated net realizable value. Net realizable value for raw materials is based on replacement cost. Provisions for inventory write-downs are included in the cost of revenues in the consolidated statements of operations. Inventories are carried at this lower cost basis until sold or scrapped. $74,100 and nil inventory write-off was recorded for the years ended December 31, 2022 and 2021, respectively.

Convertible Promissory Notes

The Company accounts for its convertible promissory notes according to guidance of ASU 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging— Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”, which simplifies the accounting for convertible instruments by eliminating the requirement to separate embedded conversion features from the host contract when the conversion features are not required to be accounted for as derivatives under Topic 815.

We analyze the convertible notes for the existence of a beneficial conversion feature. The Company considered the three characteristics of a derivative instrument listed in ASC 815-10-15-83: (i) having one or more underlying and one or more notional amounts or payment provisions or both; (ii) requiring no initial net investment; and (iii) permitting net settlement.

Since the Company’s notes have fixed interest rate, specified notional principal and settlement date, which no other events would affect specified settlement, and the Company received net proceeds after issuance costs and discount, which the Company recorded as net proceeds or net settled investment, the management assessed that the Notes do not meet the definition of a derivative instruments and an embedded feature would not be bifurcated. The discounts on the convertible notes, are amortized to interest expense, using the effective interest method, over the terms of the related convertible notes.

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Common stock purchase warrants

The Company also analyzed the Warrants issued in the November and December 2021 financing in accordance with ASC 815, to determine whether the Warrants meet the definition of a derivative and, if so, whether the Warrants meet the scope exception of ASC 815-40, which is that contracts issued or held by the reporting entity that are both (1) indexed to its own stock and (2) classified in stockholders’ equity shall not be considered to be derivative instruments for purposes of ASC 815-40.

The Company concluded that the Warrants issued in the November and December 2021 financing should be treated as a derivative liability because the Warrants are entitled to a price adjustment provision to allow the exercise price to be increased or reduced in the event the Company issues or sells any additional shares of common stock at a price per share more or less than the then-applicable exercise price or without consideration, which is typically referred to as a “Down-round protection” or “anti-dilution” provision. According to ASC 815-40, the “Down-round protection” provision is not considered to be an input to the fair value of a fixed-for-fixed option on equity shares which leads the Warrants to fail to be qualified as indexed to the Company’s own stock and then to fail to meet the scope exceptions of ASC 815. Therefore, the Company accounted for the Warrants as derivative liabilities under ASC 815. Pursuant to ASC 815, derivatives are measured at fair value and re-measured at fair value with changes in fair value recorded in earnings at each reporting period.

The Company used a black-scholes-pricing model to estimate the fair values of common stock purchase warrants at the balance sheet dates. As of December 31, 2022 and 2021, the Company recorded $256,957 and $1,128,635 common stock purchase warrants liability, respectively, and $871,677 and $759,471 gain on change of fair value of common stock purchase liability warrants for the year ended December 31, 2022 and 2021, respectively.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the years ended December 31, 2022 and 2021. The Company does not believe there was any uncertain tax provision at December 31, 2022 and 2021.

The Company’s operating subsidiaries in Mainland China are subject to the income tax laws of Mainland China. No significant income was generated outside Mainland China for the fiscal years ended December 31, 2022 and 2021. As of December 31, 2022, all of the Company’s tax returns of its Mainland China Subsidiaries remain open for statutory examination by Mainland China tax authorities.

Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment is provided using the straight-line method over their expected useful lives, as follows:

Useful life
Buildings	20 years
Machinery and equipment	10 years
Office and electric equipment	3 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of income and other comprehensive income in other income or expenses.

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Impairment of long-lived Assets

Long-lived assets, such as property, plant and equipment, land use rights, are reviewed for impairment when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. Recoverability of a long-lived asset or asset group to be held and used is measured by a comparison of the carrying amount of an asset or asset group to the estimated undiscounted future cash flows expected to be generated by the asset or asset group. If the carrying value of an asset or asset group exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount that the carrying value exceeds the estimated fair value of the asset or asset group. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third party independent appraisals, as considered necessary. Assets to be disposed are reported at the lower of carrying amount or fair value less costs to sell, and are no longer depreciated. No impairment of long-lived assets was recognized for any of the years presented.

Share-Based Compensation

The Company awards share options and other equity-based instruments to its employees, directors and third party service providers (collectively “share-based payments”). Compensation cost related to such awards is measured based on the fair value of the instrument on the grant date. The Company recognizes the compensation cost over the period the employee is required to provide service in exchange for the award, which generally is the vesting period. The amount of cost recognized is adjusted to reflect the expected forfeiture prior to vesting. When no future services are required to be performed by the employee in exchange for an award of equity instruments, and if such award does not contain a performance or market condition, the cost of the award is expensed on the grant date. The Company recognizes compensation cost for an award with only service conditions that has a graded vesting schedule on a straight-line basis over the requisite service period for the entire award, provided that the cumulative amount of compensation cost recognized at any date at least equals the portion of the grant-date value of such award that is vested at that date.

Comprehensive income

Comprehensive income (loss) consists of two components, net income and other comprehensive income (loss). The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to US$ is reported in other comprehensive income (loss) in the consolidated statements of income and comprehensive income.

Recently issued accounting guidance

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

In August 2020, the FASB issued ASU No. 2020-06 (“ASU 2020-06”) “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity.” ASU 2020-06 will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models results in fewer embedded conversion features being separately recognized from the host contract as compared with current U.S. GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting, and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as additional paid-in capital. ASU 2020-06 also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. For public business entities, the amendments in ASU 2020-06 are effective for public entities which meet the definition of a smaller reporting company are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2023, including interim periods within those fiscal years. Early application of the guidance will be permitted for all entities for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company adopted ASU 2020-06 effective January 1, 2021.

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In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), which introduces new guidance for the accounting for credit losses on instruments within its scope. The new guidance introduces an approach based on expected losses to estimate credit losses on certain types of financial instruments. It also modifies the impairment model for available-for-sale (AFS) debt securities and provides for a simplified accounting model for purchased financial assets with credit deterioration since their origination. The pronouncement will be effective for public business entities that are SEC filers in fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early application of the guidance will be permitted for all entities for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company adopted ASU 2016-13 utilizing the modified retrospective transition method. The adoption of ASU 2016-13 did not have a material impact on the Company’s condensed consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. The amendment simplifies the accounting for income taxes by eliminating some exceptions to the general approach in ASC 740, Income Taxes. It also clarifies certain aspects of the existing guidance to promote more consistent application, among other things. The guidance is effective for interim and annual reporting periods beginning within 2021 with early adoption permitted.

In October 2021, the FASB issued ASU No. 2021-08, which will require companies to apply the definition of a performance obligation under ASC Topic 606 to recognize and measure contract assets and contract liabilities (i.e., deferred revenue) relating to contracts with customers that are acquired in a business combination. Under current U.S. GAAP, an acquirer generally recognizes assets acquired and liabilities assumed in a business combination, including contract assets and contract liabilities arising from revenue contracts with customers, at fair value on the acquisition date. ASU No. 2021-08 will result in the acquirer recording acquired contract assets and liabilities on the same basis that would have been recorded by the acquiree before the acquisition under ASC Topic 606. ASU No. 2021-08 is effective for fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of this ASU on its financial statements and the effects will be based upon the contract assets and liabilities acquired in the future.

From time to time, the FASB or other standards setting bodies issue new accounting pronouncements. Updates to the FASB ASCs are communicated through issuance of ASUs. Unless otherwise discussed, the Company believes that the recently issued guidance, whether adopted or to be adopted in the future, is not expected to have a material impact on its consolidated financial statements upon adoption.

Quantitative and Qualitative Disclosures about Market Risks

Interest Rate Risk

Our exposure to interest rate risk primarily relates to the interest income generated by excess cash, which is mostly held in interest-bearing bank deposits. Interest-earning instruments carry a degree of interest rate risk. We have not been exposed to material risks due to changes in interest rates, and we have not used any derivative financial instruments to manage our interest risk exposure.

Foreign Currency Exchange Rates

The some of our revenues are collected in and our expenses are paid in RMB. We face foreign currency rate translation risks when our results are translated to U.S. dollars.

The RMB was relatively stable against the U.S. dollar at approximately 8.28 RMB to the US$1.00 until July 21, 2005 when the Chinese currency regime was altered resulting in a 2.1% revaluation versus the U.S. dollar. From July 21, 2005 to September 30, 2010, the RMB exchange rate was no longer linked to the U.S. dollar but rather to a basket of currencies with a 0.3% margin of fluctuation resulting in further appreciation of the RMB against the U.S. dollar. Since September 30, 2009, the exchange rate had remained stable at 6.8307 RMB to 1.00 U.S. dollar until September 30, 2010 when the People’s Bank of China allowed a further appreciation of the RMB by 0.43% to 6.798 RMB to 1.00 U.S. dollar. The People’s Bank of China allowed the RMB and U.S. dollar exchange rate to fluctuate within 1% on April 16, 2012 and 2% on March 17, 2014, respectively. On December 31, 2022, the RMB traded at 6.8972 RMB to 1.00 U.S. dollar.

There remains international pressure on the Chinese government to adopt an even more flexible currency policy and the exchange rate of RMB is subject to changes in China’s government policies which are, to a large extent, dependent on the economic and political development both internationally and locally and the demand and supply of RMB in the domestic market. There can be no assurance that such exchange rate will continue to remain stable in the future amongst the volatility of currencies, globalization and the unstable economies in recent years. Since (i) our revenues and net income of our Mainland China operating entities are denominated in RMB, and (ii) the payment of dividends, if any, will be in U.S. dollars, any decrease in the value of RMB against U.S. dollars would adversely affect the value of the shares and dividends payable to shareholders, in U.S. dollars.

Inflation

To date, inflation in China has not materially affected our results of operations. According to the National Bureau of Statistics of China, the year-over-year percent changes in the consumer price index for December 2022 and 2021 were increases of 2.0%, and 0.9%, respectively. Although we have not been materially affected by inflation in the past, we may be affected if China experiences higher rates of inflation in the future.

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DESCRIPTION OF BUSINESS

Overview

We are a Nevada company incorporated on August 31, 1992, and conduct our business in Mainland China through our wholly-owned subsidiaries.

We are engaged in the research, development, manufacturing, sales and servicing of medium to large sized projected capacitive touchscreens. We specialize in large-format touchscreens, which are developed and designed for a wide variety of markets and used in the financial terminals, automotive, POS, gaming, lottery, medical, HMI, and other specialized industries.

Our product portfolio comprises medium to large sized projected capacitive touchscreens ranging from 7.0 inch to 42 inch screens. In terms of the structures of touch panels, we offer (i) Glass-Glass (“GG”), primarily used in GPS/car entertainment panels in mid-size and luxury cars, industrial HMI, financial and banking terminals, POS and lottery machines; (ii) Glass-Film-Film (“GFF”), mostly used in high-end GPS and entertainment panels, industrial HMI, financial and banking terminals, and the lottery and gaming industry; (iii) Plastic-Glass (“PG”), typically adopted by touchscreens in GPS/entertainment panels motor vehicle GPS, smart home, robotics and charging stations; and (iv) Glass-Film (“GF”), mostly used in industrial HMI.

Maintaining the industry standards for product quality and sustainability is one of our core values. Touchscreens produced by us not only have long life span with low maintenance, but also have strong anti-interference and anti-corrosion solutions, coupled with multi-touch capability and high light-transmittance ratio and stability. As a high technology company, our Mainland China subsidiary has received certifications from domestic and international institutions, such as ISO9001 Quality Management Systems (QMS) Certification of Registration, ISO 14001 Environmental Management System (EMS) Certification of Registration, and RoHS SGS Certification (Restriction of Hazardous Substance Testing Certification).

We generate revenues through sales of our various touchscreen products. For the twelve months ended December 31, 2022 and 2021, we recognized approximately $37.9 million and $40.8 million, respectively, in revenues.

We sell our touchscreen products both domestically in China and internationally, covering major areas in Mainland China, including but not limited to the eastern, southern, northern and southwest regions of Mainland China, Taiwan, South Korea, and Germany. We believe that we have established a strong and diversified client base. For the years ended December 31, 2022 and 2021, our domestic sales accounted for 69.7% and 66.7%, respectively, of our revenues, and our international sales accounted for 30.3% and 33.3%, respectively, of our revenues.

Products

We offer medium to large sized projected capacitive touchscreens, which can be categorized as set forth below:

Product Type	Description	Application
Product type G+G	This is a double glass layer product, with a Solid clear adhesive (SCA) between a layer of conductive glass and a layer of tempered glass. This type of touch screen has the advantage of being able to be easily manufactured, with relatively low cost. However, products of this type in large sizes will require a greater degree of signal penetration and long distance transmission technology which will be more technically challenging to achieve.	Medium and high end GPS/car entertainment, finance, POS and lottery machines.

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Product type G+F+F	This product uses a double layer of conductive films, with an optically clear adhesive (OCA) between a layer of a tempered glass. The product’s functionality comes from the interaction between the multiple layers of conductive film and glass, which does not require extensive coating, lithography and etching. This type of product is anti- explosive and has relatively low manufacturing cost. However, products of this type in large sizes will require greater degree of signal penetration and long distance transmission technology which will be more technically challenging to achieve.	Financial, gaming and lottery, and medical industries
Product type P+G	This product uses a layer of conductive glass, with an optically clear adhesive (OCA) between a layer of surface intensify PMMA (Poly Methyl methacrylate acid). The product’s functionality relies on the interaction between the layers of conductive glass. Like the G+F+F type, this product does not require extensive coating, lithography and etching and has relatively low manufacturing cost.	Motor vehicle GPS, smart home, robots and charging stations
Product type G+F	This product uses a layer of conductive film, with an optically clear adhesive (OCa) between a layer of tempered glass. The product’s functionality relies on the interaction between the layers of conductive glass. Like the G+F+F type, this product does not require extensive coating, lithography and etching and has relatively low manufacturing cost.	Industrial HMI

As of December 31, 2022, product types G+F+F and G+G constitute our main stream products, accounting for approximately an average of 38.5% and 52.68%, respectively, of our total revenues, with product types G+F and P+G and other raw materials accounting for 2.55%, 4.4% and 1.87%, respectively, of our total revenues. As of December 31, 2021, product types G+F+F and G+G constitute our main stream products, accounting for approximately an average of 40.8% and 52.4%, respectively, of our total revenues, with product types G+F and P+G and other raw materials accounting for 2.2%, 4.2% and 0.4%, respectively, of our total revenues.

Applications of the Company’s Products

Our products are used and applied in the production of a variety of products in a wide range of industries. Our products’ areas of common application are set out below.

Point of Sale (“POS”) Machines

POS machines, or point of sale machines, are used in a variety of retailers, including in department stores, supermarkets, convenience stores, boutiques, restaurants, hotels, banks, logistics, telecommunication and other service industries. Due to the frequent use of touchscreens on POS machines, Wetouch has adopted the use of high-end materials which give its products’ a competitive advantage through their anti-scratch, high temperature resistance and long use life qualities.

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Car Navigators and Entertainment Systems

Touchscreen products for car navigation and entertainment systems take advantage of the popularity of touchscreen consoles in motor vehicles. Wetouch touchscreens are particularly suitable for motor vehicles GPS and entertainment systems, due to their resistance to temperature variation. These touchscreens may be used in both inbuilt and external car systems.

ATM Machines and Other Financial Machines

ATMs and other similar machines use touchscreens or have a touchscreen function. The touchscreens need to have high-endurance capacities as they are used by the general public and are often located outdoors, such that these screens must withstand weathering. Wetouch’s products are particularly suited to use in these machines as they are highly durable.

Industrial Equipment

Touchscreens in the industrial sector have broad application, and play an important role in industrial HMI. Industrial HMI systems and equipment often require touchscreen functions. These touchscreens must be resistant to interference, stable and have good touch sensitivity. Wetouch’s products fully meet these requirements, being temperature variation resistant, dustproof and waterproof.

Gaming Machines

The new generation of gambling machines are commonly adopting a touchscreen function. Gaming machines with a touchscreen function provide an enhanced experience for uses via multi-touch sensory touch systems. Wetouch’s products are therefore popular amongst gambling machine manufacturers.

Lottery Machines

The self-service lottery ticket vending machine is provided with an operator-oriented touch display device, an input device, a modem, a cash register, printer and security authentication function. The touchscreen display facilitates easy and user-friendly operation of the lottery machine.

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Ticket Machines and Kiosks

Self-service ticket machines and kiosks contain touchscreen interfaces which are durable and have a long use life. These self-service machines are used in daily lives, and as such there is a continuous demand for high quality and effective touchscreens. Wetouch’s products are widely used in these ticketing machines and kiosks.

For the year ended December 31, 2022, we had approximately $9.3 million in revenues generated from the sales of automotive touchscreens, accounting for 24.5% of our total revenues, with industrial HMI touchscreens accounting for 21.1%, gaming touchscreens accounting for 13.7%, POS touchscreens for 17.3%, multi-functional printer touchscreens for 10.1%, medical touchscreens for 13.3% and other touchscreen products (applied in financial terminals, ticket vending machines, and self-service kiosks, etc.) accounting for 0% of our total revenues. For the year ended December 31, 2021, we had approximately $11.6 million in revenues generated from the sales of automotive touchscreens, accounting for 28.4% of our total revenues, with industrial HMI touchscreens accounting for 19.6%, gaming touchscreens accounting for 14.3%, POS touchscreens for 15.4%, multi-functional printer touchscreens for 9.2%, medical touchscreens for 12.8% and other touchscreen products (applied in financial terminals, ticket vending machines, and self-service kiosks, etc.) accounting for 0.3% of our total revenues.

Customers

We have six (6) and five (5) customers each accounting for more than 10% of our revenues in 2022 and 2021, respectively.

For the year ended December 31, 2022, we had a total number of 41 customers. Our top six customers, namely (1) Siemens Industrial Automation Products (Chengdu) Co., Ltd., (2) Shanghai Sigang Electronics Co., Ltd., (3) E-Lead Electronic Co. Ltd., (4) MultimediaLink Inc., (5) Suzhou Weinview Co., Ltd., and (6) Canon (Suzhou) Ltd. accounted for 21.2%, 16.1%, 14.8%, 13.7%, 11.9% and 10.1%, respectively, of our total revenues.

For the year ended December 31, 2021, we had a total number of 32 customers. Our top five customers, namely (1) Siemens Industrial Automation Products (Chengdu) Co., Ltd., (2) E-Lead Electronic Co. Ltd., (3) Shanghai Sigang Electronics Co., Ltd., (4) MultimediaLink Inc., and (5) Suzhou Weinview Co., Ltd., accounted for 19.53%, 17.33%, 14.53%, 14.24% and 11.13%, respectively, of our total revenues.

As Sichuan Wetouch’s business and operations have been assumed by Sichuan Vtouch, Sichuan Vtouch entered into the above framework agreements, which were entered into by Sichuan Wetouch previously, with our top five customers on December 31, 2021. The material terms of the sales framework agreements with our top five customers provide:

●	The term of each sales framework agreement is four (4) years, which may be renewed by a separate agreement upon expiration.

●	Annual minimum purchase amount for period from January 1 to December 31 each year.

●	We will send the price list to the customers at the beginning of each year. The specific execution price is subject to the order signed by the parties.

●	We have the right to adjust the price due to the market or other factors. When there is adjustment, we shall send a written notice of change of the price 30 days in advance.

●	For the first year, we grant the customers a credit limit of $1.5 million and a credit line of 3 months. During supply, the portion of payment that exceeds the credit line shall be paid before goods are delivered. In the next year, the credit will be increased according to the sales of the previous year, which shall be subject to the negotiation of both parties.

●	The customers shall make payment in full and on time according to the payment method and time of the purchase order and shall not delay or refuse to pay. If the customers fail to make payment within the agreed period of the purchase order and still fail to make payment after being urged by us, we may stop the supply and have the right to demand payment of a late fee of 0.3% of the contract amount per day from the customers; If the customers still refuse to make payment after 30 days of notice from us, we have the right to file a lawsuit with the court. The customers shall bear the litigation costs, lawyer’s fees, and other debt recovery costs.

●	We are required to provide products to customers pursuant to the delivery date and quantity, requirements included in the purchase orders and shall negotiate with customers if we are unable to so provide.

●	The customers are entitled to compensation of losses due to our failure to provide after-sale services.

●	Any violation of the terms of the agreements may result in the termination of the agreements and the breaching party shall be responsible for all business and economic losses and legal liabilities arising therefrom.

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Minimum Purchase Requirements

Although the material terms of our sales framework agreements with our major customers are identical, the minimum purchase amounts differ depending on the particular customer. If the customer fails to purchase the minimum purchase amount in the applicable agreement, the customer will be deprived of the most favorable price treatment for the following year and rebate rewards for the current year. For E-Lead Electronic Co. Ltd., the minimum purchase amounts are approximately $9.5 million for 2022, $10.5 million for 2023, $12 million for 2024, and $14 million for 2025. For MultimediaLink Inc., the minimum purchase amounts are approximately $9.5 million for 2022, $10.5 million for 2023, $11.5 million for 2024, and $12.5 million for 2025. For Suzhou Weinview Co., Ltd., the minimum purchase amounts are approximately $63 million for 2022, $70 million for 2023, $78 million for 2024, and $85 million for 2025. For Siemens Industrial Automation Products (Chengdu) Co., Ltd., the minimum purchase amounts are approximately $65 million for 2022, $72 million for 2023, $80 million for 2024, and $90 million for 2025. For Shanghai Sigang Electronics Co., Ltd., the minimum purchase amounts are approximately $65 million for 2022, $70 million for 2023, $75 million for 2024, and $80 million for 2025. For Canon (Suzhou) Ltd., the minimum purchase amounts are approximately $53 million for 2022, $60 million for 2023, $70 million for 2024, and $80 million for 2025.

For the years ended December 31, 2022 and 2021, we did not provide any extended payment terms to any of our customers. Our customers are required to make full payment within three to five months from delivery date, although our typical payment term is 180 days from delivery. As a result of the COVID-19 outbreak in January 2020, collection activities from some of our customers affected by the pandemic resulted in longer payment terms. We impliedly granted extended payment terms until December 31, 2020 to some of our customers. As of December 31, 2020, we collected all overdue accounts receivable by the end of this year and resumed our typical payment term.

We source our customers through multiple channels: (i) from our own research through Search Engine Optimization (“SEO”) and outreach, (ii) through referrals from our present customers, (iii) through our websites; and (iv) through industry exhibitions/expos.

Our main target markets are economically developed countries and regions, including eastern, southern, northern and southwest regions of Mainland China, South Korea, and Germany. We believe that we have established a strong client base, including global well-known institutional customers. Overseas sales were $11.5 million in 2022 as compared to $13.6 million in 2021.

We target these overseas customers mainly via our online marketing efforts. In order to market our products, occupy more market share and secure more quality customer, we frequently participate in, and promote our products at, specific touchscreen technology exhibitions held internationally.

In addition to the top five (5) customers, we also have sales framework agreements with our major customers and direct purchase orders with our other customers. In the past three years, we have entered into approximately 700 orders under both sales framework agreements and through direct purchase orders.

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The key terms of the framework agreements with our major customers have similar terms with our top five (5) customers as above mentioned. The key terms of the purchase order provide the following:

○	The product name, specification, quantity, price, order amount and delivery date are specified in each order.

○	Delivery method and packaging requirements are specified in each order

○	Payment terms are specified in each order.

○	Breach of order terms by customers in some orders.

○	Guaranty terms in some orders.

Pursuant to the purchaser orders, either through frame agreements or direct orders, our Mainland China subsidiary is obligated to provide 1) products per the specific requirements of the orders, and 2) unconditional defect guaranty for our products. Any violation of the order terms may result in termination of the orders or replacement of our products.

As of the date of the prospectus, our Mainland China subsidiary has never violated any framework agreements or purchase orders in material aspects and therefore never incurred any economic losses as a result of our agreements; no penalty has ever been incurred by us due to our delay of delivering products and our Mainland China subsidiary has always complied with all material terms set forth in the frame agreements and purchase orders.

For the year ended December 31, 2022, the revenues generated from our domestic customers amounted to approximately $26.4 million, constituting approximately 69.7% of our total revenues, with overseas customers accounting for approximately $11.5 million, constituting approximately 30.3% of our total revenues, respectively. For the year ended December 31, 2021, the revenues generated from our domestic customers amounted to approximately $27.2 million, constituting approximately 66.7% of our total revenues, with overseas customers accounting for approximately $13.6 million, constituting approximately 33.3% of our total revenues, respectively.

Our Suppliers

Our Mainland China subsidiary has no supply agreements with our suppliers. We can utilize any supplier we determine and there are no minimum purchase requirements when we place orders with our suppliers.

We place purchase orders with suppliers of raw materials for the production of our products. In the past three years, our Mainland China subsidiary has entered into over 4,000 purchase orders. The general terms of the purchase order include:

○	The product name, specification, quantity, price, order amount and delivery date are specified in each order.

○	Delivery method, packaging, inspection, breach terms and dispute resolution are determined in accordance with each order.

○	Payment terms are specified in each order.

○	The products supplied must adhere to the nationally prescribed quality standards or industry standards. Each product order must be accompanied by the supplier’s product quality certification.

○	The supplier will unconditionally accept returns and refund in full the purchase price for the products or make replacements if the products supplied do not meet industry or nationally prescribed quality standards, are damaged or significantly different than the same product.

As of December 31, 2022, we have a total number of 113 suppliers. We do not consider any of our suppliers to be material to our business and we can utilize any supplier we determine at our sole discretion. Although we can utilize any supplier we determine, we believe that we established healthy and stable relationships with our significant suppliers. The Company purchases its raw materials through various suppliers. Raw material purchases from these suppliers which individually exceeded 10% of the Company’s total raw material purchases, accounted for approximately 47.2% (four suppliers) and 11.2% (one supplier) of the Company’s total raw material purchases for the years ended December 31, 2022 and 2021, respectively. Our Mainland China subsidiary does not have supply agreements with any of them and all of our raw material procurement with them are processed through our Mainland China subsidiary’s purchase orders. There are no minimum purchase requirements with any of our suppliers, including these three significant ones.

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These purchase order forms with our significant suppliers contain the following identical material terms:

○	The product name, specification, quantity, price, order amount and delivery date are specified in each order.

○	Delivery method, location and transportation fee arrangements, packaging, payment terms, breach terms and dispute resolution are specified in each order.

○	Suppliers are responsible for shipment fees and all risks of products in transit.

○	Inspection standards are specified in each order. The products supplied must adhere to the nationally prescribed quality standards or industry standards, or sample specifications confirmed by the parties. The Company is entitled to request replacement or order cancellation if the supplied raw materials fail to pass the inspection.

○	Except for force majeure, any party in breach of the order terms is obligated to pay 20% of the contract amount as liquidated damages.

Marketing and Sales

The Company has adopted a made-to-order production model as follows:

This process is subject to continuous review and monitoring by the management team in consultation with engineers, electricians and other technical experts to ensure that finished products are of the highest quality and meet customer requirements and ISO9001 Quality Management Systems (QMS) standard.

In order to the maintain product safety and a high standard of product quality, the Company implements a strict set of quality control policies and inspection protocols. These policies and protocols are enforced by the Company’s senior management and officers along every step of the production to post-production process. Their management guidelines along with key company quality policies are set out below:

The Company has strict production standards in place that governs what constitutes acceptable quality for its products. This ensures that the Company’s products fulfill product certification standards. The production team adheres to the following criteria when making its product standard assessment:

Item	Industry Standards	Wetouch’s Standards
Reaction time	Less than or equal to 5 milliseconds	Less than or equal to 5 milliseconds

Surface hardness	6H	7H~9H

Operational temperature	0~70 degrees Celsius	-30~80 degrees Celsius

EsD requirement	6~12KV	8~15KV

Transparency	86%	88%

Touch conditions	Normal touch and ordinary conditions	Waterproof and anti-saline solution and anti-corrosion and Anti interference

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The products are inspected before they are delivered and sold to our customers. All products must pass the following inspections:

●	Cosmetic inspection: conducted under optimum temperatures (20-22 degrees Celsius) and white fluorescent lighting. The product is observed by the naked eye to spot for any defects, scratches and cracks, panel discoloration, opacity, foreign fibers and spots. The Company has in place quantitative standards with respect to each of these areas to determine the level of cosmetic acceptability.

●	Function tests: all products undergo functionality testing. Touchscreen products are connected electronically via standard cabling systems to computers, to measure and test for effective functionality and to screen for any abnormalities.

●	Stress testing: all products undergo product stress testing by being subject to humidity, temperature and corrosion stress testing. The products are tested for their functionality in high and low humidity environments as well as in extreme temperatures. The products are inspected to determine whether damage or physical change is caused by exposure to high and low temperatures.

●	Third party organizations are engaged to conduct independent testing for hazardous substances. The products are also tested for their corrosive resistance to saline solutions.

The Company’s products are produced to order and are marketed directly by its own sales personnel. The Company does not rely on distributors to sell its products.

Seasonality of Business

There is no significant seasonality in our business.

Inventory

Inventory consists of raw materials, work-in-process and finished goods. Because a large percentage of the Company’s orders require products to be shipped in the same quarter in which the order was received, and because orders in the inventory may be canceled and delivery schedules may be changed, the Company’s inventory at any particular date is not necessarily indicative of actual sales for any succeeding period.

Research and Development

We are committed to our own research and development projects as well as partnership initiatives in order to continuously and systematically upgrade our touchscreen technology. As of the date of the prospectus, we have 6 employees in our R&D department.

Intellectual Property

Our business is dependent on a combination of trademarks, patents, domain names, trade names, trade secrets and other proprietary rights in order to protect our intellectual property rights. As of the date of this prospectus, we have one registered trademark in Mainland China and eight registered patents in Mainland China under our former Mainland China subsidiary, Sichuan Wetouch.

Trademarks

Set forth below is a detailed description of our current trademarks:

Country	Trademark	Application Date	Registration Number	Registration Date	Classes	Assignment Application Number	Assignor	Assignee	Status
China	WeTouch *	09/28/2011	10019079	01/28/2013	9	20210000091399	Sichuan Wetouch	Sichuan Vtouch	Registered

*On February 24, 2021, the trademark “WeTouch” registered with the Trademark Office of China National Intellectual Property Administration (“Trademark Office”) was assigned from Sichuan Wetouch to Sichuan Vtouch with Application No.20210000091399, pending assignment approval of the Trademark Office.

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Patents

Set forth below is a detailed description of our registered patents under our former Mainland China subsidiary, Sichuan Wetouch, which we are currently in the process of assigning to our Mainland China subsidiary, Sichuan Vtouch:

Patent Certificate No.	Patent No.	Patent Name	Patent Application Date	Patent Type	Patent Term	Owner	Status
3700175	ZL201420086995.3	Dispenser tube support structure	02/28/2014	Utility Model	10 years from Patent Application Date	Sichuan Wetouch	Registered
3701522	ZL201420084742.2	Antistatic capacitive touchscreen	02/27/2014	Utility Model	10 years from Patent Application Date	Sichuan Wetouch	Registered
3703829	ZL201420084735.2	Anti-electromagnetic interference capacitive touchscreen	02/27/2014	Utility Model	10 years from Patent Application Date	Sichuan Wetouch	Registered
3704079	ZL201420084741.8	High sensitive and projected capacitive touchscreen	02/27/2014	Utility Model	10 years from Patent Application Date	Sichuan Wetouch	Registered
3704825	ZL201420087006.2	Compression panels of screen laminating machines	02/28/2014	Utility Model	10 years from Patent Application Date	Sichuan Wetouch	Registered
6146599	ZL201620733872.3	Cooling capacitive touchscreen	July 13, 2016	Utility Model	10 years from Patent Application Date	Sichuan Wetouch	Registered
6204352	ZL201620734173.0	OGS Touchscreen	July 13, 2016	Utility Model	10 years from Patent Application Date	Sichuan Wetouch	Registered
6387677	ZL201620733760.8	Size-adjustable universal type capacitive touchscreen	July 13, 2016	Utility Model	10 years from Patent Application Date	Sichuan Wetouch	Registered

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On March 9, 2021, we applied for four (4) patents with the Patent Office of China National Intellectual Property Administration (“Patent Office”). As of the date of this prospectus, they are still pending.

Set forth below is a detailed description of our pending patents:

Patent Application No.	Patent Name	Patent Application Date	Patent Type	Patent Applicant	Status
202120500187.7	Low cost anti-rupture projected capacitive touchscreen	03/09/2021	Utility Model	Sichuan Vtouch	Pending
202120500188.1	High performance and anti-electromagnetic radiation projected capacitive touchscreen	03/09/2021	Utility Model	Sichuan Vtouch	Pending
202120500155.7	Full-lamination projected capacitive touchscreen	03/09/2021	Utility Model	Sichuan Vtouch	Pending
202110256476.1	Anti-scratch glass structure capacitive touchscreen	03/09/2021	Invention	Sichuan Vtouch	Pending

Patents registered in Mainland China cannot be enforced in other jurisdictions to which the Company supplies its products. We currently have registered patents only in Mainland China. We plan to submit patent registration applications in our target market jurisdictions including United States, Europe, Australia, Japan, Korea, Taiwan, India and Russia. The estimated costs for these patent registrations would be approximately $160,000. We estimate that it may take two to three years to obtain the patent registrations in the above countries.

Environmental Issues

Our business in Mainland China is subject to various pollution control regulations in Mainland China with respect to noise, water and air pollution and the disposal of waste. Specifically, the major environmental regulations applicable to us include the PRC Environmental Protection Law, the PRC Law on the Prevention and Control of Water Pollution, the PRC Law on the Prevention and Control of Air Pollution, the PRC Law on the Prevention and Control of Solid Waste Pollution, and the PRC Law on the Prevention and Control of Noise Pollution.

Our Mainland China subsidiary originally received Pollutant Discharge Permit from Renshou County environmental protection agency, which expired on May 15, 2019. Pursuant to a Statement on Change of Pollutant Discharge Permit to Stationary Pollution Source Registration Form dated September 1, 2020, the environmental protection system in Renshou County, Sichuan, was changed from permission to registration due to local administrative division change. Therefore, upon submission of all required documentation, our Mainland China subsidiary is registered under the new system by issuance of the Stationary Pollution Source Registration Form.

The Company is not aware of any investigations, prosecutions, disputes, claims or other proceedings in respect of environmental protection, nor has the Company been punished or can foresee any punishment to be made by any environmental administration authorities of the PRC.

Competitive Strength

We are dedicated to the production of high quality products that are tailored to the customers’ requirements and commercial needs. Our competitive strengths include:

●	Our economy of scale lowers our cost and appeals to big clients with large quantity purchase orders;

●	Our centralized manufacturing facility enables us to produce all different products within the same location with batch consistency and quality assurance;

●	Our proprietary technology allows us to produce touchscreens with high light-transmittance ratio and stability, low maintenance with minimal or no need of recalibration after production, long life span, anti-interference, anti-corrosion and multi-touch capability, supporting up to 20 points of contact with the screen and 20 gestures, and in different structures and sizes for a wide range of different applications.

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Our Growth Strategies

We will continue to adhere to our business principles of providing high quality and safe products to our consumers and promoting social responsibility. We believe that our pursuit of these goals will lead to sustainable growth driven by our capacity expansion based on market demand, solidify our position in the industry, and create long-term value for our shareholders, employees and other stakeholders.

●	Improve existing technology. We intend to improve our existing technology and occupy more market share. Our products are categorized into the following three main structures: GG (Glass + Glass), GFF (Glass + Film + Film), and PG (Plastic Glass). GG is mainly used in the automobile and banking and finance industries. We plan to make technological improvements on GG structure and mainly focus on improving its production capability and delivering quality products for brand customers. GFF is mostly applied in industrial HMI, and the lottery and gaming industry. We plan to continue to concentrate on high-end industrial HMI products. PG is primarily employed in the smart home, robotics and charging stations industries. We plan to upgrade the production line of PG to improve its production capability and increase its adaptability to changes in product size. We have developed the industry 4.0 intelligent system, which is still under testing as of the date of this prospectus. Upon successfully passing the testing phase and registering the patent, we plan to apply it to various manufacturing industries. As of the date of this prospectus, we have sufficient funds to effectuate our plans.

●	Solidify our industry position by gaining additional market share. Our goal is to strengthen our market position and accelerate our expansion by expanding our scale and gaining additional market share. We plan to increase investment in our business and expand our production capacity through horizontal or vertical acquisitions, strategic partnerships and joint ventures. We plan to invest additional capital in technology research and development and acquiring new equipment to increase production capacity. In addition, we plan to participate in more expos or exhibitions domestically and internationally. With more exposure and promotion, our product and brand will be better recognized. Currently we have no agreements or letters of intent for any acquisitions, partnerships or ventures.

●	Uphold our commitment to product quality. We intend to uphold our commitment to product quality to ensure consistently high standards throughout our operations. We intend to achieve greater traceability of our products and maintain the highest quality standards in all of our business units. To this end, we plan to continue to maintain our quality monitoring systems across the entire operation by strictly selecting suppliers and meeting client’s technology requirements, closely monitoring quality, keeping records of everyday operations, and complying with national and local laws and regulations on product quality, employees, and environment sustainability. We believe such practices largely conform with the industry’s best practices in Mainland China.

●	Expand our sales and distribution network. We hope to expand our sales and distribution network to penetrate new geographic markets, further gaining market share in existing markets and accessing a broader range of customers. We will continue to expand our sales network, leveraging our local resources to quickly enter new markets, while also minimizing requirements for capital outlay. We plan to focus on brand clients and concentrate on high-end industries such as industrial HMI, banking and finance, medical instruments, military, aviation, and POS and increase our presence in both new and existing markets.

●	Enhance our ability to attract, incentivize and retain talented professionals. We believe our success greatly depends on our ability to attract, incentivize and retain talented professionals. With a view to maintaining and improving our competitive advantage in the market, we plan to implement a series of initiatives to attract additional and retain mid- to high-level personnel, including formulating a market-oriented employee compensation structure and implementing a standardized multi-level performance review mechanism.

Competition

The markets for touchscreen products are highly competitive and subject to rapid technological change. The Company believes that the principal competitive factors in its markets are product characteristics such as touch performance, durability, optical clarity and price, as well as supplier characteristics such as quality, service, delivery time and reputation. The Company believes that it competes favorably with respect to these factors, although there can be no assurance that the Company will be able to continue to compete successfully in the future.

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Despite that touchscreen products are highly competitive as a whole, we face fewer competitors, as we produce medium to large size touchscreens which are specially tailored to certain industries, such as industrial HMI, gaming, financing, lottery, automotive, medical, and POS, among others, and require more stable supply and longer guaranty and life span, compared with small size touchscreens, which are characterized by shorter life cycles and guaranty but more demand in quantity.

We believe the following companies may be our competitors:

●	Apex Material Technology Corp., founded in 1998, is committed to the development and innovation of resistive and projected capacitive (PCI or PCAP) total touch solutions. With its headquarter based in Keelung, Taiwan and a subsidiary located in Milwaukee, Wisconsin, it designs and manufactures advanced high-performance touch products for industrial and medical applications. Compared with us, although it has a longer history and geographical advantages, it mainly focuses on resistive touch panels and recently started production of capacitive touchscreens mostly applicable to the industrial HMI and medical industries, while our products are more widely used in a variety of industries.

●	Elo Touch Systems Inc., based and headquartered in the United States, has a history of over 40 years for the production of touchscreens. Its product portfolio includes a broad selection of interactive touchscreen displays from 10-70 inches, all-in-one touchscreen computers, OEM touchscreens and touchscreen controllers and touchscreen monitors. Compared with us, although it has a longer history and geographical advantages when it comes to the competition for U.S. customers and other international customers, it recently started the production of capacitive touchscreens mostly applicable to POS and inquiry machines, while our products are more widely used in a variety of industries.

●	AbonTouch System Inc, established in 2005, mainly focuses on manufacturing and sales of mid to large size (7”~86”) “Projective Capacitive Sensors,” (7”~21.5”) “Five-Wire Resistive Zero-Bezel Touch Panels” and (5”~21.5”) “Five-Wire Resistive Touch Panels.” Compared with us, although it has a longer history and geographical advantages, it mainly focuses on resistive touch panels and recently started production of capacitive touchscreens mostly applicable to POS, inquiry machines and industrial HMI, while our products are more widely used in a variety of industries.

Industry

Since inception, we have positioned ourselves in the professional touchscreen industry. Touchscreen is an input and output device and layered on top of an electronic visual display of an information processing system, allowing individuals to access information and interact with the device simply by touching the device’s screen with a finger or a specialized tool. Accordingly, the ease of use offered by touchscreen-based systems makes the systems well suited both for applications for the general public and for specialized applications for institutional users and trained computer users.

Although touchscreen has become mainstream only over the last decade, the concept of a touch-sensitive computer display was developed as early as 1965. Since the introduction of Apple’s iPhone in 2007, touchscreen technology has made rapid inroads into various electronics markets, with a number of other significant companies also incorporating this technology into their products (as opposed to using a mouse, keyboard, keypad or trackball). Viewed today as the most important tool to facilitate interaction between the individual and machine, touchscreen technology is now an integral part of a wide range of computing products.

Employees

As of the date of this prospectus, we have a total of 130 employees. We have no part time employees or independent contractors.

As required by regulations in China, our Mainland China subsidiary participates in various employee social security plans that are organized by local governments, including pension, unemployment insurance, childbirth insurance, work-related injury insurance, medical insurance and housing insurance. Our Mainland China subsidiary is required under Chinese law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time.

Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We believe that we maintain a good working relationship with our employees and to date, we have not experienced any significant labor disputes.

Real Properties

We owned approximately nine separate buildings covering a total area of approximately 735,745 square feet at No. 29, Third Main Avenue, Shigao Town, Renshou County, Meishan City, Sichuan, China (previously known as 22 Xingan Ave., Section 2, Shigao Town, Sichuan, China) (“Property”) where we maintain our executive offices, research and development facilities, factories and other facilities.

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As of the date of the prospectus, our Mainland China subsidiary has leased back the Property for our business operation. See “Prospectus Summary - Recent Development” for recent changes to the Property.

We believe that this Property is sufficient for our current business.

Legal Proceedings

We know of no material, active, pending or threatened proceeding against us or our subsidiaries, nor are we, or any subsidiary, involved as a plaintiff or defendant in any material proceeding or pending litigation.

From time to time, the Company and its affiliates are parties to various legal actions arising in the ordinary course of business. Although Sichuan Wetouch and Hong Kong Wetouch, the previous subsidiaries of the Company, and our former Chairman and director Mr. Guangde Cai were named as defendants in several litigation matters, as of the date of this prospectus, all such matters have been settled and Sichuan Wetouch, Hong Kong Wetouch and Mr. Guangde Cai were unconditionally and fully discharged and released therefrom. See “Certain Relationships and Related Transactions, and Director Independence” and Note 13 to the Consolidated Financial Statements contained in this prospectus. Accordingly, there are no pending material legal proceedings against the Company or Mr. Cai.

Corporate History and Structure

We were originally incorporated under the laws of the state of Nevada on August 31, 1992 as Gulf West Investment Properties, Inc, and were dormant and had no operations for many years.

On February 26, 2019, the Eighth Judicial District Court in and for Clark County, Nevada, Case No. A-19-787151-B, appointed Custodian Ventures LLC, an affiliate of David Lazar, as custodian of the Company (the “Custodian”). Mr. Lazar was appointed as the sole officer and director of the Company. On March 11, 2019, 1,714,286 shares of common stock of the Company were issued to the Custodian in consideration for the payment of cash and the issuance of a promissory note by the Custodian to the Company. Effective as of June 11, 2019, the court discharged the Custodian’s duties.

On June 18, 2020, we consummated the transactions contemplated by a Stock Purchase Agreement among the Company, the Custodian, Qixun Samoa and Qihong Samoa (Qixun Samoa and Qixun Samoa are referred to as the “Buyers”). Pursuant to the Stock Purchase Agreement, the Buyers acquired all of the 1,714,286 shares of the Company owned by the Custodian, representing 50.47% of the issued and outstanding shares of the Company. The Custodian and the Company agreed to indemnify the Buyers from any liabilities of the Company occurring prior to June 18, 2020, and the promissory note issued by the Custodian to the Company was canceled. Immediately following the closing, David Lazar resigned as the sole officer and director of the Company and Jiaying Cai was appointed as president, secretary and treasurer of the Company and as the sole director.

Name Change/Reverse Stock Split

Effective September 30, 2020, we changed our name from Gulf West Investment Properties, Inc. to Wetouch Technology Inc. by filing an Amended and Restated Articles of Incorporation with the Nevada Secretary of State to give effect to a name change. The Amended and Restated Articles also effectuated a reverse split of our authorized, issued and outstanding shares of common stock on a 70 for 1 new basis whereby each 70 shares of outstanding common stock was exchanged for one (1) share of new common stock (the “Reverse Split” and, for avoidance of doubt, all share amounts set forth herein shall be post Reverse Split unless otherwise specified) and, consequently, our authorized common stock increased to 300,000,000 shares of common stock and 10,000,000 shares of preferred stock, and our then issued and outstanding common shares decreased from 237,742,066 to 3,396,394 shares, all with a par value of $0.001. All share and per share numbers relating to our common stock prior to the effectiveness of the Reverse Split have been adjusted to give effect to the Reverse Split.

As a result of the name change, we changed our trading symbol from “GLFW” to “WETH”, effective November 3, 2020.

Acquisition of BVI Wetouch

On October 9, 2020, we entered into a Share Exchange Agreement with BVI Wetouch and “BVI Shareholders, to acquire all the issued and outstanding capital stock of BVI Wetouch in exchange for the issuance to the BVI Shareholders an aggregate of 28,000,000 shares of our common stock. In the Reverse Merger, each ordinary share of BVI Wetouch was exchanged for 560 shares of common stock of Wetouch. Immediately after the closing of the Reverse Merger on October 9, 2020, we had a total of 31,396,394 issued and outstanding shares of common stock. As a result of the Reverse Merger, BVI Wetouch is now our wholly-owned subsidiary.

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On October 12, 2020, Guangde Cai was appointed as an additional director and Chairman of the Company. On October 12, 2020, Mr. Zongyi Lian was appointed as president and chief executive officer of the Company, and Mr. Yuhua Huang was appointed as chief financial officer of the Company. On the same day, Jiaying Cai resigned from the capacity of president and treasurer of the Company, but remains the secretary and director of the Company.

BVI Wetouch was established under the laws of British Virgin Islands on August 14, 2020 to acquire all the shares of Hong Kong Wetouch. On September 11, 2020, BVI Wetouch acquired all the outstanding shares of Hong Kong Wetouch from the shareholders of Hong Kong Wetouch in consideration of HK$10,000 pursuant to instruments of transfer in accordance with Hong Kong law. As a result of the acquisition, Hong Kong Wetouch became a wholly-owned subsidiary of BVI Wetouch. The shareholders of Hong Kong Wetouch became the shareholders of BVI Wetouch in said transaction, and therefore the shareholders who controlled Hong Kong Wetouch became the controlling shareholders of BVI Wetouch.

Hong Kong Wetouch was incorporated on May 5, 2016 under the laws of Hong Kong. On July 19, 2016, Hong Kong Wetouch acquired all the shares of Sichuan Wetouch, a Mainland China company established in Meishan, Sichuan on May 6, 2011. As a result of the acquisition, Sichuan Wetouch became a wholly-owned subsidiary of Hong Kong Wetouch.

As BVI Wetouch owns all the outstanding shares of Hong Kong Wetouch, which, in turn, owns all the outstanding shares of Sichuan Wetouch, the Company owns indirectly all the business of Sichuan Wetouch. As a result of the Reverse Merger in which the Company acquired all the outstanding shares of BVI Wetouch, Hong Kong Wetouch and Sichuan Wetouch became our indirect wholly-owned subsidiaries.

Acquisition of HK Wetouch

Hong Kong Wetouch Technology Limited, a limited company organized under the laws of Hong Kong (“HK Wetouch”), an affiliate of Guangde Cai, our former Chairman and Director, was incorporated on December 3, 2020 under the laws of Hong Kong. HK Wetouch was established to own all the outstanding shares of Sichuan Vtouch Technology Co., Ltd., which was incorporated on December 30, 2020 (“Sichuan Vtouch”) in Chengdu, Sichuan, under PRC laws.

On March 12, 2021, BVI Wetouch acquired all the outstanding shares of HK Wetouch from the sole shareholder of HK Wetouch, Guangde Cai, in consideration of the payment of HK$10,000 pursuant to instruments of transfer in accordance with Hong Kong law. As a result of the acquisition, HK Wetouch became a wholly-owned subsidiary of BVI Wetouch. BVI Wetouch owns (i) all the outstanding shares of Hong Kong Wetouch, which, in turn, owns all the outstanding shares of Sichuan Wetouch and (ii) all of the outstanding shares of HK Wetouch, which owns all the shares of Sichaun Vtouch.

Disposition of Hong Kong Wetouch

On March 16, 2021, Sichuan Wetouch entered into an Agreement of Compensation on Demolition (“Compensation Agreement”) with Meishan Huantian Industrial Co., Ltd, formerly named Sichuan Renshou Shigao Tianfu Investment Co., Ltd, a limited company owned by the local government (“Sichuan Renshou”), for the withdrawal of our right to use of state-owned land and the demolition of all buildings, facilities and equipment on such land where we maintain our executive offices, research and development facilities and factories at No.29, Third Main Avenue, Shigao Town, Renshou County, Meishan City, Sichuan, China (the “Property”). The Property, all buildings, facilities, equipment and all other appurtenances on the Property are collectively referred to as “Properties”. The Compensation Agreement was executed and delivered as a result of guidelines (the “Guidelines”) published by the local government of with respect to local environmental issues and a national overall plan on Tianfu New District, Meishan City, Sichuan, China. In accordance with the Guidelines, a project named “Chaisang River Ecological Wetland Park” is under construction in the areas where the manufacturing facilities and properties of the Company are located. As a result, Sichuan Wetouch must relocate. In consideration for such relocation, the owner of the buildings on the state-owned land will be compensated.

In order to minimize the interruption of our business, Sichuan Vtouch entered into a Leaseback Agreement with Sichuan Renshou on March 16, 2021. The Leaseback Agreement entitles us to lease back the Properties commencing from April 1, 2021 until December 31, 2021, at a monthly rent of RMB300,000 (approximately $46,154), which period was extended to October 31, 2022. On October 16, 2022, Sichuan Vtouch entered an extension to the Leaseback Agreement with Sichuan Renshou to extend the period it granted Sichuan Vtouch to lease back the Properties until October 31, 2023, at a monthly rent of RMB400,000 (approximately $59,941).

On March 18, 2021, Sichuan Wetouch received a total amount of RMB115.2 million (approximately $17.7 million) as the total amount of compensation from Sichuan Renshou, including RMB100.2 million ($15.4 million) based upon the appraised value of the Properties plus an extra 15% relocation bonus of RMB15.0 million ($2.3 million).

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We are actively searching for an appropriate parcel in Chengdu Medicine City (Technology Park), Wenjiang District, Chengdu for the construction of our new production facilities and office buildings. As of the date of this prospectus, we estimate that our capital needs for this acquisition and construction will be approximately RMB170.0 million (approximately $26.2 million), but there is no assurance that the estimated amount is sufficient to achieve our goals. We may need additional financing for our business development. In addition, we expect that this acquisition and construction will be completed prior to October 31, 2023, but there is no assurance and we may need extended time to achieve our business plan. Pursuant to local PRC government guidelines on local environment issues and the national overall plan, Sichuan Wetouch is under the government directed relocation order to relocate no later than October 31, 2023 and was compensated RMB115.2 million ($17.8 million) by the local government for the withdrawal of the right to use of state-owned land and the demolition of all buildings, facilities, equipment and all other appurtenances on the land.

On March 2, 2021, HK Wetouch acquired all shares of Hong Kong Wetouch. Hong Kong Wetouch submitted its application for dissolution and was dissolved on March 18, 2022. In addition, as of March 31, 2021, Sichuan Wetouch’s business and operations have been assumed by Sichuan Vtouch.

The following diagram illustrates our current corporate structure:

Wetouch Technology Inc. ("Wetouch"),
a Nevada company
100%
Wetouch Holding Group Limited (" BVI Wetouch"),
a British Virgin Islands company
100%
Hong Kong Wetouch Technology Limited
(香港偉易達科技有限公司)
("HK Wetouch"),
a Hong Kong company
100%
Sichuan Vtouch Technology Co., Ltd
(四川伟大奇科技有限公司)
("Sichuan Vtouch"),
a People's Republic of China company

Regulations

Overview

We operate our business in Mainland China under a legal regime consisting of the National People’s Congress, which is the country’s highest legislative body, the State Council, which is the highest authority of the executive branch of the PRC central government, and several ministries and agencies under its authority, including the Ministry of Industry and Information Technology, the State Administration for Market Regulation (“SAMR”) and their respective local offices.

This section sets forth a summary of the most significant rules and regulations that affect our business activities in Mainland China.

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Regulations Relating to Foreign Investment in Mainland China

On March 15, 2019, the National People’s Congress promulgated the Foreign Investment Law, which came into effect on January 1, 2020 and replaced three existing laws on foreign investments in China, namely, the PRC Equity Joint Venture Law, the PRC Cooperative Joint Venture Law, and the Wholly Foreign-Owned Enterprise Law, together with their implementation rules and ancillary regulations. The Foreign Investment Law embodies an expected Mainland China regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign- and domestic-invested enterprises in Mainland China. The Foreign Investment Law establishes the basic framework for the access to, and the promotion, protection, and administration of foreign investments in view of investment protection and fair competition.

Pursuant to the Foreign Investment Law, “foreign investment” refers to investment activities directly or indirectly conducted by one or more natural persons, business entities, or otherwise organizations of a foreign country within Mainland China, or foreign investors, and the investment activities include the following situations: (i) a foreign investor, individually or collectively with other investors, establishes an Foreign Investment Entity (“FIE”) in Mainland China; (ii) a foreign investor acquires stock shares, equity shares, shares in assets, or other similar rights and interests of an enterprise within Mainland China; (iii) a foreign investor, individually or collectively with other investors, invests in a new project in Mainland China; and (iv) investments in other means as provided by laws, administrative regulations, or the State Council.

Investment activities in Mainland China by foreign investors are principally governed by the Guidance Catalogue of Industries for Foreign Investment, or the Catalogue, which was promulgated and is amended from time to time by the Ministry of Commerce, or the MOFCOM, and the National Development and Reform Commission, or the NDRC. Restricted and prohibited industries are listed in the Catalogue. The Catalogue sets out a unified basis for the special administrative measures for foreign investment access. Fields not mentioned in the list for foreign investment access, including touchscreen manufacturing, are administered under the principle of equal treatment for domestic and foreign capital.

Industries not listed in the Catalogue are generally deemed as constituting a “permitted” category. According to the Catalogue, touchscreen manufacturing is classified as industry where foreign investments are permitted.

Furthermore, the Foreign Investment Law provides that FIEs established according to the existing laws regulating foreign investment may maintain their structure and corporate governance within five years after the implementation of the Foreign Investment Law.

In addition, the Foreign Investment Law also provides several protective rules and principles for foreign investors and their investments in Mainland China, including, among others, that local governments must abide by their commitments to the foreign investors; FIEs are allowed to issue stocks and corporate bonds; expropriation or requisition of the investment of foreign investors is prohibited except for special circumstances, in which case statutory procedures must be followed and fair and reasonable compensation must be made in a timely manner; mandatory technology transfer is prohibited; and the capital contributions, profits, capital gains, proceeds out of asset disposal, licensing fees of intellectual property rights, indemnity or compensation legally obtained, or proceeds received upon settlement by foreign investors in Mainland China may be freely remitted inward and outward in Renminbi or foreign currencies. Also, foreign investors or FIEs should be imposed legal liabilities for failing to report investment information in accordance with the requirements.

On December 26, 2019, the PRC State Council approved the Implementation Rules of Foreign Investment Law, which came into effect on January 1, 2020. The Implementation Rules of Foreign Investment Law restates certain principles of the Foreign Investment Law and further provides that, among others, (i) if the legal form or the governing structure of an FIE established prior to the effective date of the Foreign Investment Law does not comply with the compulsory provisions of the PRC Company Law or the PRC Partnership Enterprises Law, such FIE should complete amendment registration accordingly no later than January 1, 2025; if it fails to do so, the enterprise registration authority will not process other registration matters of the FIE and may publicize such non-compliance; and (ii) the provisions regarding transfer of equity interests, distribution of profits and remaining assets as stipulated in the joint venture contracts of an existing FIE may survive the Foreign Investment Law during its joint venture term.

Regulations on Environmental Protection

Environmental Protection Law

The Environmental Protection Law of the PRC, or the Environmental Protection Law, was promulgated and effective on December 26, 1989, and most recently amended on April 24, 2014, which amendments became effective January 1, 2015. This Environmental Protection Law has been formulated for the purpose of protecting and improving both the living environment and the ecological environment, preventing and controlling pollution, other public hazards and safeguarding people’s health.

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According to the provisions of the Environmental Protection Law, in addition to other relevant laws and regulations of the PRC, the Ministry of Environmental Protection and its local counterparts take charge of administering and supervising said environmental protection matters. Pursuant to the Environmental Protection Law, the environmental impact statement on any construction project must assess the pollution that the project is likely to produce and its impact on the environment, and stipulate preventive and curative measures; the statement shall be submitted to the competent administrative department of environmental protection for approval. Installations for the prevention and control of pollution in construction projects must be designed, built and commissioned together with the principal part of the project.

Permission to commence production at or utilize any construction project shall not be granted until its installations for the prevention and control of pollution have been examined and confirmed to meet applicable standards by the appropriate administrative department of environmental protection that examined and approved the environmental impact statement. Installations for the prevention and control of pollution shall not be dismantled or left idle without authorization. Where it is absolutely necessary to dismantle any such installation or leave it idle, prior approval shall be obtained from the competent local administrative department of environmental protection.

The Environmental Protection Law makes it clear that the legal liabilities of any violation of said law include warning, fine, rectification within a time limit, compulsory cease operation, compulsory reinstallation of dismantled installations of the prevention and control of pollution or compulsory reinstallation of those left idle, compulsory shutout or closedown, or even criminal punishment.

Order on Ecosystem by The Ministry of Ecology and Environment 2019 Classification-based Management on Fixed Pollutant Source

Pursuant to the Order on Ecosystem by The Ministry of Ecology and Environment, which was issued on July 28, 2017 and most recently amended on December 20, 2019, The Ministry of Ecology and Environment implements a classification-based management on the environmental impact assessment, or EIA, of pollutants according to pollutant amount and the impact of the pollutants on the environment as below

●	For those pollutant discharge units with large amount of pollutants and significant environmental impacts, the key management on a pollutant discharge permit is required;

●	For those pollutant discharge units with small amount of pollutants and small environmental impacts, the simplified management on a pollutant discharge permit is required; and

●	For those pollutant discharge units with very small amount of pollutants and very small environmental impacts, the pollutant discharge registration form is required.

The touchscreen manufacturing is classified as to fill in a Registration Form. Pursuant to a Statement on Change of Pollutant Discharge Permit to Stationary Pollution Source Registration Form by the local government dated September 1, 2020, the environmental protection system in Renshou County, Sichuan, was changed from permission to registration due to local administrative division change. Therefore, upon submission of all required documentation, we are registered under the new system by filling in Stationary Pollution Source Registration Form.

Regulations on Consumer Rights Protection

Our business is subject to a variety of consumer protection laws, including the PRC Consumer Rights and Interests Protection Law, which was amended in 2013 and became effective on March 15, 2014. It imposes stringent requirements and obligations on business operators. Failure to comply with these consumer protection laws could subject us to administrative sanctions, such as the issuance of a warning, confiscation of illegal income, imposition of fines, an order to cease business operations, revocation of business licenses, and potential civil or criminal liabilities.

As of the date of this prospectus, we are not aware of any warning, investigations, prosecutions, disputes, claims or other proceedings in respect of customer rights protection, nor have we been punished or can foresee any punishment to be made by any government authorities of the PRC.

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Regulations on Intellectual Property Rights

Regulations on Trademark

Trademarks are protected by the PRC Trademark Law adopted in 1982 and subsequently amended as well as the Implementation Regulations for the Trademark Law of the PRC in 2002 and subsequently amended in 2014 and 2019. The Trademark Office of the SAMR is responsible for the registration and administration of trademarks and the Trademark Review and Adjudication Committee established by the SAMR is responsible for resolving trademark disputes in Mainland China. Registered trademarks are valid for ten years from the date the registration is approved. A registrant may apply to renew a registration within twelve months before the expiration date of the registration. If the registrant fails to apply in a timely manner, a grace period of six additional months may b the date of this prospectus e granted. If the registrant fails to apply before the grace period expires, the registered trademark shall be deregistered. Renewed registrations are valid for ten years. In April 2014, the State Council issued the revised Implementation of the Trademark Law, which specified the requirements of applying for trademark registration and review. As of the date of this prospectus, we had 1 registered trademark in Mainland China.

Regulations on Patent Law

According to the PRC Patent Law, which was issued by the Standing Committee of the National People’s Congress in 1984 and last amended on October 17, 2020, effective on June 1, 2021, and Implementation Rules of the Patent Law of the People’s Republic of China, which were promulgated by the State Council in 2001 and last amended on January 9, 2010. Draft amendments to the Implementation Rules of the Patent Law are currently under review. The Patent Law and its implementation rules provide for three types of patents: “invention,” “utility model” and “design.” “Invention” refers to any new technical solution relating to a product, a process or improvement thereof; “utility model” refers to any new technical solution relating to the shape, structure, or their combination, of a product, which is suitable for practical use; and “design” refers to any new design of the whole or partial shape, pattern, color or the combination of any two of them, of a product, that creates an aesthetical feeling and is suitable for industrial application. Invention patents are valid for 20 years, while design patents and utility model patents are valid for 15 years and 10 years, respectively, each calculated from the date of application. To be patentable, invention or utility models must meet three criteria: novelty, inventiveness and practicability. Except under certain specific circumstances provided by law, any third-party user must obtain consent or a proper license from the patent owner to use the patent. Otherwise, the use constitutes an infringement of the patent rights. As of the date of this prospectus, we had 8 registered patents under our former Mainland China subsidiary Sichuan Wetouch, which we are in the process of assigning to our Mainland China subsidiary Sichuan Vtouch and 4 pending patents in Mainland China under our Mainland China subsidiary Sichuan Vtouch.

Regulations on Foreign Exchange

General Administration of Foreign Exchange

Under the PRC Foreign Currency Administration Rules promulgated on January 29, 1996 and most recently amended on August 5, 2008 and various regulations issued by the SAFE, and other relevant PRC government authorities, Renminbi is convertible into other currencies for current account items, such as trade-related receipts and payments and payment of interest and dividends. The conversion of Renminbi into other currencies and remittance of the converted foreign currency outside Mainland China for capital account items, such as direct equity investments, loans, and repatriation of investment, requires the prior approval from the SAFE or its local office.

Payments for transactions that take place in Mainland China must be made in Renminbi. Unless otherwise approved, Mainland China companies may not repatriate foreign currency payments received from abroad or retain the same abroad. FIEs may retain foreign exchange in accounts with designated foreign exchange banks under the current account items subject to a cap set by the SAFE or its local branch. Foreign exchange proceeds under the current accounts may be either retained or sold to a financial institution engaged in settlement and sale of foreign exchange pursuant to relevant SAFE rules and regulations. For foreign exchange proceeds under the capital accounts, approval from the SAFE is generally required for the retention or sale of such proceeds to a financial institution engaged in settlement and sale of foreign exchange.

Pursuant to the Circular of the SAFE on Notice of State Administration of Foreign Exchange on Further Improvements and Adjustments to Foreign Exchange Control Policies for Direct Investment, which was promulgated on November 19, 2012, became effective on December 17, 2012, and was further amended on May 4, 2015, October 10, 2018, and December 30, 2019, approval of the SAFE is not required for opening a foreign exchange account and depositing foreign exchange into the accounts relating to the direct investments. This circular also simplifies foreign exchange-related registration required for foreign investors to acquire equity interests of PRC companies and further improve the administration on foreign exchange settlement for FIEs.

The Notice of the State Administration of Foreign Exchange on Further Simplifying and Improving the Foreign Exchange Management Policies for Direct Investment, or SAFE Circular 13, which became effective on June 1, 2015 and was amended on December 30, 2019, cancels the administrative approvals of foreign exchange registration of direct domestic investment and direct overseas investment and simplifies the procedure of foreign exchange-related registration. Pursuant to SAFE Circular 13, investors should register with banks for direct domestic investment and direct overseas investment.

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The Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, which was promulgated on March 30, 2015, became effective on June 1, 2015, and was amended on December 30, 2019, provides that an FIE may, according to its actual business needs, settle with a bank the portion of the foreign exchange capital in its capital account for which the relevant foreign exchange administration has confirmed monetary capital contribution rights and interests (or for which the bank has registered the injection of the monetary capital contribution into the account). Pursuant to this circular, for the time being, FIEs are allowed to settle 100% of their foreign exchange capital on a discretionary basis; an FIE should truthfully use its capital for its own operational purposes within the scope of its business; where an ordinary FIE makes domestic equity investment with the amount of foreign exchanges settled, the FIE must first go through domestic re-investment registration and open a corresponding account for foreign exchange settlement pending payment with the foreign exchange administration or the bank at the place where it is registered.

The Notice of the State Administration of Foreign Exchange on Policies for Reforming and Regulating the Control over Foreign Exchange Settlement under the Capital Account, which was promulgated and became effective on June 9, 2016, provides that enterprises registered in Mainland China may also convert their foreign debts from foreign currency into Renminbi on a self-discretionary basis. This circular also provides an integrated standard for conversion of foreign exchange under capital account items (including, but not limited to, foreign currency capital and foreign debts) on a self-discretionary basis, which applies to all enterprises registered in Mainland China.

On January 26, 2017, SAFE promulgated the Notice of State Administration of Foreign Exchange on Improving the Check of Authenticity and Compliance to further Promote Foreign Exchange Control, which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including: (i) banks should check board resolutions regarding profit distribution, the original version of tax filing records, and audited financial statements pursuant to the principle of genuine transactions; and (ii) domestic entities should hold income to account for previous years’ losses before remitting the profits. Moreover, pursuant to this circular, domestic entities should make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts, and other proof when completing the registration procedures in connection with an outbound investment.

On October 25, 2019, the SAFE promulgated the Notice of the State Administration of Foreign Exchange on Further Promoting the Facilitation of Cross-border Trade and Investment, which, among other things, allows all FIEs to use Renminbi converted from foreign currency-denominated capital for equity investments in Mainland China, as long as the equity investment is genuine, does not violate applicable laws, and complies with the negative list on foreign investment. However, since this circular is newly promulgated, it is unclear how the SAFE and competent banks will carry it out in practice.

According to the Regulations of the PRC on Administration of Company Registration, which were promulgated by the State Council on June 24, 1994, became effective on July 1, 1994, and were amended on February 6, 2016, and other laws and regulations governing FIEs and company registrations, the establishment of an FIE and any capital increase and other major changes in an FIE should be registered with the State Administration for Market Regulation or its local counterparts and filed via the enterprise registration system.

Pursuant to SAFE Circular 13 and other laws and regulations relating to foreign exchange, when setting up a new FIE, the enterprise should register with the bank located at its registered place after obtaining the business license, and if there is any change in capital or other changes relating to the basic information of the FIE, including, without limitation, any increase in its registered capital or total investment, the FIE must register such changes with the bank located at its registered place after obtaining approval from or completing the filing with relevant authorities. Pursuant to the relevant foreign exchange laws and regulations, such foreign exchange registration with the banks will typically take less than four weeks upon the acceptance of the registration application.

Based on the foregoing, if we intend to provide funding to our wholly foreign-owned subsidiaries through capital injection at or after their establishment, we must register the establishment of and any follow-on capital increase in our wholly foreign-owned subsidiaries with the State Administration for Market Regulation or its local counterparts, file such via the enterprise registration system, and register such with the local banks for the foreign exchange related matters.

Regulations on Offshore Financing

Under the Circular of the SAFE on Issues Concerning the Foreign Exchange Administration over the Overseas Investment and Financing and Round-Trip Investment by Domestic Residents via Special Purpose Vehicles, or SAFE Circular 37, effective on July 4, 2014, Mainland China residents are required to register with the local SAFE branch prior to the establishment or control of an offshore special purpose vehicle, which is defined as an offshore enterprise directly established or indirectly controlled by Mainland China residents for investment and financing purposes, with the enterprise assets or interests Mainland China residents hold in Mainland China or overseas. The term “control” means to obtain the operation rights, right to proceeds, or decision-making power of a special purpose vehicle through acquisition, trust, holding shares on behalf of others, voting rights, repurchase, convertible bonds, or other means. At the same time, the SAFE has issued the Operation Guidance for the Issues Concerning Foreign Exchange Administration over Round-Trip Investment regarding the procedures for SAFE registration under SAFE Circular 37, which became effective on July 4, 2014 as an attachment of SAFE Circular 37.

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The Mainland China residents are also required to amend the registration or filing with the local SAFE branch any material change in the offshore company, such as any change of basic information (including change of such Mainland China residents, name and operation term), increase or decreases in investment amount, transfers or exchanges of shares, or merger or divisions. On February 28, 2015, SAFE promulgated the Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Pursuant to SAFE Notice 13, instead of applying for approvals regarding foreign exchange registrations of foreign direct investment and overseas direct investment from SAFE as required under current laws, entities and individuals will be required to apply for such foreign exchange registrations, including those required under the SAFE Circular 37, from qualified banks. The qualified banks, under the supervision of SAFE, will directly examine the applications and conduct the registration.

Failure to comply with the registration procedures set forth in the SAFE Circular 37, or making misrepresentation on or failure to disclose controllers of foreign-invested enterprise that is established through round-trip investment, may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the increase of its registered capital, the payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entities, and may also subject relevant Mainland China residents to penalties under Mainland China foreign exchange administration regulations. Mainland China residents who directly or indirectly hold any shares in our company from time to time are required to register with SAFE in connection with their investments in us. We have requested Mainland China residents holding direct or indirect interest in our company to our knowledge to make the necessary applications, filings and amendments as required under the SAFE Circular 37 and other related rules.

As of the date of this prospectus, the Mainland China residents have either not completed, or have not applied for, foreign exchange registration under the SAFE Circular 37 and other related rules. Although they are either in the process of making foreign exchange registration or plan to make foreign exchange registrations, they may still be faced with the above possible fines in accordance with the PRC Laws.

Regulations on Dividend Distribution

The principal laws and regulations regulating the distribution of dividends by FIEs in Mainland China include the PRC Company Law, as amended in 2004, 2005, 2013, and 2018, and the 2019 PRC Foreign Investment Law and its Implementation Rules. Under the current regulatory regime in Mainland China, FIEs in Mainland China may pay dividends only out of their retained earnings, if any, determined in accordance with Mainland China accounting standards and regulations. A Mainland China company is required to set aside as statutory reserve funds at least 10% of its after-tax profit, until the cumulative amount of such reserve funds reaches 50% of its registered capital unless laws regarding foreign investment provide otherwise. A Mainland China company cannot distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our common stock as a source for any future dividend income.

Regulation on M&A Rules

In August 2006, six PRC governmental agencies jointly promulgated the Provisions on Foreign-funded Mergers and Acquisitions of Domestic Enterprises, or the M&A Rule, as most recently amended in 2009. The M&A Rule requires offshore special purpose vehicles formed to pursue overseas listing of equity interests in Mainland China companies and controlled directly or indirectly by Mainland China companies or individuals to obtain the approval of the China Securities Regulatory Commission (“CSRC”) prior to the listing and trading of such special purpose vehicle’s securities on any stock exchange overseas.

The M&A Rule further requires that the Ministry of Commerce, or MOFCOM, be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a Mainland China domestic enterprise or a foreign company with substantial Mainland China operations, if certain thresholds under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, issued by the State Council, are triggered. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the NPC requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds be cleared by the MOFCOM before they can be completed.

On December 24, 2021, the CSRC issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), or the Draft Overseas Listing Administration Provisions, and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), or the Draft Overseas Listing Filing Measures, which are open for public comments until January 23, 2022.

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Regulations on Taxation

Enterprise Income Tax

On March 16, 2007, the National People’s Congress promulgated the PRC Enterprise Income Tax Law, which was amended on February 24, 2017 and December 29, 2018. On December 6, 2007, the State Council enacted the Regulations for the Implementation of the Enterprise Income Tax Law, which became effective on January 1, 2008 and amended on April 23, 2019. Under the Enterprise Income Tax Law and the relevant implementation regulations, both resident enterprises and non-resident enterprises are subject to tax in Mainland China. Resident enterprises are defined as enterprises that are established in Mainland China in accordance with PRC laws, or that are established in accordance with the laws of foreign countries but are actually or in effect controlled from within Mainland China. Non-resident enterprises are defined as enterprises that are organized under the laws of foreign countries and whose actual management is conducted outside Mainland China, but have established institutions or premises in Mainland China, or have no such established institutions or premises but have income generated from inside Mainland China. Under the Enterprise Income Tax Law and relevant implementing regulations, a uniform corporate income tax rate of 25% is applied. However, if non-resident enterprises have not formed permanent establishments or premises in Mainland China, or if they have formed permanent establishment or premises in Mainland China but there is no actual relationship between the relevant income derived in Mainland China and the established institutions or premises set up by them, enterprise income tax is set at the rate of 10% with respect to their income sourced from inside Mainland China.

Value-Added Tax

The PRC Provisional Regulations on Value-Added Tax were promulgated by the State Council on December 13, 1993, which became effective on January 1, 1994 and were subsequently amended from time to time. The Detailed Rules for the Implementation of the PRC Provisional Regulations on Value-Added Tax (2011 Revision) was promulgated by the Ministry of Finance on December 25, 1993 and subsequently amended on December 15, 2008 and October 28, 2011. On November 19, 2017, the State Council promulgated the Decisions on Abolishing the PRC Provisional Regulations on Business Tax and Amending the PRC Provisional Regulations on Value-Added Tax. Pursuant to these regulations, rules and decisions, all enterprises and individuals engaged in sale of goods, provision of processing, repair, and replacement services, sales of services, intangible assets, real property, and the importation of goods within Mainland China territory are VAT taxpayers. On March 21, 2019, the Ministry of Finance, the SAT, and the General Administration of Customs jointly issued the Announcement on Relevant Policies on Deepen the Reform of Value-Added Tax. Sales revenue represents the invoiced value of goods, net of VAT. The VAT is based on gross sales price and VAT rates range up to 17%, starting from May 1, 2018, VAT rate was lowered to 16%, and starting from April 1, 2019, VAT rate was further lowered to 13%.

Dividend Withholding Tax

The Enterprise Income Tax Law provides that since January 1, 2008, an income tax rate of 10% will normally be applicable to dividends declared to non-Mainland China resident investors that do not have an establishment or place of business in Mainland China, or that have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within Mainland China.

Pursuant to the Arrangement Between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital, and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent Mainland China tax authority to have met the relevant conditions and requirements under this arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a Mainland China resident enterprise may be reduced to 5%. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009, if the relevant Mainland China tax authorities determine, in their discretions, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such Mainland China tax authorities may adjust the preferential tax treatment. Pursuant to the Circular on Several Questions regarding the “Beneficial Owner” in Tax Treaties, which was issued on February 3, 2018 by the SAT and became effective on April 1, 2018, when determining the applicant’s status as the “beneficial owner” regarding tax treatments in connection with dividends, interests, or royalties in the tax treaties, several factors, including, without limitation, whether the applicant is obligated to pay more than 50% of his or her income in twelve months to residents in third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant any tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account, and such factors will be analyzed according to the actual circumstances of the specific cases. This circular further provides that an applicant who intends to prove his or her status as the “beneficial owner” must submit the relevant documents to the relevant tax bureau pursuant to the Announcement on Issuing the Measures for the Administration of Non-Resident Taxpayers’ Enjoyment of the Treatment under Tax Agreements.

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Regulations on Employment Laws

In accordance with the PRC National Labor Law, which became effective in January 1995 and amended from time to time, and the PRC Labor Contract Law, which became effective in January 2008, as amended subsequently, employers must execute written labor contracts with full-time employees in order to establish an employment relationship. All employers must compensate their employees equal to at least the local minimum wage standards. All employers are required to establish a system for labor safety and sanitation, strictly abide by state rules and standards and provide employees with appropriate workplace safety training. In addition, employers in Mainland China are obliged to pay contributions to the social insurance plan and the housing fund plan for employees.

Recent Regulatory Developments

On July 6, 2021, the relevant PRC government authorities published the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions call for strengthened regulation over illegal securities activities and supervision on overseas listings by Mainland China-based companies and propose to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by Mainland China-based overseas-listed companies. On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”, together with the Draft Administrative Provisions, the “Draft Rules”). The Draft Rules lay out the filing regulations for both direct and indirect overseas listings and clarify the determination criteria for indirect overseas listings in overseas markets. Among other requirements, if a domestic enterprise intends to indirectly offer and list securities in an overseas market, the record-filing obligation shall be completed within three business days after the overseas listing application is submitted.

On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Administrative Measures, and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Administrative Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in Mainland China or its main places of business are located in Mainland China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in Mainland China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for initial public offering and listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted. Our PRC counsel has advised that because our common stock currently trades in the U.S., we are not required to submit filings to the CSRC before this offering is completed and this offering is not conditioned on CSRC approval. Rather, within three days of the closing of this offering, we must submit filings to the CSRC in accordance with the Trial Administrative Measures. However, given that the Trial Administrative Measures were recently promulgated, there remain substantial uncertainties as to their interpretation, application, and enforcement and there is no guarantee that the relevant PRC government agencies, including the CSRC, would reach the same conclusion that we and our PRC counsel have reached. In addition, if we were to fail to comply with the post-offering filing obligations imposed by the Trial Administrative Measures or make a misrepresentation, misleading statement or material omission in the materials we submit to the CSRC, the CSRC would have the right to order rectification, issue a warning and impose a fine on us of between RMB 1 million and RMB 10 million and issuing a warning to the parties responsible for such failure, misrepresentation or material omission and impose a fine on each of such individuals ranging from RMB 500,000 to RMB 5 million. See “Risk Factors — Risks Related to Doing Business in China.”

On the same day, the CSRC held a press conference for the release of the Trial Administrative Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, clarifies that (1) a six-month transition period will be granted to domestic companies which, prior to the effective date of the Trial Administrative Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges, such as completion of registration in the market of the United States, but have not completed the indirect overseas listing; and (2) domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges on or prior to the effective date of the Trial Administrative Measures, may reasonably arrange the timing for submitting their filing applications with the CSRC, and shall complete the filing before the completion of their overseas offering and listing.

In addition, on July 10, 2021, the Cyberspace Administration of China issued the Measures for Cybersecurity Review (Revision Draft for Comments) for public comments, which propose to authorize the relevant government authorities to conduct cybersecurity review on a range of activities that affect or may affect national security, including listings in foreign countries by companies that possess the personal data of more than one million users. On December 28, 2021, the Measures for Cybersecurity Review (2021 version) were promulgated and became effective on February 15, 2022 (the “Measures”), which iterates that any “online platform operators” controlling personal information of more than one million users that seeks to list on a foreign stock exchange shall also be subject to cybersecurity review. As we are neither an “operator of critical information infrastructure” nor a “data processor” carrying out data processing activities that affect or may affect national security, we believe that the Measures are not applicable to us even after they take effect in current form. The PRC government is increasingly focused on data security, recently launching cybersecurity review against a number of mobile apps operated by several US-listed Chinese companies and prohibiting these apps from registering new users during the review period. There are great uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations regarding data and privacy security. We may be required to change our data and other business practices and be subject to regulatory investigations, penalties, and increased cost of operations as a result of these laws and policies.

MANAGEMENT

Directors, Executive Officers and Corporate Governance

The following table sets forth information regarding our current directors and executive officers:

Name	Age	Position
Fei Bai	47	Chairman, Director
Zongyi Lian	58	President and Chief Executive Officer
Yuhua Huang	48	Chief Financial Officer
Jiaying Cai	27	Secretary, Director
Jing Chen	57	Director
Xiaojin Tang	48	Director
Congjin Wang	31	Director

Fei Bai - Chairman and Director

Mr. Bai has been our Company’s Chairman and Director since August 31, 2022. Mr Bai has served as the general manager of the Nanjing Branch of Shenzhen Jushenghua Co. Ltd. since July 2019, and is mainly responsible for private fundraising and sales funding of trust products. Mr. Bai served as general manager of the business division of Heyi Asset from September 2015 to June 2019. Mr. Bai received his bachelor’s degree in law from Nanjing Normal University in June 2006 and holds a securities/fund qualification issued by the Securities Association of China since August 2015.

Zongyi Lian - Chief Executive Officer and President

Mr. Lian was appointed Chief Executive Officer and President on October 12, 2020. He has served as Chief Executive Officer of Sichuan Wetouch since November 21, 2017. In 2006, he co-founded Chongqing Damai Touchscreen Computer Co., Ltd (“Damai”) (later renamed Chengdu Wetouch) and served as Vice Technique General Manager. In 2011, he co-founded Sichuan Wetouch and served as Vice Technique General Manager. Mr. Lian holds a Master’s degree in Automatic Control from National Chiao Tung University.

Yuhua Huang - Chief Financial Officer

Mr. Huang was appointed our Chief Financial Officer on October 12, 2020. He concurrently serves as Chief Financial Officer of Sichuan Wetouch, a position he has held since March 2018. From 2010 to 2013, he worked as an accountant at Liugong Group and, from 2014 to 2017, he served as Financial Manager at Shanghai Oriental Pearl Group Co., Ltd. Mr. Huang holds a Bachelor’s degree in accounting from Sichuan Institute of Industrial Technology. He was qualified as a CPA in China in 2004 and as an auditor in 2014, respectively.

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Jiaying Cai - Secretary and Director

Ms. Cai has been our Company’s Secretary and Director since June 2020. She concurrently serves as the Chief Executive Officer and director of BVI Wetouch, our wholly-owned subsidiary, since its inception on August 14, 2020. From February 2017 to May 2019, Ms. Cai worked at Chengdu Wetouch Technology Co., Ltd, an affiliate of Guangde Cai, which specializes in the research, development, manufacturing and sales of capacitive touchscreens widely used in HMI and military industries, where she served as staff within the financial department, human resources department and purchasing department. In April 2020, she joined Chengdu Haobot Technology Co., Ltd and has been serving as its Legal Representative and General Manager until present. Ms. Cai holds a Bachelor’s degree in Music from The Sichuan Conservatory of Music and an EMBA degree from Sichuan University. Mr. Cai’s role at Chengu Wetouch led to the conclusion that she should serve as a director.

Jing Chen - Director

Ms. Chen was appointed to our Company’s Board of Directors, effective November 12, 2021. She serves as the Group Vice President of Future Fintech Group Inc. (Nasdaq: FTFT). From May 2019 to November 2020, Ms. Chen served as the CFO of Future Fintech Group Inc. She served as the CFO of AnZhiXinCheng (Beijing) Technology Co., Ltd. from August 2018 to May 2019. Ms. Chen is an Independent Director of Hello iPayNow (Beijing) Company Ltd. since April 2019. From August 2017 to July 2018, she served as CFO of Beijing Logis Technology Development Co., Ltd., a company listed on The National Equities Exchange and Quotations Co., Ltd. of China, which is a Chinese over-the-counter stock trading system. From June 2016 to July 2017, Ms. Chen served as Group Chief Financial Officer of Beijing AnWuYou Food Co., Ltd. Ms. Chen served as Chief Financial Officer of Beijing DKI Investment Management Co., Ltd. from August 2012 to May 2016. Ms. Chen received a Doctorate of Business Administration from Victoria University, Neuchatel, Switzerland and an MBA degree from City University of Seattle in Washington, U.S. Ms. Chen holds Fellow Membership of CPA Australia (FCPA), Fellow Membership of the Association of International Accountants U.K. (FAIA) and is a Member of the Chartered Institute of Management Accountants (CIMA). She is also a Senior Member of the International Financial Management (SIFM) accredited by the Ministry of Human Resources and Social Security of the PRC. The Board believes Ms. Chen’s extensive public company and accounting experience makes her a valuable addition to the board.

Xiaojin Tang - Director

Mr. Tang was elected to our Company’s Board of Directors, effective August 31, 2022. He has served as an attorney at Gaopeng & Partners since 2019. From April 2017 to December 2017, he served as the deputy director of Nanjing Immigration Inspection. Mr. Tang received his bachelor’s degree in corporate law from Hohai University. He received his master’s degree in sociology from Jiangsu Provincial Party School. The Board believes Mr. Tang’s extensive knowledge and background in the legal field will make him a valuable addition to the Board.

Congjin Wang - Director

Mr. Wang was elected to our Company’s Board of Directors, effective February 17, 2023. Mr. Wang has served as an attorney at Gaopeng (Nanjing) Law Firm since June 2022. From June 2021 through May 2022, Mr. Wang worked for Guohao Law Firm. He worked at Beijing Gaopeng (Nanjing) Law Firm from December 2014 through May 2021. He is currently a member of Nanjing Securities and Futures Fund Professional Committee, a public interest lawyer of China Securities Small and Medium Investors Service Center, a member of Jiangsu foreign lawyers Talent Pool, and a member of the Nanjing Foreign Lawyers Talent Pool. Mr. Wang received a bachelor’s degree from Anqing Normal University in July 2014, and he is currently studying at University of Chinese Academy of Social Sciences for his master’s degree. The Board believes Mr. Wang’s extensive knowledge and background in the legal field will make him a valuable addition to the Board.

Committees

We have established three committees under the board of directors: an audit committee, a compensation committee and a nominating and corporate governance committee. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee consists of Jing Chen, Xiaojin Tang and Congjin Wang. Ms. Chen is the chairperson of the audit committee. We have determined that Ms. Chen, Mr. Tang and Mr. Wang each satisfy the “independence” requirements of Nasdaq Listing Rule 5605(a)(2) and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Ms. Chen qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things: (a) representing and assisting the Board in its oversight responsibilities regarding the Company’s accounting and financial reporting processes, the audits of the Company’s financial statements, including the integrity of the financial statements, and the independent auditors’ qualifications and independence; (b) overseeing the preparation of the report required by SEC rules for inclusion in the Company’s annual proxy statement; (c) retaining and terminating the Company’s independent auditors; (d) approving in advance all audit and permissible non-audit services to be performed by the independent auditors; and (e) approving related person transactions.

Compensation Committee. Our compensation committee consists of Jing Chen, Xiaojin Tang and Congjin Wang. Mr. Tang is the chairperson of our compensation committee. We have determined that Ms. Chen, Mr. Tang and Mr. Wang each are “independent,” as such term is defined for directors and compensation committee members in the listing standards of the NASDAQ Stock Market LLC. Additionally, each qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Committee has been established to: (a) assist the Board in seeing that a proper system of long-term and short-term compensation is in place to provide performance oriented incentives to attract and retain management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company; (b) assist the Board in discharging its responsibilities relating to compensation of the Company’s executive officers; (c) evaluate the Company’s Chief Executive Officer and set his or her remuneration package; and (d) make recommendations to the Board with respect to incentive compensation plans and equity-based plans.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Jing Chen, Xiaojin Tang and Congjin Wang. Mr. Wang is the chairperson of our nominating and corporate governance committee. We have determined that each of Ms. Chen, Mr. Tang and Mr. Wang qualify as “independent” as that term is defined by Nasdaq Listing Rule 5605(a)(2). The Committee is responsible for: (a) assisting the Board in determining the desired experience, mix of skills and other qualities to provide for appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board; (b) identifying qualified individuals meeting those criteria to serve on the Board; (c) proposing to the Board the Company’s slate of director nominees for election by the shareholders at the Annual Meeting of Shareholders and nominees to fill vacancies and newly created directorships; (d) reviewing candidates recommended by shareholders for election to the Board and shareholder proposals submitted for inclusion in the Company’s proxy materials; (e) advising the Board regarding the size and composition of the Board and its committees; (f) proposing to the Board directors to serve as chairpersons and members on committees of the Board; (g) coordinating matters among committees of the Board; (h) proposing to the Board the slate of corporate officers of the Company and reviewing the succession plans for the executive officers; (i) recommending to the Board and monitoring matters with respect to governance of the Company; and (j) overseeing the Company’s compliance program.

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Term of Office

Our directors hold office until the next annual meeting of shareholders of the Company and until their successors have been elected and qualified. Our officers are elected by the board of directors and serve at the discretion of the board of directors.

Family Relationships

There are no other family relationships between any of our directors or executive officers. There are no arrangements or understandings between our directors and directors and any other person pursuant to which they were appointed as an officer and director of the Company.

Code of Ethics

We have adopted a written code of ethics and business conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code of ethics and business conduct will be provided to any person, without charge, upon written request sent to Wetouch Technology Inc., No. 29, Third Main Avenue, Shigao Town, Renshou County, Meishan, Sichuan, China; Attention: Corporate Secretary. Any amendments to or waivers of the code of ethics and business conduct will be promptly reported in a Current Report on Form 8-K, as required by applicable laws.

Involvement in Certain Legal Proceedings

During the past ten years no current director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

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(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Shareholder Communications to the Board

Shareholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Secretary, Wetouch Technology Inc., No. 29, Third Main Avenue, Shigao Town, Renshou County, Meishan, Sichuan, China. The Company’s Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company’s Secretary will review all communications before forwarding them to the appropriate Board member.

Compensation of Directors

The table below shows the compensation paid to our non-employee directors during 2022 and 2021.

Name	Year	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All other Compensation	Total

Fei Bai	2022	0	—	—	—	—	—	0
	2021	—	—	—	—	—	—	—

Xiaojin Tang	2022	0	—	—	—	—	—	0
	2021	—	—	—	—	—	—	—

Guangde Cai	2022	0	—	—	—	—	—	0
	2021	0	—	—	—	—	—	0

Jiaying Cai	2022	0	—	—	—	—	—	0
	2021	0	—	—	—	—	—	0

Jin Chen	2022	0	—	—	—	—	—	0
	2021	0	—	—	—	—	—	0

Jeffrey Kone	2022	0	—	—	—	—	—	0
	2021	0	—	—	—	—	—	0

Ms. Jiaying Cai became a director of the Company on June 18, 2020 and Mr. Guangde Cai became a director of the Company on October 12, 2020. Mr. Guangde Cai resigned as a director on August 31, 2022 and Mr. Jeffrey Kone resigned as a director on February 16, 2023. Ms. Xiaojin Tang became a director of the Company and Mr. Fei Bai became a director and chairman of the board of the directors of the Company on August 31, 2022.

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For the year ended December 31, 2022, no compensation has been paid to our directors in consideration for their services rendered in their capacities as directors.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers as of December 31, 2022.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

EXECUTIVE COMPENSATION

The following table sets forth total compensation paid to our named executive officer for the years ended December 31, 2022 and 2021.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	All other compensation ($)	Total ($)

Zongyi Lian, President, Chief Executive Officer	2022	$40,960				$15,932	$56,892
	2021	$40,960	—	—	—	$15,932	$56,892

Employment Agreements with Key Executives of Sichuan Wetouch

On November 21, 2017, Sichuan Wetouch entered into an employment agreement with its Chief Executive Officer, Zongyi Lian, pursuant to which he receives an annual base salary of approximately $23,890 (equivalent to RMB168,000) plus other annual remuneration, including but not limited to position salary of approximately $17,070 (equivalent to RMB120,000), confidentiality fee of approximately $6,828 (equivalent to RMB48,000) and subsidies of approximately $9,104 (equivalent to RMB64,000). Mr. Lian’s employment is for an initial term of three (3) years and may be renewed by the parties within 30 days prior to the expiration of the employment agreement. On November 13, 2020, the employment agreement with Mr. Lian was renewed for another three (3) years until November 20, 2023, with the similar terms and conditions. Amount reflects salary paid to Mr. Lian for services rendered to our former operating subsidiary, Sichuan Wetouch. Such employment agreement has been assigned to our Mainland China subsidiary, Sichuan Vtouch.

On November 1, 2017, Sichuan Wetouch entered into an employment agreement with its Chief Financial Officer, Yuhua Huang, pursuant to which he receives an annual base salary of approximately $11,945 (equivalent to RMB84,000) plus other annual remuneration, including but not limited to position salary of approximately $8,535 (equivalent to RMB60,000), confidentiality fee of approximately $3,414 (equivalent to RMB24,000) and subsidies of approximately $4,552 (equivalent to RMB32,000). Mr. Huang’s employment is for an initial term of three (3) years and may be renewed by the parties within 30 days prior to the expiration of the employment agreement. On November 11, 2020, the employment agreement with Mr, Huang was renewed for another three (3) years until October 31, 2023, with the similar terms and conditions. Amount reflects salary paid to Mr. Huang for services rendered to our former operating subsidiary, Sichuan Wetouch. Such employment agreement has been assigned to our Mainland China subsidiary, Sichuan Vtouch.

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Under these agreements, each of the individuals is employed for a specified time period and is entitled to receive annual salary plus other remuneration, pension insurance, medical insurance, maternity insurance, unemployment insurance, work-related injury insurance, housing provident funds and other benefits pursuant to PRC law. We and the individuals may terminate the employment upon mutual agreement. Provided that the individuals propose earlier termination and the agreement is terminated upon mutual agreement. The persons are not entitled to compensation. The persons may terminate the employment by giving thirty days advance written notice. We may terminate their employment for cause, at any time, without notice or remuneration, for certain acts of the person, such as serious violation of Sichuan Vtouch’s rules and regulations, and gross neglect of duty and misconduct resulting in large economic losses to Sichuan Vtouch. We may also terminate the employment for cause, with thirty days advance written notice and one month’s salary, for certain acts of the executive officer, such as illness or non-work related injury resulting in inability to work in the previous position or newly assigned position after recovery, inability to perform the assigned work and after training or adjustment of position, still failure to perform the assigned work. The employment agreements will be terminated upon (1) expiry of the employment, (2) the entitlement of the named executive officers to the pension insurance, (3) the death of the named executive officers, (4) the bankruptcy of Sichuan Vtouch, and (5) other circumstances regulated by laws and regulations.

Each individual is not permitted to (1) hold any side job during the employment, and (2) operate on their own or on behalf of other individuals or enterprises any business providing same or similar competitive products or services.

We have entered into confidentiality and non-competition agreements with each of the individuals in November 2017, which were renewed in November 2020. Such agreements have been assigned to our Mainland China subsidiary, Sichuan Vtouch. Each individual has agreed (1) to keep all confidential information confidential and return them together with any copy to Sichuan Vtouch upon termination of employment; (2) not to disclose the confidential information of Sichuan Vtouch to any third party; (3) not to allow any third party to use or acquire the confidential information of Sichuan Vtouch, except as required in the performance of his or her duties in connection with the employment or pursuant to the instruction of the Company; (4) not to use the confidential information of Sichaun Vtouch for its own benefits; and (4) to keep other confidential obligations. As compensation, each individual is entitled to receive a monthly confidentiality fee at a different rate. Each individual has also agreed to hold, after the termination or expiry of his employment agreement, in strict confidence, any of our confidential information without any extra compensation.

Each officer has agreed to be bound by non-competition restrictions during the term of his employment and for two years following termination of the employment. The executive officers are not allowed to (1) directly or indirectly invest, establish, or be hired by, any individual or enterprises engaging in the same or similar business, or competitive business, (2) directly or indirectly persuade, induce, encourage, or cause any employee of the Company to terminate the employment with Sichuan Vtouch or its subsidiaries; and (3) directly or indirectly persuade, induce, encourage, or cause any customers of Sichuan Vtouch to terminate the business relationship with Sichuan Vtouch or its subsidiaries.

Each officer is obligated to pay $7,110 to $14,220 (equivalent to RMB50,000 to RMB100,000) as a penalty, together with any earnings generated from the use or disclose of the confidential information, to Sichuan Vtouch for violation of the confidentiality and non-competition agreements.

PRINCIPAL STOCKHOLDERS

The following table lists, as of May 1, 2023, the number of shares of common stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our directors (iii) each of our Named Executive Officers and (iv) all executive officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder’s address is c/o Wetouch Technology Limited, No. 29, Third Main Avenue, Shigao Town, Renshou County, Meishan, Sichuan, China 620500.

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The percentages below are calculated based on 193,604,965 shares of common stock issued and outstanding as of May 1, 2023.

	Shares Beneficially Owned Prior to the Offerings		Shares Beneficially Owned After the Offerings
Name of Beneficial Owner	Shares	Percentage	Shares	Percentage
Executive Officers and Directors:

Fei Bai	0	0%
Jiaying Cai	839,204	0.433%
Zongyi Lian	0	0
Yuhua Huang	0	0
Jing Chen	0	0
Xiaojin Tang	0	0
Congjin Wang	0	0
All officers and directors as a group (7 persons)	839,204	0.433%

5% or Greater Holders:
N/A

Changes in Control Agreements.

As of the date of this prospectus, we are not aware of any arrangements that may result in “changes in control,” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2020 to which we have been a participant in which any of our directors, executive officers or holders of more than 5% of our voting securities, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements that are described under “Management—Compensation of Directors” and “Executive Compensation.”

Material Transactions with Related Parties

Sales of Products to Related Parties

Meishan Wetouch Technology Co., Ltd (“Meishan Wetouch”)

Sichuan Wetouch sells capacitive touchscreens to Meishan Wetouch from time to time. For the years ended December 31, 2022 and 2021, sales from Sichuan Wetouch to Meishan Wetouch were approximately nil and $87,367, respectively. There are no written agreements between Sichuan Wetouch and Meishan Wetouch. Mr. Guangde Cai, former Chairman and director of the Company, owns 95% of Meishan Wetouch.

Chengdu Wetouch Technology Co., Ltd. (“Chengdu Wetouch”)

Sichuan Wetouch sells capacitive touchscreens to Chengdu Wetouch from time to time. For the years ended December 31, 2022 and 2021, sales from Sichuan Wetouch to Chengdu Wetouch were approximately nil and $10,483, respectively. There are no written agreements between Sichuan Wetouch and Chengdu Wetouch. Mr. Guangde Cai, former Chairman and director of the Company, owns 94% of Chengdu Wetouch.

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Amounts due to Related Parties

For the years ended December 31, 2022, 2021, and 2020, the total amounts due to related parties were $1,665, $34,669, and $529,060, respectively. These advances are non-interest bearing and due on demand, with the details provided below:

Chengdu Wetouch Technology Co., Ltd (“Chengdu Wetouch”)

For the years ended December 31, 2022, 2021 and 2020, the operating expenses advanced by Chengdu Wetouch to Sichuan Wetouch were nil, nil, and $134,616, respectively. These advances are non-interest bearing and due on demand.

Chengdu Wetouch specializes in the research, development, manufacturing and sales of resistive touchscreens widely used in HMI and military industries. There are no written agreements between Sichuan Wetouch and Chengdu Wetouch. Mr. Guangde Cai, our former Chairman and director, is the majority shareholder of Chengdu Wetouch.

Meishan Wetouch

For the years ended December 31, 2022, 2021 and 2020, the operating expenses advanced by Meishan Wetouch to Sichuan Wetouch were nil, nil, and $68,402, respectively. These advances are non-interest bearing and due on demand. Mr. Guangde Cai, the former Chairman and director of the Company and our indirect majority shareholder, owns 95% of Meishan Wetouch.

Mr. Guangde Cai

For the years ended December 31, 2022, 2021, and 2020, Sichuan Wetouch owed Mr. Guangde Cai nil, $32,867, and $326,042, respectively. These advances are non-interest bearing and due on demand.

Mr. Zongyi Lian

For the years ended December 31, 2022 and 2021, Sichuan Wetouch owed Mr. Zongyi Lian $1,665 and $1,802, respectively. These advances are non-interest bearing and due on demand.

Acquisition of HK Wetouch

HK Wetouch, an affiliate of Guangde Cai, our former chairman and director, was incorporated on December 3, 2020 under the laws of Hong Kong, which in turn owns all the outstanding shares of Sichuan Vtouch. Sichuan Vtouch was incorporated on December 30, 2020 in Chengdu, Sichuan, under the PRC laws.

On March 12, 2021, BVI Wetouch acquired all the outstanding shares of HK Wetouch from the sole shareholder of HK Wetouch, Guangde Cai, in consideration of the payment of HK$10,000 pursuant to instruments of transfer in accordance with Hong Kong law. As a result of the acquisition, HK Wetouch became a wholly-owned subsidiary of BVI Wetouch.

As BVI Wetouch owns all the outstanding shares of HK Wetouch, which, in turn, owns all the outstanding shares of Sichuan Vtouch, HK Wetouch and Sichuan Vtouch became our indirect wholly-owned subsidiaries.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our directors will continue to approve any related party transaction.

Legal Proceedings

We know of no material, active, pending or threatened proceeding against us or our subsidiaries, nor are we, or any subsidiary, involved as a plaintiff or defendant in any material proceeding or pending litigation.

From time to time, the Company and its affiliates are parties to various legal actions arising in the ordinary course of business. Although our subsidiaries and/or Mr. Guangde Cai were named as defendants in several litigation matters, as of the date of this report, all such matters have been settled and Sichuan Wetouch, Hong Kong Wetouch and our former Chairman Mr. Guangde Cai were unconditionally and fully discharged and released therefrom. See Note 13 to the Consolidated Financial Statements contained in this prospectus. Accordingly, there are no pending material legal proceedings against the Company or Mr. Cai.

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SELLING SHAREHOLDERS

This prospectus covers the resale by the selling shareholders of up to an aggregate of 3,941,055 shares of common stock, which includes 2,541,055 shares of common stock issuable upon the conversion of promissory notes and an aggregate of 1,400,000 shares of common stock issuable upon the exercise of the warrants by the selling shareholders.

On November 3, 2021, the Company entered into a Securities Purchase Agreement (the “Talos Purchase Agreement”) with Talos Victory Fund, LLC, a Delaware limited liability company (the “Talos Lender”), dated as of October 27, 2021, pursuant to which the Company issued the Talos Lender a convertible promissory note in the principal amount of $250,000 (the “Talos Note”) and a three-year warrant (the “Talos Warrant”) to purchase an aggregate of 200,000 shares of the Company’s common stock (the “Talos Warrant Shares”). The Company received $225,000 gross proceeds from the issuance of the Talos Note as a result of the original discount rate on the Talos Note.

On November 9, 2021, the Company entered into a Securities Purchase Agreement (the “Mast Hill Purchase Agreement”) with Mast Hill Fund, L.P., a Delaware limited partnership (the “Mast Hill Lender”), dated as of November 5, 2021, pursuant to which the Company issued the Mast Hill Lender a convertible promissory note in the principal amount of $750,000 (the “Mast Hill Note”) and a three-year warrant (the “Mast Hill Warrant”) to purchase an aggregate of 600,000 shares of the Company’s common stock (the “Mast Hill Warrant Shares”). The Company received $675,000 gross proceeds from the issuance of the Mast Hill Note as a result of the original discount rate on the Mast Hill Note.

On November 29, 2021, the Company entered into a Securities Purchase Agreement (the “LGH Purchase Agreement”) with LGH Investments, LLC, a Wyoming limited liability company (the “LGH Lender”), dated as of November 24, 2021, pursuant to which the Company issued the LGH Lender a convertible promissory note in the principal amount of $250,000 (the “LGH Note”) and a three-year warrant (the “LGH Warrant”) to purchase an aggregate of 200,000 shares of the Company’s common stock (the “LGH Warrant Shares”). The Company received $225,000 gross proceeds from the issuance of the LGH Note as a result of the original discount rate on the LGH Note.

On December 2, 2021, the Company entered into a Securities Purchase Agreement (the “FirstFire Purchase Agreement”) with FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (the “FirstFire Lender”), dated as of November 16, 2021, pursuant to which the Company issued the FirstFire Lender a convertible promissory note in the principal amount of $250,000 (the “FirstFire Note”) and a three-year warrant (the “FirstFire Warrant”) to purchase an aggregate of 200,000 shares of the Company’s common stock (the “FirstFire Warrant Shares”). The Company received $225,000 gross proceeds from the issuance of the FirstFire Note as a result of the original discount rate on the FirstFire Note.

On December 9, 2021, the Company entered into a Securities Purchase Agreement (the “Fourth Man Purchase Agreement”) with Fourth Man, LLC, a Nevada limited liability company (the “Fourth Man Lender”), dated as of November 29, 2021, pursuant to which the Company issued the Fourth Man Lender a convertible promissory note in the principal amount of $250,000 (the “Fourth Man Note”) and a three-year warrant (the “Fourth Man Warrant”) to purchase an aggregate of 200,000 shares of the Company’s common stock (the “Fourth Man Warrant Shares”). The Company received $225,000 gross proceeds from the issuance of the Fourth Man Note as a result of the original discount rate on the Fourth Man Note.

On December 10, 2021, the Company entered into a Securities Purchase Agreement (the “Jefferson Street Purchase Agreement”) with Jefferson Street Capital LLC, a New Jersey limited liability company (the “Jefferson Street Lender”), dated as of December 2, 2021, pursuant to which the Company issued the Jefferson Street Lender a convertible promissory note in the principal amount of $250,000 (the “Jefferson Street Note”) and a three-year warrant (the “Jefferson Street Warrant”) to purchase an aggregate of 200,000 shares of the Company’s common stock (the “Jefferson Street Warrant Shares”). The Company received $225,000 gross proceeds from the issuance of the Jefferson Street Note as a result of the original discount rate on the Jefferson Street Note.

On December 14, 2021, the Company entered into a Securities Purchase Agreement (the “Blue Lake Purchase Agreement,” together with the Talos Purchase Agreement, the Mast Hill Purchase Agreement, the LGH Purchase Agreement, the FirstFire Purchase Agreement, the Fourth Man Purchase Agreement, and the Jefferson Street Purchase Agreement, the “Purchase Agreements”) with Blue Lake Partners, LLC, a Delaware limited liability company (the “Blue Lake Lender,” together with the Talos Lender, the Mast Hill Lender, the LGH Lender, the FirstFire Lender, the Fourth Man Lender, and the Jefferson Street Lender, the “Lenders”), dated as of December 2, 2021, pursuant to which the Company issued the Blue Lake Lender a convertible promissory note in the principal amount of $250,000 (the “Blue Lake Note,” together with the Talos Note, the Mast Hill Note, the LGH Note, the FirstFire Note, the Fourth Man Note, and the Jefferson Street Note, the “Notes”) and a three-year warrant (the “Blue Lake Warrant,” together with the Talos Warrant, the Mast Hill Warrant, the LGH Warrant, the FirstFire Warrant, the Fourth Man Warrant, and the Jefferson Street Warrant, the “Warrants”) to purchase an aggregate of 200,000 shares of the Company’s common stock (the “Blue Lake Warrant Shares,” together with the Talos Warrant Shares, the Mast Hill Warrant Shares, the LGH Warrant Shares, the FirstFire Warrant Shares, the Fourth Man Warrant Shares, and the Jefferson Street Warrant Shares, the “Warrant Shares”). The Company received $225,000 gross proceeds from the issuance of the Blue Lake Note as a result of the original discount rate on the Blue Lake Note.

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Unless the Notes are converted, the principal amounts of the Notes, and accrued interest at the rate of 8% per annum, are payable on the one-year anniversary of the issuance of the Notes (the “Maturity Date”). If the Company fails to satisfy its loan obligation by the Maturity Date, the default interest rate will be 16%.

The Lenders have the right to convert any or all of the principal and accrued interest on the Notes into shares of common stock of the Company 180 calendar days after the issuance date of the Notes at a conversion price of $0.75 per share.

Subject to customary exceptions, if the Company issues shares or any securities convertible into shares of common stock at an effective price per share lower than the conversion price of the Notes, the conversion rate of the Notes shall be reduced to such lower price.

Until the Notes are either paid or converted in their entirety, the Company agreed with the Lenders not to sell any securities convertible into shares of common stock of the Company (i) at a conversion price that is based on the trading price of the stock or (ii) with a conversion price that is subject to being reset at a future date or upon an event directly or indirectly related to the business of the Company or the market for the common stock. The Company also agreed to not issue securities at a future determined price.

The Lenders have the right to require the Company to repay the Notes if the Company receives cash proceeds, including proceeds from customers and the issuance of equity (including in the Uplist Offering). If the Company prepays the Notes prior to the Maturity Date, the Company shall pay a 10% prepayment penalty.

Craft Capital Management LLC received a fee in the amount of $162,000 in connection with the issuance of each of the Notes and Warrants to the Lenders.

Warrants

The Warrants issued to the Lenders granted the Mast Hill Lender the right to purchase up to 600,000 shares of common stock of the Company and each of the other Lenders the right to purchase up to 200,000 shares of common stock of the Company, at an exercise price of $1.25 per share. However, if the Company closes an Uplist Offering on or before the 180th calendar date after the issuance date of the Warrants, then the exercise price shall be 125% of the offering price of a share in the Uplist Offering. If the adjusted exercise price as a result of the Uplist Offering is less than $1.25 per share, then the number of shares for which the Warrants are exercisable shall be increased such that the total exercise price, after taking into account the decrease in the per share exercise price, shall be equal to the total exercise price prior to such adjustment.

The Lenders have the right to exercise the Warrants on a cashless basis if the highest traded price of a share of common stock of the Company during the 150 trading days prior to exercise of the Warrants exceeds the exercise price, unless there is an effective registration statement of the Company which covers the resale of the Lenders.

If the Company issues shares or any securities convertible into shares at an effective price per share lower than the exercise price of the Warrants, the exercise price of the Warrants shall be reduced to such lower price, subject to customary exceptions.

The Lenders may not convert the Notes or exercise the Warrants if such conversion or exercise will result in each of the Lenders, together with any affiliates, beneficially owning in excess of 4.9% of the Company’s outstanding common stock immediately after giving effect to such exercise unless the Lenders notify the Company at least 61 days prior to such exercise.

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Pursuant to the terms of each of the Registration Rights Agreements, executed between the Company and the Lenders, the Company agreed to file a registration statement with the Commission to register the shares of common stock underlying the Notes and the shares issuable upon exercise of the Warrants within sixty days from the date of each Registration Rights Agreement. The Company also granted the Lenders piggyback registration rights on such shares pursuant to the Purchase Agreements.

The Notes and Warrants described above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) promulgated under the 1933 Act.

The selling shareholders may sell some, all or none of its shares. We do not know how long the selling shareholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale of any of the shares.

The following table sets forth the shares beneficially owned, as of May 1, 2023, by the selling shareholders prior to the Selling Shareholders Offering contemplated by this prospectus, the number of shares that the selling shareholders may offer and sell from time to time under this prospectus and the number of shares which the selling shareholders would own beneficially if all such offered shares are sold. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the Selling Shareholders Offering is based on 193,604,965 shares of our common stock outstanding as of May 1, 2023.

None of the Selling Shareholders nor any of their respective affiliates have held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. The selling shareholders have acquired their shares solely for investment and not with a view to or for resale or distribution of such securities.

Selling Shareholder	Beneficial Ownership Before the Selling Shareholders Offering (6)		Number of Shares Being Offered	Beneficial Ownership After the Selling Shareholders Offering	Percentage of Ownership After the Selling Shareholders Offering

Mast Hill Fund, L.P.(7)	1,666,759	(1)	1,666,759	0	0%
LGH Investments, LLC(8)	638,652	(2)	638,652	0	0%
FirstFire Global Opportunities Fund, LLC(9)	562,636	(3)	562,636	0	0%
Fourth Man, LLC(10)	545,565	(4)	545,565	0	0%
Jefferson Street Capital LLC(11)	527,443	(5)	527,443	0	0%

(1) Represents 1,066,759 shares issuable upon the conversion of a convertible promissory note, including interest, and 600,000 shares issuable upon exercise of a warrant.

(2) Represents 438,652 shares issuable upon the conversion of a convertible promissory note, including interest, and 200,000 shares issuable upon exercise of a warrant.

(3) Represents 362,636 shares issuable upon the conversion of a convertible promissory note, including interest, and 200,000 shares issuable upon exercise of a warrant.

(4) Represents 345,565 shares issuable upon the conversion of a convertible promissory note, including interest, and 200,000 shares issuable upon exercise of a warrant.

(5) Represents 327,443 shares issuable upon the conversion of a convertible promissory note, including interest, and 200,000 shares issuable upon exercise of a warrant.

(6) Includes shares of our common stock issuable upon the conversion of a convertible promissory note. We have used a conversion price per share of common stock of $0.75.

(7) Mr. Patrick Hassani has sole voting and dispositive power over the shares held by Mast Hill Fund, L.P. The principal business address of Mast Hill Fund, L.P. is 48 Parker Road, Wellesley, MA 02482.

(8) Mr. Lucas Hoppel has sole voting and dispositive power over the shares held by LGH Investments, LLC. The principal business address of LGH Investments, LLC is 6170 Tiki Ct., San Diego, CA 92130.

(9) Mr. Eli Fireman has sole voting and dispositive power over the shares held by FirstFire Global Opportunities Fund, LLC. The principal business address of FirstFire Global Opportunities Fund, LLC is 1040 First Avenue, Suite 190, New York, NY 10022.

(10) Messrs. Edward Deese and Kenneth Hall each have 50% voting and dispositive power over the shares held by Fourth Man, LLC. The principal business address of Fourth Man, LLC is 21520 Yorba Linda Blvd., Suite G PMB 335, Yorba Linda, CA 92887.

(11) Mr. Brian Goldberg has sole voting and dispositive power over the shares held by Jefferson Street Capital LLC. The principal business address of Jefferson Street Capital LLC is 720 Monroe Street, Suite C401B, Hoboken, NJ 07030.

Material Relationships with Selling Shareholders

Other than in connection with the transactions described above, we have not had any material relationships with the Selling Shareholders in the last three (3) years.

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PLAN OF DISTRIBUTION

The selling shareholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each selling shareholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

Because the selling shareholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that each selling shareholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling shareholders.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and are informing the selling shareholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DESCRIPTION OF SECURITIES

The following description of our capital stock is only a summary and is qualified in its entirety by the provisions of our articles of incorporation, as amended and bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Description of Common Stock

We are authorized to issue 300,000,000 shares of common stock at a par value of $0.001 and as of the date of this prospectus, we had 193,604,965 shares of common stock issued and outstanding. The voting, dividend and liquidation rights of the holders of shares of common stock are subject to, and qualified by, the rights of the holders of the preferred stock, if any, of the Company.

Dividend Rights

The holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

Voting Rights

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our articles of incorporation, which means that the holders of a majority of our shares of common stock voted can elect all of the directors then standing for election.

Reverse Stock Split

We expect to effect a 1-for-[  ] reverse stock split of our outstanding common stock, with the number of authorized shares of common stock reduced ratably, effective immediately following the effectiveness of the registration statement of which this prospectus forms a part, prior to the completion of this offering (the “Reverse Stock Split”). On February 17, 2023, our Board of Directors (the “Board”) authorized a reverse stock split of each of the outstanding shares of our common stock, $0.001 par value per share, at a ratio to be determined by the Board of within a range of a minimum of a one-for-five (1-for-5) to a maximum of one-for-eighty (1-for-80) (the “Reverse Stock Split Ratio”), with the exact ratio to be set at a number within this range as determined by the Board in its sole discretion, with no change in par value. We intend for the Board to effect such reverse stock split in connection with the Underwritten Offering and our intended listing of our common stock on the Nasdaq Capital Market. However, we cannot guarantee that such reverse stock split will occur based on the ratio stated above, that such reverse stock split will be necessary or will occur in connection with the listing of our common stock on the Nasdaq Capital Market, or that the Nasdaq Stock Market will approve our initial listing application for our common stock upon such reverse stock split.

Description of Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock at a par value of $0.001 and as of the date of this prospectus, we had no shares of preferred stock issued and outstanding.

Preferred Stock

The preferred stock may be issued at any time or from time to time, in any one or more series, and any such series shall be comprised of such number of shares and may have such voting powers, whole or limited, or no voting powers, and such designations, preferences and relative, participating, options or other special rights and qualifications, limitations, or restrictions thereof, including liquidation preferences, as shall be stated and expressed in the board resolutions of the Company.

Warrants

As of December 31, 2022, the Company had 841,440 warrants outstanding issued in relation to certain services provided to the Company with i) weighted average exercise price of $0.01; ii) weighted average remaining contractual life of 1.00 years; and iii) aggregate intrinsic value of $0.2 million.

Underwriter’s Warrants

The registration statement of which this prospectus is a part also registers for sale common stock underlying the Underwriter’s Warrants, which warrants are a portion of the underwriting compensation payable to the Representatives in connection with this Underwritten Offering. The Underwriter’s Warrants will be exercisable, in whole or in part, commencing on a date which is one hundred eighty (180) days after the commencement of sales of the Underwritten Offering until the fifth anniversary of the date of the commencement of sales of the Underwritten Offering at an exercise price of $                (125.0% of the public offering price of the shares). Please see “Underwriting—Underwriter’s Warrants” for a description of the warrants we have agreed to issue to the Representatives in this Underwritten Offering, subject to the completion of the Underwritten Offering. We expect to enter into a warrant agreement in respect of the Underwriter’s Warrants prior to the closing of this Underwritten Offering.

Other Convertible Securities

This prospectus covers the resale by the selling shareholders of up to an aggregate of 3,941,055 shares of common stock, which includes 2,541,055 shares of common stock issuable upon the conversion of the Notes and an aggregate of 1,400,000 shares of common stock issuable upon the exercise of the Warrants by the selling shareholders, as described in the section titled “Selling Shareholders” on page 75.

Registration Rights

Pursuant to the terms of each of the Registration Rights Agreements, executed between the Company and the Lenders, the Company agreed to file a registration statement with the Commission to register the shares of common stock underlying the Notes and the shares issuable upon exercise of the Warrants within sixty days from the date of each Registration Rights Agreement. The Company also granted the Lenders piggyback registration rights on such shares pursuant to the Purchase Agreements.

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Transfer Agent

The transfer agent and registrar for our common stock is Transhare Corporation, at 17755 US Highway 19 N. Suite 140, Clearwater, FL 33764.

Lock-up

Pursuant to certain “lock-up” agreements, we, our executive officers, directors, and security holders holding more than 5% of the Company’s common stock intend to agree, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the Representatives, for a period of 180 days from the date of the final prospectus. In addition, during such period, except for the registration statement of which this prospectus forms a part or a registration statement on Form S-8 in connection with the registration of shares of common stock issuable under any employee equity-based compensation plan, incentive plan, stock plan, dividend reinvestment plan adopted and approved by the Company’s board of directors, we will not file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Anti-Takeover Provisions

Certain provisions of Nevada law and our bylaws summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of us.

It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Nevada Law

The Nevada Business Corporation Act (the “NBCA”) contains a control-share acquisition statute that provides that a person who acquires shares in an “issuing public corporation,” as defined in the statute, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by the holders of a majority of the votes of each class of securities entitled to vote separately, excluding shares held or controlled by the acquiring person.

The NBCA also provides that an “affiliated transaction” between a Nevada corporation with an “interested shareholder,” as those terms are defined in the statute, generally must be approved by the affirmative vote of the holders of two-thirds of the outstanding voting shares, other than the shares beneficially owned by the interested shareholder. The NBCA defines an “interested shareholder” as any person who is the beneficial owner of 10% or more of the outstanding voting shares of the corporation.

These laws could delay or prevent an acquisition.

Special Stockholder Meetings

Our bylaws provide that a special meeting of stockholders may be called by of the Chairman of our board of directors, our CEO, President or the Secretary.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	brokers, dealers, or traders in securities;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell our common stock under the constructive sale provisions of the Code;

●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	tax-qualified retirement plans;

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

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Definition of Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section titled “Dividend Policy,” we do not anticipate declaring or paying any cash dividends in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under the subsection titled “ — Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

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Sale or Other Taxable Disposition

Subject to the discussion below regarding backup withholding, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our common stock constitutes a U.S. real property interest (“USRPI”), by reason of our status as a U.S. real property holding corporation (“USRPHC”), for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain realized upon the sale or other taxable disposition, which may be offset by certain U.S. source capital losses of theNon-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the Non-U.S. Holder certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

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Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

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ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated under the laws of Nevada on August 31, 1992. As a holding company with no material operations of our own, we conduct substantially all of our operations through our operating companies established in Mainland China.

Most of our assets are located in Mainland China, and substantially all of our assets are located outside of the United States. All of our directors and officers reside within Mainland China and are Mainland China nationals, and substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Hong Kong

There is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States, as such judgments of United States courts will not be directly enforced in Hong Kong. However, under common law, a foreign judgment (including one from federal or state court in the United States) obtained against the Company may generally be treated by the courts of Hong Kong as a cause of action in itself and sued upon as a debt between the parties. In a common law action for enforcement of a foreign judgment, the judgment creditor has to prove that (i) the judgment is in personam; (ii) the judgment is in the nature of a monetary award; (iii) the judgment is final and conclusive on the merits and has not been stayed or satisfied in full; and (iv) the judgement is from a court of competent jurisdiction. The defenses available to the defendant in a common law action for enforcement of a foreign judgment include breach of natural justice, fraud and contrary to public policy of Hong Kong. In order to enforce the foreign judgment at common law, fresh proceedings must be initiated in Hong Kong, which involves issuing a Writ of Summons and Statement of Claim attaching the foreign judgment as proof of the debt.

Mainland China

There is uncertainty as to whether the Mainland China courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. The Mainland China courts may recognize and enforce foreign judgments in accordance with the requirements of the Mainland China Civil Procedures Law based either on treaties between Mainland China and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty and few other forms of reciprocity between Mainland China and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, the Mainland China courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of Mainland China law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a Mainland China court would enforce a judgment rendered by a court in the United States or the Cayman Islands. In addition, it will be difficult for U.S. shareholders to originate actions against us in Mainland China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our Shares, to establish a connection to Mainland China for a Mainland China court to have jurisdiction as required under the PRC Civil Procedures Law.

British Virgin Islands

There is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the BVI against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is uncertainty with regard to BVI law as to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the BVI as penal or punitive in nature. If such a determination is made, the courts of the BVI are also unlikely to recognize or enforce the judgment against a BVI company. Because the courts of the BVI have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the BVI. Although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States, in certain circumstances a judgment obtained in such jurisdiction may be recognized and enforced in the courts of the BVI at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the High Court of the BVI, provided such judgment:

●	is given by a foreign court of competent jurisdiction and such foreign court had proper jurisdiction over the parties subject to such judgment;

●	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

●	is final;

●	no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI;

●	is not in respect of taxes, a fine, a penalty or similar fiscal or revenue obligations of the company;

●	was not obtained in a fraudulent manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the British Virgin Islands.

In appropriate circumstances, a BVI Court may give effect in the BVI to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

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UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below, for whom Craft Capital Management LLC and R.F. Lafferty & Co., Inc. are acting as Representatives of underwriters and Craft Capital Management LLC is also acting as the lead underwriter, have agreed to purchase from us on a firm commitment basis the number of shares of common stock indicated below, at the public offering price set forth on the cover page of this prospectus, less the underwriting discounts and commissions:

Underwriters	Number of Shares
Craft Capital Management LLC
R.F. Lafferty & Co., Inc.
Total

A form of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus is part.

The underwriting agreement provides that the obligation of the underwriters to purchase all of the shares of common stock being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the shares being offered to the public, other than those covered by the over-allotment option described below, if any of these shares are purchased.

We have granted an option to the underwriters exercisable for forty-five (45) days after the date of this prospectus, to purchase up to                additional shares of common stock equal to 15% of the number of shares of common stock sold in the Underwritten Offering at the public offering price, less the underwriting discounts and commission. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the shares offered by this prospectus. To the extent that the underwriters exercise this option, the underwriters will become obligated, subject to conditions, to purchase, and we will be obligated to sell, the additional shares.

Offers and sales for this Underwritten Offering will be conducted both inside and outside the United States through the underwriters and their respective selling agents. All offers or sales in the United States will be conducted by broker-dealers registered with the Commission and members of FINRA. The address of Craft Capital Management LLC is 377 Oak St #402, Garden City, NY 11530. The address of R.F. Lafferty & Co., Inc. is 40 Wall Street, 29th Floor. New York, NY 10005.

Underwriting Discount and Expenses

The following table shows, for each of the total without over-allotment option and total with full over-allotment option offering amounts, the per share and total public offering price, underwriting discounts to be paid to the underwriters by us, and proceeds to us, before expenses:

Total
	Per Share	Without Over-Allotment	With Full Over-Allotment
Public offering price	$	$	$
Underwriting discounts (7.0%)	$	$	$
Proceeds, before expense, to us	$	$	$

We estimate the total expenses payable by us for the Underwritten Offering to be approximately $              , which amount includes (i) various costs and fees incurred by us in connection with the Underwritten Offering, (ii) the underwriting discount of $                     (7.0%), (iii) reimbursement of the accountable, out-of-pocket expenses of the Representatives in connection with the Underwritten Offering, including, but not limited to, “road show” expenses and fees and expenses of their legal counsel, up to $180,000 in the aggregate, of which $50,000 as initial advance have been paid to the Representatives and an additional advance of $50,000 will be paid to the Representatives upon the receipt of the “No Objection Letter” from FINRA, and (iv) $100,000 to be paid to the Representatives for their non-accountable expenses at the closing of the Underwritten Offering.

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Underwriter Warrants

In addition, we intend to issue warrants to the Representatives to purchase a number of shares of common stock equal to 2.0% of the total number of shares of common stock (including any shares sold in the Underwritten Offering to cover over-allotments) sold in the Underwritten Offering at an exercise price equal to 125.0% of the public offering price. These warrants will not be exercised, sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities for a period of 180 days beginning on the date of commencement of sales of the Underwritten Offering pursuant to FINRA Rule 5110(e)(1). In addition, these warrants will not be exercisable for more than five years from the commencement of sales of the Underwritten Offering pursuant to FINRA Rule 5110(g)(8)(A). These warrants do not contain anti-dilution terms that allow the Representatives to receive more shares or to exercise at a lower price than originally agreed upon at the time of the Underwritten Offering, when the public shareholders have not been proportionally affected by a stock split, stock dividend, or other similar event. Nor do these warrants include any anti-dilution terms that allow the Representatives to receive or accrue cash dividends prior to the exercise of the warrants. With respect to shares of common stock underlying the underwriter’s warrants, we have also agreed to grant the Representatives a one-time demand registration right at our expense with a duration of no more than five years from the commencement of sales of the Underwritten Offering and unlimited “piggyback” registration rights with duration of no more than five years from the commencement of sales of the Underwritten Offering at our expense.

Private Placement Consent Agreement

On January 19, 2023, we entered into a Securities Purchase Agreement with the buyers indicated therein (collectively, the “Buyers”), pursuant to which the Company sold to the Buyers an aggregate of 160,000,000 shares of the common stock of the Company for an aggregate purchase price of $40,000,000, or $0.25 per share (the “Private Placement”). On March 18, 2023, we entered into an agreement with the Representatives pursuant to which the Representatives agreed to consent to the Private Placement, and we agreed to pay the Representatives a fee of $1,200,000, payable only upon the closing of the Underwritten Offering. If the Underwritten Offering is not completed by November 1, 2023, the Representatives reserve their rights to pursue any and all claims, actions or remedies available to them regarding the Private Placement under the engagement between us and the Representatives.

Determination of Offering Price

Our common stock is presently quoted on the OTCQB under the symbol “WETH.” On April 28, 2023, the closing bid price of our common stock on the OTCQB was $0.23 per share. We applied to list our common stock on the Nasdaq Capital Market under the symbol “WETH.” We believe that upon the completion of the Underwritten Offering contemplated, we will meet the standards for listing on the Nasdaq Capital Market or other national exchange. However, there can be no assurance that our common stock will be approved for listing on the Nasdaq Capital Market.

The public offering price of the shares of common stock offered by this prospectus will be determined by negotiation between us and the Representatives. Among the factors to be considered in determining the public offering price of the shares of common stock are:

●	our history, capital structure and our business prospects;

●	the industry in which we operate;

●	our past and present operating results;

●	the previous experience of our executive officers;

●	the recent trading and closing bid prices of our common stock quoted on the OTCQB; and

●	the general condition of the securities markets at the time of the Underwritten Offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares of common stock sold in the Underwritten Offering. The values of such shares of common stock are subject to change as a result of market conditions and other factors. We offer no assurances that the offering price will correspond to the price at which our shares of common stock will trade in the public market subsequent to this Underwritten Offering or that an active trading market for our shares will develop and continue after this Underwritten Offering.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, we, our executive officers, directors, and security holders holding more than 5% of the Company’s common stock intend to agree, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the Representatives, for a period of 180 days from the date of the final prospectus. In addition, during such period, except for the registration statement of which this prospectus forms a part or a registration statement on Form S-8 in connection with the registration of shares of common stock issuable under any employee equity-based compensation plan, incentive plan, stock plan, dividend reinvestment plan adopted and approved by the Company’s board of directors, we will not file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company

Price Stabilization, Short Positions and Penalty Bids

In connection with the Underwritten Offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters is not greater than the number of shares that may be purchased in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising the over-allotment option and/or purchasing shares of common stock in the open market.

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●	Syndicate covering transactions involve purchases of shares of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the Underwritten Offering.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the shares of common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our shares of common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

In connection with the Underwritten Offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. A prospectus in electronic format may be made available on the websites maintained by one or more underwriters or selling group members, if any, participating in the Underwritten Offering. The Representatives may agree to allocate a number of shares of common stock to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the Representatives to underwriters and selling group members that may make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Relationships

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Indemnification

We intend to indemnify the underwriters against certain liabilities, including certain liabilities arising under the Securities Act or to contribute to payments that an underwriter may be required to make for these liabilities.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the shares of common stock offered by this prospectus in any jurisdiction where action for that purpose is required. The shares of common stock offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Underwritten Offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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The underwriters are expected to make offers and sales both in and outside the United States through their selling agents. Any offers and sales in the United States will be conducted by broker-dealers registered with the SEC.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the Underwritten Offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. Any offer in Australia of the shares of common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act. The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the Underwritten Offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of common stock must observe such Australian on-sale restrictions. This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any shares of common stock recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Bermuda

The shares of common stock may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

British Virgin Islands

The shares of common stock are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by us or on our behalf. The shares of common stock may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands) (each a BVI Company), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

This prospectus has not been, and will not be, registered with the Financial Services Commission of the British Virgin Islands. No registered prospectus has been or will be prepared in respect of the shares of common stock for the purposes of the Securities and Investment Business Act, 2010, or SIBA or the Public Issuers Code of the British Virgin Islands.

The shares of common stock may be offered to persons located in the British Virgin Islands who are “qualified investors” for the purposes of SIBA. Qualified investors include (i) certain entities which are regulated by the Financial Services Commission in the British Virgin Islands, including banks, insurance companies, licensees under SIBA and public, professional and private mutual funds; (ii) a company, any securities of which are listed on a recognized exchange; and (iii) persons defined as “professional investors” under SIBA, which is any person (a) whose ordinary business involves, whether for that person’s own account or the account of others, the acquisition or disposal of property of the same kind as the property, or a substantial part of our property; or (b) who has signed a declaration that he, whether individually or jointly with his spouse, has a net worth in excess of US$1,000,000 and that he consents to being treated as a professional investor. The shares of common stock are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of the Company. The shares of common stock may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands), but only where the offer will be made to, and received by, the relevant BVI company entirely outside of the British Virgin Islands.

Canada.

The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

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Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this Underwritten Offering.

Cayman Islands

This prospectus does not constitute a public offer of the shares of common stock, whether by way of sale or subscription, in the Cayman Islands. Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any shares of common stock to the public in the Cayman Islands.

Dubai International Financial Center

This document relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares of common stock which are the subject of the Underwritten Offering contemplated by this document may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares of common stock. If you do not understand the contents of this document, you should consult an authorized financial advisor.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of shares of common stock which are the subject of the Underwritten Offering contemplated by this prospectus to the public in that Relevant Member State other than:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe the shares of common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each of the underwriters severally represents warrants and agrees as follows:

●	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (FSMA) received by it in connection with the issue or sale of the shares of common stock in circumstances in which Section 21 of the FSMA does not apply to us; and

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●	it has complied with, and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock in, from or otherwise involving the United Kingdom.

France

Neither this prospectus nor any other offering material relating to the shares of common stock described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares of common stock have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the shares of common stock has been or will be:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

●	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

●	used in connection with any offer for subscription or sale of the shares of common stock to the public in France.

Such offers, sales and distributions will be made in France only:

●	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

●	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

●	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares of common stock may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Germany

This prospectus does not constitute a Prospectus Directive-compliant prospectus in accordance with the German Securities Prospectus Act (Wertpapierprospektgesetz) and does therefore not allow any public offering in the Federal Republic of Germany (“Germany”) or any other Relevant Member State pursuant to § 17 and § 18 of the German Securities Prospectus Act. No action has been or will be taken in Germany that would permit a public offering of the shares of common stock, or distribution of a prospectus or any other offering material relating to the shares of common stock. In particular, no securities prospectus (Wertpapierprospekt) within the meaning of the German Securities Prospectus Act or any other applicable laws of Germany, has been or will be published within Germany, nor has this prospectus been filed with or approved by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) for publication within Germany.

Each underwriter will represent, agree and undertake, (i) that it has not offered, sold or delivered and will not offer, sell or deliver the shares of common stock within Germany other than in accordance with the German Securities Prospectus Act (Wertpapierprospektgesetz) and any other applicable laws in Germany governing the issue, sale and offering of shares of common stock, and (ii) that it will distribute in Germany any offering material relating to the shares of common stock only under circumstances that will result in compliance with the applicable rules and regulations of Germany.

This prospectus is strictly for use of the person who has received it. It may not be forwarded to other persons or published in Germany.

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Hong Kong

The shares of common stock may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of common stock may be issued or may be in the possession of any person for the purpose of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Israel

This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters purchasing for their own account, venture capital funds, entities with equity in excess of NIS 50 million and qualified individuals, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors may be required to submit written confirmation that they meet the criteria for one of the categories of investors set forth in the prospectus.

Italy

The Underwritten Offering of shares of common stock has not been registered with the Commissione Nazionale per le Società e la Borsa(“CONSOB”) pursuant to Italian securities legislation and, accordingly, no shares of common stock may be offered, sold or delivered, nor copies of this prospectus or any other documents relating to the shares of common stock may not be distributed in Italy except:

●	to “qualified investors”, as referred to in Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the “Decree No. 58”) and defined in Article 26, paragraph 1, letter d) of CONSOB Regulation No. 16190 of 29 October 2007, as amended (“Regulation No. 16190”) pursuant to Article 34-ter, paragraph 1, letter b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended (“Regulation No. 11971”); or

●	in any other circumstances where an express exemption from compliance with the offer restrictions applies, as provided under Decree No. 58 or Regulation No. 11971.

Any offer, sale or delivery of the shares of common stock or distribution of copies of this prospectus or any other documents relating to the shares of common stock in the Republic of Italy must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 385 of 1 September 1993, as amended (the “Banking Law”), Decree No. 58 and Regulation No. 16190 and any other applicable laws and regulations;

●	in compliance with Article 129 of the Banking Law, and the implementing guidelines of the Bank of Italy, as amended; and

●	in compliance with any other applicable notification requirement or limitation which may be imposed, from time to time, by CONSOB or the Bank of Italy or other competent authority.

Please note that, in accordance with Article 100-bis of Decree No. 58, where no exemption from the rules on public offerings applies, the subsequent distribution of the shares of common stock on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971.

Furthermore, the shares of common stock which are initially offered and placed in Italy or abroad to qualified investors only but in the following year are regularly (“sistematicamente”) distributed on the secondary market in Italy to non-qualified investors become subject to the public offer and the prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971. Failure to comply with such rules may result in the sale of the shares of common stock being declared null and void and in the liability of the intermediary transferring the shares of common stock for any damages suffered by such non-qualified investors.

92

Japan

The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Kuwait

Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the shares of common stock, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

PRC

This prospectus has not been and will not be circulated or distributed in the PRC, and the shares of common stock may not be offered or sold, and will not be offered or sold, directly or indirectly, to any resident of the PRC or to persons for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, the PRC does not include Taiwan and the Special Administrative Regions of Hong Kong and Macao.

Qatar

The shares of common stock have not been and will not be offered, sold or delivered at any time, directly or indirectly, in the State of Qatar (“Qatar”) in a manner that would constitute a public offering. This prospectus has not been reviewed or approved by or registered with the Qatar Central Bank, the Qatar Exchange or the Qatar Financial Markets Authority. This prospectus is strictly private and confidential, and may not be reproduced or used for any other purpose, nor provided to any person other than the recipient thereof.

Saudi Arabia

This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than

●	to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”),

●	to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or

●	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

●	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

93

●	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the shares of common stock described herein. The shares of common stock may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this document nor any other offering or marketing material relating to the shares of common stock may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the Underwritten Offering, nor the Company nor the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. The shares of common stock are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA (FINMA), and investors in the shares of common stock will not benefit from protection or supervision by such authority.

Taiwan

The shares of common stock have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the shares of common stock in Taiwan.

United Arab Emirates

(Excluding the Dubai International Financial Center)

The shares of common stock have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (“U.A.E.”) other than in compliance with the laws of the U.A.E. Prospective investors in the Dubai International Financial Centre should have regard to the specific selling restrictions on prospective investors in the Dubai International Financial Centre set out below.

The information contained in this prospectus does not constitute a public offer of shares of common stock in the U.A.E. in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 of the U.A.E., as amended) or otherwise and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Emirates Securities and Commodities Authority or the Dubai Financial Services Authority, or DFSA. If you do not understand the contents of this prospectus, you should consult an authorized financial adviser. This prospectus is provided for the benefit of the recipient only, and should not be delivered to, or relied on by, any other person.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the selling stockholders or underwriters.

No action has been taken by us or the Representatives that would permit a public offering of the shares of common stock in any jurisdiction outside the United States where action for that purpose is required. None of our shares of common stock included in the Underwritten Offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any such securities offered hereby be distributed or published in any jurisdiction except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to the Underwritten Offering of shares of common stock and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the shares of common stock in any jurisdiction where that would not be permitted or legal.

94

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The Crone Law Group P.C. has opined on the validity of the shares being offered hereby. Bevilacqua PLLC is acting as counsel to Craft Capital Management LLC. Certain legal matters as to PRC law will be passed upon for us by Beijing Dentons Law Offices, LLP (Chengdu) and by Jincheng Tongda & Neal Law Firm for Craft Capital Management LLC. The Crone Law Group, P.C. may rely upon Beijing Dentons Law Offices, LLP (Chengdu) with respect to matters governed by PRC law and Bevilacqua PLLC may rely upon Jincheng Tongda & Neal Law Firm with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements included in this prospectus and in the registration statement for the fiscal years ended December 31, 2022 and December 31, 2021 have been audited by B F Borgers CPA PC, an independent registered public accounting firm, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

We have filed with the SEC this registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, you should refer to this registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including this registration statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing or telephoning us at: Wetouch Technology Inc., No. 29, Third Main Avenue, Shigao Town, Renshou County, Meishan, Sichuan, China or (86) 028-37390666.

95

WETOUCH TECHNOLOGY INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

(AUDITED)

WETOUCH TECHNOLOGY INC. AND SUBSIDIARIES

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Wetouch Technology Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Wetouch Technology Inc. (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that (i) relates to accounts or disclosures that are material to the consolidated financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Legal Proceedings over Guarantee Obligations

As described in Note 13 to the financial statements, management disclosed legal proceedings over the Company’s guarantee obligations where liability is not probable or the amount of the liability is not estimable, or both, if management believes there is at least a reasonable possibility that the Company has fulfilled the guarantee obligation or a loss may be incurred when the guarantee obligations were not discharged.

Our principal considerations to determine that the legal proceedings over guarantee obligations is a critical audit matter as there was significant judgment by management when assessing the likelihood of a loss being incurred and when estimating the loss or range of loss for each claim, which in turn led to significant auditor judgment, subjectivity, and effort in performing procedures and evaluating management’s assessment of the liabilities and disclosures related to legal proceedings on guarantee obligations.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included, among others, obtaining and evaluating the letters of audit inquiry with external legal counsel, reviewing public accessible information regarding the Company’s litigation cases, evaluating the reasonableness of management’s assessment regarding whether an unfavorable outcome is reasonably possible or probable and reasonably estimable, and evaluating the sufficiency of the Company’s disclosures related to legal proceedings over guarantee obligations.

/s/ B F Borgers CPA PC

We have served as the Company’s auditor since 2019.

Lakewood, Colorado
April 17, 2023
PCAOB ID: 5041

F-2

WETOUCH TECHNOLOGY INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31,	As of December 31,
	2022	2021

ASSETS
CURRENT ASSETS
Cash	$51,250,505	$46,163,704
Accounts receivable, net	9,057,741	7,991,037
Inventories	423,276	244,381
Prepaid expenses and other current assets	1,450,620	2,445,894
TOTAL CURRENT ASSETS	62,182,142	56,845,016

Property, plant and equipment, net	10,923,610	11,833,302
TOTAL ASSETS	$73,105,752	$68,678,318

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,383,094	$800,586
Loan from a third party	385,791	-
Due to related parties	1,665	34,669
Income tax payable	22,152	65,463
Accrued expenses and other current liabilities	944,624	310,407
Convertible promissory notes payable	1,277,282	2,030,550
TOTAL CURRENT LIABILITIES	4,014,608	3,241,675

Common stock purchase warrants liability	256,957	1,128,635
TOTAL LIABILITIES	$4,271,565	$4,370,310

COMMITMENTS AND CONTINGENCIES (Note 13)
STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 300,000,000 shares authorized, 33,604,965 and 31,811,523 issued and outstanding as of December 31, 2022 and 2021, respectively	$33,605	$31,812
Additional paid in capital	3,370,253	2,333,621
Statutory reserve	6,040,961	5,067,243
Retained earnings	62,366,892	54,610,164
Accumulated other comprehensive income	(2,977,524)	2,265,168
TOTAL STOCKHOLDERS’ EQUITY	68,834,187	64,308,008
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$73,105,752	$68,678,318

The accompanying notes are an integral part of these consolidated financial statements.

F-3

WETOUCH TECHNOLOGY INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Audited)

	For the years ended December 31,
	2022	2021

REVENUES
Revenue from customers	$37,923,112	$40,687,624
Revenues from related parties	-	97,850
Total Revenues	37,923,112	40,785,474
COST OF REVENUES
Cost of revenues from customers	(23,872,632)	(22,256,642)
Cost of revenues related parties	-	(97,850)
Total Cost of revenues	(23,872,632)	(22,354,492)
GROSS PROFIT	14,050,480	18,430,982

OPERATING EXPENSES
Selling expenses	(1,288,467)	(630,503)
General and administrative expenses	(1,262,093)	(1,937,374)
Research and development expenses	(85,251)	(89,477)
Share-based compensation	-	(3,149,106)
Total operating expenses	(2,635,811)	(5,806,460)

INCOME FROM OPERATIONS	11,414,669	12,624,522

OTHER INCOME (EXPENSES)

Interest income	118,714	95,534
Interest expense	(224,885)	(27,450)
Government grant	-	695,055
Gain on asset disposal	-	7,648,423
Loss on conversion of convertible promissory notes payable	(96,927)	-
Gain on changes in fair value of common stock purchase warrants liability	871,677	759,471
TOTAL OTHER INCOME, NET	668,579	9,171,033

INCOME BEFORE INCOME TAX EXPENSE	12,083,248	21,795,555

INCOME TAX EXPENSE	(3,352,802)	(4,409,589)

NET INCOME	$8,730,446	$17,385,966

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	(5,242,692)	1,307,260
COMPREHENSIVE INCOME	$3,487,754	$18,693,226

EARNINGS PER COMMON SHARE
Basic	$0.27	$0.55
Diluted	$0.27	$0.55

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING*
Basic	32,410,223	31,811,523
Diluted	36,875,349	32,653,163

The accompanying notes are an integral part of these consolidated financial statements.

F-4

WETOUCH TECHNOLOGY INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	Common stock at Par value $0.001		Additional paid-in	Statutory	Retained	Accumulated other comprehensive	Total stockholders’
	Shares	Amount	capital	reserve	Earnings	(income) loss	equity

Balance at December 31, 2020	31,500,693	$31,501	$1,072,932	$3,062,159	$39,229,282	$957,908	$44,353,782

Appropriation to statutory reserve	-	-		2,005,084	(2,005,084)	-	-
Share-based compensation	310,830	311	3,148,795	-		-	3,149,106
Warrants issued to third parties in conjunction with debt issuance			(1,888,106)				(1,888,106)
Net income					17,385,966		17,385,966
Foreign currency translation adjustment	-	-	-	-	-	1,307,260	1,307,260

Balance at December 31 2021	31,811,523	$31,812	$2,333,621	$5,067,243	$54,610,164	$2,265,168	$64,308,008

	Common stock at Par value $0.001		Additional paid-in	Statutory	Retained	Accumulated other comprehensive	Total stockholders’
	Shares	Amount	capital	reserve	Earnings	(income) loss	equity

Balance at December 31, 2021	31,811,523	$31,812	$2,333,621	$5,067,243	$54,610,164	$2,265,168	$64,308,008

Appropriation to statutory reserve	-	-		973,718	(973,718)	-	-
Exercise of warrants issued in conjunction with legal services in 2020	124,223	124	(124)	-	-	-	-
Exercise of warrants issued to third parties in conjunction with debt issuance in 2021	284,654	285	(285)	-	-	-	-
Stock issuance for convertible promissory notes payable	1,384,564	1,384	1,037,041	-	-	-	1,038,425
Net income					8,730,446	-	8,730,446
Foreign currency translation adjustment	-	-	-	-	-	(5,242,692)	(5,242,692)

Balance at December 31 2022	33,604,965	$33,605	$3,370,253	$6,040,961	$62,366,892	$(2,977,524)	$68,834,187

The accompanying notes are an integral part of these consolidated financial statements.

F-5

WETOUCH TECHNOLOGY INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2022	2021

Cash flows from operating activities
Net income	$8,730,446	$17,385,966
Adjustments to reconcile net income to cash provided by operating activities
Bad debts reversal	-	(76,492)
Inventory write-off	74,100	-
Depreciation and amortization	9,891	381,167
Asset disposal gain	-	(7,648,423)
Loss of input VAT credits	-	356,073
Share-based compensation	-	3,149,106
Loss on convertible promissory notes payable	96,927	-
Amortization of discounts and issuance cost of the notes	148,368	8,550
Gain on changes in fair value of common stock purchase warrants liability	(871,677)	(759,471)

Changes in operating assets and liabilities:
Accounts receivable	(1,497,237)	4,994,861
Amounts due from related parties	-	83,849
Inventories	(197,453)	190,490
Prepaid expenses and other current assets	853,426	(2,258,602)
Accounts payable	637,372	(167,186)
Amounts due to related parties	(18,055)	(575,329)
Income tax payable	(41,068)	(50,424)
Accrued expenses and other current liabilities	661,203	(233,882)
Deferred grants	-	(728,818)
Net cash provided by operating activities	8,586,243	14,051,434

Cash flows from investing activities
Purchase of property and equipment	-	(11,695,448)
Proceeds from assets disposal	-	17,859,076
Net cash provided by investing activities	-	6,163,628

Cash flows from financing activities
Proceeds from issuance of convertible promissory notes payable	-	2,025,000
Payments of issue costs of convertible promissory note	-	(162,000)
Repayments of convertible promissory notes payable	(1,038,426)	-
Proceeds from interest-free advances from a third party	385,791	-
Net cash provided by (used in) financing activities	(652,635)	1,863,000

Effect of changes of foreign exchange rates on cash	(2,846,807)	121,781
Net increase in cash	5,086,801	22,199,843
Cash, beginning of year	46,163,704	23,963,861
Cash, end of year	$51,250,505	$46,163,704
Supplemental disclosures of cash flow information
Interest paid	$10,000	$-
Income taxes paid	$3,391,137	$3,774,917

Non-cash investing activities
Warrants issued to third parties in conjunction with debt issuance	$-	$1,888,106
Non-cash financing activities
Cashless stock issuance for convertible promissory notes payable	$284,654	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

WETOUCH TECHNOLOGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — BUSINESS DESCRIPTION

Business

Wetouch Technology Inc. (“Wetouch”, or the “Company”), formerly known as Gulf West Investment Properties, Inc., was originally incorporated in August 1992, under the laws of the state of Nevada.

On October 9, 2020, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with Wetouch Holding Group Limited (“BVI Wetouch”) and all the shareholders of BVI Wetouch (each, a “BVI Shareholder” and collectively the “BVI Shareholders”), to acquire all the issued and outstanding capital stock of BVI Wetouch in exchange for the issuance to the BVI Shareholders an aggregate of 28,000,000 shares of our common stock (the “Reverse Merger”). In the Reverse Merger, each ordinary share of BVI Wetouch was exchanged for 2,800 shares of common stock of Wetouch. Immediately after the closing of the Reverse Merger on October 9, 2020, we had a total of 31,396,394 issued and outstanding shares of common stock. As a result of the Reverse Merger, BVI Wetouch is now our wholly-owned subsidiary.

Wetouch Holding Group Limited (“BVI Wetouch”), is a holding company whose only asset, held through a subsidiary, is 100% of the registered capital of Sichuan Wetouch Technology Co. Ltd. (“Sichuan Wetouch”), a limited liability company organized under the laws of the People’s Republic of China (“China” or “PRC”). Sichuan Wetouch is primarily engaged in the business of research development, manufacture, and distribution of touchscreen displays to customers both in PRC and overseas. The touchscreen products, which are manufactured by the Company, are primarily for use in computer components.

The Reverse Merger was accounted for as a recapitalization effected by a share exchange, wherein BVI Wetouch is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of BVI Wetouch have been brought forward at their book value and no goodwill has been recognized. The number of shares, par value amount, and additional paid-in capital in the prior years are retrospectively adjusted according.

Corporate History of BVI Wetouch

Wetouch Holding Group Limited (“BVI Wetouch”) was incorporated under the laws of British Virgin Islands on August 14, 2020. It became the holding company of Hong Kong Wetouch Electronics Technology Limited (“Hong Kong Wetouch”) on September 11, 2020.

Hong Kong Wetouch Technology Limited (“HK Wetouch”), was incorporated as a holding company under the laws of Hong Kong Special Administrative Region (“SAR”) on December 3, 2020. On March 2, 2021, HK Wetouch acquired all shares of Hong Kong Vtouch. Due to the fact that Hong Kong Wetouch and HK Wetouch are both under the same sole stockholder, the acquisition is accounted for under common control.

In June, 2021, Hong Kong Wetouch completed its dissolution process pursuant to the minutes of its special shareholder meeting.

Sichuan Wetouch Technology Co. Ltd. (“Sichuan Wetouch”) was formed on May 6, 2011 in the People’s Republic of China (“PRC”) and became Wholly Foreign-Owned Enterprise in PRC on February 23, 2017. On July 19, 2016, Sichuan Wetouch was 100% held by HK Wetouch.

On December 30, 2020, Sichuan Vtouch Technology Co., Ltd. (“Sichuan Vtouch”) was incorporated in Chengdu, Sichuan, under the laws of the People’s Republic of China.

In March 2021, pursuant to local PRC government guidelines on local environmental issues and the national overall plan, Sichuan Wetouch was under the government directed relocation order, and started its dissolution process which is estimated to be completed by the end of 2023. Sichuan Vtouch took over the operating business of Sichuan Wetouch.

As a result of the above restructuring, HK Wetouch became the sole shareholder of Sichuan Vtouch.

F-7

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The accompanying consolidated financial statements include the financial statements of Wetouch and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated upon consolidation.

(b) Uses of estimates

In preparing the consolidated financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the allowance for estimated uncollectible receivables, fair values of financial instruments, inventory valuations, useful lives of property, plant and equipment, intangible assets, the recoverability of long-lived assets, provision necessary for contingent liabilities, revenue recognition and realization of deferred tax assets. Actual results could differ from those estimates.

(c) Cash and cash equivalents

Cash includes currency on hand and deposits held by banks that can be added or withdrawn without limitation.

(d) Accounts receivables, net

Accounts receivables are presented net of allowance for doubtful accounts. The Company determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trend. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimate of specific losses on individual exposures, as well as a provision on historical trends of collections. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the collection is not probable.

(e) Inventory

Inventory consists of raw materials, work-in-process and finished goods and is stated at the lower of cost or net realizable value. Cost is determined using a weighted average. For work-in-process and manufactured inventories, cost consists of raw materials, direct labor and an allocated portion of the Company’s production overhead. The Company writes down excess and obsolete inventory to its estimated net realizable value based upon assumptions about future demand and market conditions. For finished goods and work-in-process, if the estimated net realizable value for an inventory item, which is the estimated selling price in the ordinary course of business, less reasonably predicable costs to completion and disposal, is lower than its cost, the specific inventory item is written down to its estimated net realizable value. Net realizable value for raw materials is based on replacement cost. Provisions for inventory write-downs are included in the cost of revenues in the consolidated statements of operations. Inventories are carried at this lower cost basis until sold or scrapped. $74,100 and nil inventory write-off was recorded for the years ended December 31, 2022 and 2021, respectively.

F-8

(f) Convertible Promissory Notes

The Company accounts for its convertible promissory notes according to guidance of ASU 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging— Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”, which simplifies the accounting for convertible instruments by eliminating the requirement to separate embedded conversion features from the host contract when the conversion features are not required to be accounted for as derivatives under Topic 815.

We analyze the convertible notes for the existence of a beneficial conversion feature. the Company considered the three characteristics of a derivative instrument listed in ASC 815-10-15-83: (i) having one or more underlyings and one or more notional amounts or payment provisions or both; (ii) requiring no initial net investment; (iii) permitting net settlement;

Since the Company’s notes have fixed interest rate, specified notional principal and settlement date, which no other events would affect specified settlement, and the Company received net proceeds after issuance costs and discount, which the Company recorded as the net proceeds or net settled investment, the management assessed that the Notes did not do not meet the definition of a derivative instruments and an embedded feature would not be bifurcated. The discounts on the convertible notes, are amortized to interest expense, using the effective interest method, over the terms of the related convertible notes.

(g) Common stock purchase warrants

The Company also analyzed the Warrants in accordance with ASC 815, to determine whether the Warrants meet the definition of a derivative and, if so, whether the Warrants meet the scope exception of ASC 815-40, which is that contracts issued or held by the reporting entity that are both (1) indexed to its own stock and (2) classified in stockholders’ equity shall not be considered to be derivative instruments for purposes of ASC 815-40.

The Company concluded that the Warrants issued in November and December 2021 financing should be treated as a derivative liability because the Warrants are entitled to a price adjustment provision to allow the exercise price to be increased or reduced in the event the Company issues or sells any additional shares of common stock at a price per share more or less than the then-applicable exercise price or without consideration, which is typically referred to as a “Down-round protection” or “anti-dilution” provision. According to ASC 815-40, the “Down-round protection” provision is not considered to be an input to the fair value of a fixed-for-fixed option on equity shares which leads the Warrants to fail to be qualified as indexed to the Company’s own stock and then to fail to meet the scope exceptions of ASC 815. Therefore, the Company accounted for the Warrants as derivative liabilities under ASC 815. Pursuant to ASC 815, derivatives are measured at fair value and re-measured at fair value with changes in fair value recorded in earnings at each reporting period.

The Company used an black-scholes-pricing model to estimate the fair values of common stock purchase warrants at the balance sheet dates. As of December 31, 2022 and 2021, the Company recorded $256,957 and $1,128,635 common stock purchase warrants liability, respectively, and $871,677 and $759,471 gain on changes of fair value of common stock purchase liability warrants for the year ended December 31, 2022 and 2021, respectively.

(h) Fair value of financial instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.
●	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments, including cash, accounts receivable, prepaid expenses and other current assets, accounts payable, short-term bank loans, accrued expenses and other current liabilities, taxes payable and due to related parties, common stock purchase warrants liability, approximate the fair value of the respective assets and liabilities as of December 31, 2022 and 2021 based upon the nature of the assets and liabilities.

(i) Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment is provided using the straight-line method over their expected useful lives, as follows:

Useful life
Buildings	20 years
Machinery and equipment	10 years
Office and electric equipment	3 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of income and other comprehensive income in other income or expenses.

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(l) Impairment of long-lived Assets

Long-lived assets, such as property, plant and equipment, land use rights, are reviewed for impairment when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. Recoverability of a long-lived asset or asset group to be held and used is measured by a comparison of the carrying amount of an asset or asset group to the estimated undiscounted future cash flows expected to be generated by the asset or asset group. If the carrying value of an asset or asset group exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount that the carrying value exceeds the estimated fair value of the asset or asset group. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third party independent appraisals, as considered necessary. Assets to be disposed are reported at the lower of carrying amount or fair value less costs to sell, and are no longer depreciated. There were nil impairment of intangible assets recognized for the years ended December 31, 2022 and 2021.

(m) Foreign Currency Translation

The Company uses US dollars as the reporting currency. The Company’s subsidiary HK Wetouch’s functional currency for HK Wetouch is Hong Kong dollar. The functional currency of Sichuan Wetouch is the Chinese Yuan (“RMB”). The Company’s consolidated financial statements have been translated into US$. Assets and liabilities accounts are translated using the exchange rate at each reporting period end date. Equity accounts are translated at historical rates. Income and expense accounts are translated at the average rate of exchange during the reporting period. The resulting translation adjustments are reported under other comprehensive income (loss). Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the results of operations.

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	December 31, 2022	December 31, 2021
Year-end spot rate	US$1=RMB 6.8972	US$1=RMB 6.3726
Average rate	US$1=RMB 6.7312	US$1=RMB 6.4505

(n) Revenue recognition

The Company adopted Accounting Standards Codification (“ASC”) 606 using the modified retrospective approach. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements. Therefore, no adjustments to opening retained earnings were necessary.

ASC 606, Revenue from Contracts with customers, establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

ASC 606 requires the use of a five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. The application of the five-step model to the revenue streams compared to the prior guidance did not result in significant changes in the way the Company records its revenue. The Company has assessed the impact of the guidance by reviewing its existing customer contracts and current accounting policies and practices to identify differences that would result from applying the new requirements, including the evaluation of its performance obligations, transaction price, customer payments, transfer of control and principal versus agent considerations. Based on the assessment, the Company concluded that there was no change to the timing and pattern of revenue recognition for its current revenue streams.

In accordance with ASC 606, the Company recognizes revenue when it transfers its goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. The Company accounts for the revenue generated from sales of its products primarily to its customers in PRC and overseas, as the Company is acting as a principal in these transactions, is subject to inventory risk, has latitude in establishing prices, and is responsible for fulfilling the promise to provide customers the specified goods, which the Company has control of the goods and has the ability to direct the use of goods to obtain substantially all the benefits. All of the Company’s contracts have one single performance obligation as the promise is to transfer the individual goods to customers, and there is no separately identifiable other promises in the contracts. The Company’s revenue streams are recognized at a point in time when title and risk of loss passes and the customer accepts the goods, which generally occurs at delivery. The Company’s products are sold with no right of return and the Company does not provide other credits or sales incentive to customers. The Company’s sales are net of value added tax (“VAT”) and business tax and surcharges collected on behalf of tax authorities in respect of product sales.

Contract Assets and Liabilities

Payment terms are established on the Company’s pre-established credit requirements based upon an evaluation of customers’ credit quality. Contract assets are recognized for in related accounts receivable. Contract liabilities are recognized for contracts where payment has been received in advance of delivery. The contract liability balance can vary significantly depending on the timing when an order is placed and when shipment or delivery occurs. As of December 31, 2022 and 2021, other than accounts receivable and advances from customers, the Company had no other material contract assets, contract liabilities or deferred contract costs recorded on its consolidated balance sheet. Costs of fulfilling customers’ purchase orders, such as shipping, handling and delivery, which occur prior to the transfer of control, are recognized in selling, general and administrative expense when incurred.

Disaggregation of Revenues

The Company disaggregates its revenue from contracts by geography, as the Company believes it best depicts how the nature, amount, timing and uncertainty of the revenue and cash flows are affected by economic factors. The Company’s disaggregation of revenues for the years ended December 31, 2022 and 2021 are disclosed in Note 14 to the financial statements.

F-10

(o) Selling, General and Administrative Expenses

Selling expenses represents primarily costs of payroll, benefits, commissions for sales representatives and advertising expenses. General and administrative expenses represents primarily payroll and benefits costs for administrative employees, rent and operating costs of office premises, depreciation and amortization of office facilities, professional fees and other administrative expenses.

(p) Research and Development Expense

Research and development costs are expensed as incurred.

(q) Share-Based Compensation

The Company awards share options and other equity-based instruments to its employees, directors and third party service providers (collectively “share-based payments”). Compensation cost related to such awards is measured based on the fair value of the instrument on the grant date. The Company recognizes the compensation cost over the period the employee is required to provide service in exchange for the award, which generally is the vesting period. The amount of cost recognized is adjusted to reflect the expected forfeiture prior to vesting. When no future services are required to be performed by the employee in exchange for an award of equity instruments, and if such award does not contain a performance or market condition, the cost of the award is expensed on the grant date. The Company recognizes compensation cost for an award with only service conditions that has a graded vesting schedule on a straight-line basis over the requisite service period for the entire award, provided that the cumulative amount of compensation cost recognized at any date at least equals the portion of the grant-date value of such award that is vested at that date.

(r) Government grant

The Company follows other authoritative accounting guidance since there is no clear guidance with regard to government grants. Government grants are recognized at fair value where there is reasonable assurance that the grant will be received and all grant conditions will be met. Grants relating to expense items are recognized as income over the periods necessary to match the grant to the costs it is compensating. Grants relating to assets are credited to deferred income at fair value and are credited to income over the expected useful life of the asset on a straight-line basis.

(s) Income taxes

The Company accounts for income taxes in accordance with the asset and liability method. Deferred taxes are recognized for the future tax consequences attributable to temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and income tax purposes using enacted rates expected to be in effect when such amounts are realized or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established, as needed, to reduce the amount of deferred tax assets if it is considered more-likely-than-not that some portion or all of the deferred tax assets will not be realized.

The Company recognizes the effect of uncertain income tax positions only if those positions are more-likely-than-not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company’s policy is to record interest and penalties related to uncertain tax positions as a component of income tax expense. There were no such interest or penalty for the years ended December 31, 2022 and 2021.

On December 22, 2017 the Tax Cut and Jobs Act of 2017 (“the Tax Act”) was signed into law, which among other effects, reduces the U.S. federal corporate income tax rate to 21% from 34% (or 35% in certain cases) beginning in 2018, and requires companies to pay a one-time transition tax on certain unrepatriated earnings from non-U.S. subsidiaries that is payable over eight years. No tax was due under this provision. The Tax Act also makes the receipt of future non-U.S. sourced income of non-U.S. subsidiaries tax-free to U.S. companies and creates a new minimum tax on the earnings of non-U.S. subsidiaries relating to the parent’s deductions for payments to the subsidiaries.

F-11

(t) Value added tax (“VAT”)

Sales revenue represents the invoiced value of goods, net of VAT. The VAT is based on gross sales price. Since April 1, 2019, VAT rate was lowered from 16% to 13%. The VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing or acquiring its finished products. The Company recorded a VAT payable or recoverable net of VAT payments in the accompanying consolidated financial statements.

For export sales, VAT is not imposed on gross sales price, but the VAT related to purchasing raw materials is refunded after the export is completed.

(u) Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. As of December 31, 2022 and 2021, warrants were included for the dilutive EPS calculation, respectively.

(v) Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income and other comprehensive income (loss). The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to US$ is reported in other comprehensive income (loss) in the consolidated statements of income and comprehensive income.

(w) Recent Accounting Pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

In August 2020, the FASB issued ASU No. 2020-06 (“ASU 2020-06”) “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity.” ASU 2020-06 will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models results in fewer embedded conversion features being separately recognized from the host contract as compared with current U.S. GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting, and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as additional paid-in capital. ASU 2020-06 also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. For public business entities, the amendments in ASU 2020-06 are effective for public entities which meet the definition of a smaller reporting company are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2023, including interim periods within those fiscal years. Early application of the guidance will be permitted for all entities for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company adopted ASU 2020-06 effective January 1, 2021.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), which introduces new guidance for the accounting for credit losses on instruments within its scope. The new guidance introduces an approach based on expected losses to estimate credit losses on certain types of financial instruments. It also modifies the impairment model for available-for-sale (AFS) debt securities and provides for a simplified accounting model for purchased financial assets with credit deterioration since their origination. The pronouncement will be effective for public business entities that are SEC filers in fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early application of the guidance will be permitted for all entities for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company adopted ASU 2016-13 utilizing the modified retrospective transition method. The adoption of ASU 2016-13 did not have a material impact on the Company’s condensed consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. The amendment simplifies the accounting for income taxes by eliminating some exceptions to the general approach in ASC 740, Income Taxes. It also clarifies certain aspects of the existing guidance to promote more consistent application, among other things. The guidance is effective for interim and annual reporting periods beginning within 2021 with early adoption permitted.

In October 2021, the FASB issued ASU No. 2021-08, which will require companies to apply the definition of a performance obligation under ASC Topic 606 to recognize and measure contract assets and contract liabilities (i.e., deferred revenue) relating to contracts with customers that are acquired in a business combination. Under current U.S. GAAP, an acquirer generally recognizes assets acquired and liabilities assumed in a business combination, including contract assets and contract liabilities arising from revenue contracts with customers, at fair value on the acquisition date. ASU No. 2021-08 will result in the acquirer recording acquired contract assets and liabilities on the same basis that would have been recorded by the acquiree before the acquisition under ASC Topic 606. ASU No. 2021-08 is effective for fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of this ASU on its financial statements and the effects will be based upon the contract assets and liabilities acquired in the future.

From time to time, the FASB or other standards setting bodies issue new accounting pronouncements. Updates to the FASB ASCs are communicated through issuance of ASUs. Unless otherwise discussed, the Company believes that the recently issued guidance, whether adopted or to be adopted in the future, is not expected to have a material impact on its consolidated financial statements upon adoption.

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NOTE-3- ACCOUNTS RECEIVABLE

Accounts receivable consists of the following:

	December 31, 2022	December 31 2021
Accounts receivable	$9,057,741	$7,991,037
Allowance for doubtful accounts	-	-
Accounts receivable, net	$9,057,741	$7,991,037

The Company’s accounts receivable primarily includes balance due from customers when the Company’s products are sold and delivered to customers.

NOTE-4 — PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consists of the following:

	December 31, 2022	December 31, 2021
Advance to suppliers	$333,920	$244,758
VAT input credits	355,482	307,575
Issue cost related to convertible promissory notes	81,614	159,000
Deferred marketing expenses	-	1,000,000
Prepayment for land use right/ (i)	569,105	615,955
Security deposit (ii)	56,979	61,670
Others receivable (iii)	53,520	56,936
Prepaid expenses and other current assets	$1,450,620	$2,445,894

(i)	On July 23, 2021, Sichuan Vtouch entered into a contract with Chengdu Wenjiang District Planning and Natural Resources Bureau for purchasing a land use right of 131,010 square feet with a consideration of RMB3,925,233 (equivalent to $569,105) for the new facility. The Company made a full prepayment by November 18, 2021. Upon a certificate of land use right issued by the local government, which is estimated to be obtained by the fourth quarter of 2023, the Company will reclassify this prepayment to intangible assets accordingly.

(ii)	On July 28, 2021, Sichuan Vtouch made a security deposit of RMB393,000 (equivalent to $56,979) to Chengdu Cross-Strait Science and Technology Industry Development Park Management Committee to obtain a construction license for new facility. This deposit will be refunded upon the issuance of the construction license by end of 2023.

(i)	Other receivables are mainly employee advances, and prepaid expenses.

NOTE 5— PROPERTY, PLANT AND EQUIPMENT, NET

	December 31, 2022	December 31, 2021
Buildings	$12,487	$13,514
Vehicles	42,453	45,948
Construction in progress	10,883,051	11,778,957
Subtotal	10,937,991	11,838,419
Less: accumulated depreciation	(14,381)	(5,117)
Property, plant and equipment, net	$10,923,610	$11,833,302

Depreciation expense was $9,891 and $5,117 for the years ended December 31, 2022 and 2021, respectively.

Pursuant to local PRC government guidelines on local environment issues and the national overall plan, Sichuan Wetouch is under the government directed relocation order to relocate no later than December 31, 2021 and received compensation accordingly. On March 18, 2021, pursuant to the agreement with the local government and an appraisal report issued by a mutual agreed appraiser, Sichuan Wetouch received a compensation of RMB115.2 million ($16.7 million) (“Compensation Funds”) for the withdrawal of the right to use of state-owned land and the demolition of all buildings, facilities, equipment and all other appurtenances on the land. During the year ended December 31, 2021, the Company recorded a gain of $7,648,423 for the asset disposal including $872,045 loss of asset disposal of intangible assets .

On March 16, 2021, in order to minimize interruption of our business, Sichuan Vtouch entered into a leasing agreement with Sichuan Renshou Shigao Tianfu Investment Co., Ltd. (later renamed as Meishan Huantian Industrial Co., Ltd.), a limited company owned by the local government, to lease the property, and all buildings, facilities and equipment thereon (“Demised Properties) of Sichuan Wetouch, commencing from April 1, 2021 until December 31, 2021 at a monthly rent of RMB300,000 ($43,496), and renewed on December 31, 2021 at a monthly rent of RMB 400,000 ($57,994) from January 1, 2022 till October 31, 2023 for the use of the Demised Properties.

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NOTE 6 – RELATED PARTY TRANSACTIONS

The related party transactions are summarized as follows:

	Years Ended December 31,
	2022	2021
	US$	US$
Revenues resulting from related parties:
Sales to Chengdu Wetouch Technology Co., Ltd (“Chengdu Wetouch”)	-	10,483
Sales to Meishan Wetouch Electronics Technology Co., Ltd. (“Meishan Wetouch”)	-	87,367
Total revenue	$-	$97,850

The Company sells capacitive touchscreens to Chengdu Wetouch and Meishan Wetouch from time to time. There are no written agreements between the Company and Meishan Wetouch. Mr. Guangde Cai, Chairman and director of the Company and our indirect majority shareholder, owns 94% and 95% of Chengdu Wetouch and Meishan Wetouch, respectively.

Amounts due to related parties are as follows:

	Relationship	December 31, 2022	December 31, 2021	Note
Mr. Zongyi Lian	President and CEO of the Company	$1,665	$1,802	Payable to employee
Mr. Guangde Cai	Former Chairman of the Company	-	32,867	Payable to employee
Total		$1,665	$34,669

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NOTE 7 — INCOME TAXES

Wetouch

Wetouch Technology Inc. is subject to a tax rate of 21% per beginning 2018, and files a U.S. federal income tax return.

BVI Wetouch

Under the current laws of the British Virgin Islands, BVI Wetouch, subsidiaries of Wetouch, is not subject to tax on its income or capital gains. In addition, no British Virgin Islands withholding tax will be imposed upon the payment of dividends by the Company to its shareholders.

Hong Kong

HK Wetouch is incorporated in Hong Kong and is subject to profit taxes in Hong Kong at a progressive rate of 16.5%.

PRC

Sichuan Wetouch and Sichuan Vtouch files income tax returns in the PRC. Effective from January 1, 2008, the PRC statutory income tax rate is 25% according to the Corporate Income Tax (“CIT”) Law which was passed by the National People’s Congress on March 16, 2007.

Under PRC CIT Law, domestic enterprises and Foreign Investment Enterprises (“FIEs”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on a case-by-case basis by local government as preferential tax treatment to High and New Technology Enterprises (“HNTEs”). Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for their HNTE status every three years. Pursuant to an approval from the local tax authority in October 2017, Sichuan Wetouch became a qualified enterprise located in the western region of the PRC, entitled it to a preferential income tax rate of 15% from October 11, 2017 to October 11, 2020.

On October 21, 2020, Sichuan Wetouch was granted on a case-by-case basis by Sichuan Provincial government as preferential tax treatment High and New Technology Enterprises (“HNTEs”), entitled to a reduced income tax rate of 15% beginning October 21, 2020 until October 20, 2023.

Sichuan Vtouch is entitled to 25% of income tax rate.

The CIT Law and its implementation rules impose a withholding income tax at 10%, unless reduced by a tax treaty or arrangement, on the amount of dividends distributed by a PRC-resident enterprise to its immediate holding company outside the PRC that are related to earnings accumulated beginning on January 1, 2008. Dividends relating to undistributed earnings generated prior to January 1, 2008 are exempt from such withholding income tax.

The components of the income tax provision are as follows:

	For the Years Ended December 31,
	2022	2021
Current tax provision
PRC	$3,352,802	$4,409,589
	$3,352,802	$4,409,589
Deferred tax provision
BVI	-	-
Hong Kong	-	-
China	-	-
	-	-
Income tax provision	$3,352,802	$4,409,589

The following table reconciles the China statutory rates to the Company’s effective tax rate for the years ended December 31, 2022 and 2021:

	For the Years Ended December 31,
	2022	2021
PRC statutory income tax rate	25.0%	25.0%
Effect of income tax holiday	0.0%	(1.0)%
Tax rate differential on entities not subject to PRC income	(0.5)%	(0.6)%
R&D additional deduction	(1.0)%	(0.5)%
Non-deductible expenses in the PRC	4.2%	(2.7)%

Effective tax rate	27.7%	20.2%

Deferred tax assets

The Company’s has no deferred tax assets are as of December 31, 2022 and 2021, respectively.

The Company follows ASC 740, “Income Taxes”, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. As of December 31, 2022 and 2021, Sichuan Wetouch and Sichuan Vtouch remains open for statutory examination by PRC tax authorities.

F-15

NOTE 8— ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	December 31, 2022	December 31, 2021
Advance from customers	$397,886	$59,111
Accrued payroll and employee benefits	89,359	99,342
Accrued interest expenses	122,135	20,795
Other tax payables (i)	261	-
Other payable to a former shareholder (ii)	191,180	-
Others (iii)	153,803	131,159
Accrued expenses and other current liabilities	$944,624	$310,407

(i)	Other tax payables are mainly value added tax payable.

(ii)	Other payable to a former shareholder was paid in March, 2023.

(iii)	Others mainly represent accrued employee reimbursement payable and other accrued miscellaneous operating expenses.

NOTE 9 – CONVERTIBLE PROMISSORY NOTES PAYABLE

a) Convertible promissory notes

In October, November, and December 2021, the Company, issued seven (7) convertible promissory notes of US$2,250,000 aggregate principal amount, due in one year (the ‘Notes’) with issuance price discounted 90.0%. The Notes bear interest at a rate of 8.0% per annum, payable in one year and will mature on October 27, November 5, November 16, November 24, November 29 and December 2 of 2022. Net proceeds after debt issuance costs and debt discount were approximately US$1,793,000. Debt issuance costs in the amount of US$162,000 are recorded as deferred charges and included in the other current assets on the consolidated balance sheet. The debt discount and debt issuance costs are amortized into interest expense using the effective interest method over the terms of the Notes.

The details of convertible notes are as follows:

Unless the Notes are converted, the principal amounts of the Notes, and accrued interest at the rate of 8% per annum, are payable on the one-year anniversary of the issuance of the Notes (the “Maturity Date”). If the Company fails to satisfy its loan obligation by the Maturity Date, the default interest rate will be 16%.

The Lenders have the right to convert any or all of the principal and accrued interest on the Notes into shares of common stock of the Company on the earlier of (i) 180 calendar days after the issuance date of the Notes or (ii) the closing of a listing for trading of the common stock of the Company on a national securities exchange offering resulting in gross proceeds to the Company of $15,000,000 or more (an “Uplist Offering”). If the Company closes an Uplist Offering on or before the 180th calendar date after the issuance date of the Notes, the conversion price shall be 70% of the per share offering price in the Uplist Offering; otherwise, the conversion price is $0.75 per share.

Subject to customary exceptions, if the Company issues shares or any securities convertible into shares of common stock at an effective price per share lower than the conversion price of the Notes, the conversion rate of the Notes shall be reduced to such lower price.

F-16

Until the Notes are either paid or converted in their entirety, the Company agreed with the Lenders not to sell any securities convertible into shares of common stock of the Company (i) at a conversion price that is based on the trading price of the stock or (ii) with a conversion price that is subject to being reset at a future date or upon an event directly or indirectly related to the business of the Company or the market for the common stock. The Company also agreed to not issue securities at a future determined price.

The Lenders have the right to require the Company to repay the Notes if the Company receives cash proceeds, including proceeds from customers and the issuance of equity (including in the Uplist Offering). If the Company prepays the Notes prior to the Maturity Date, the Company shall pay a 10% prepayment penalty.

On April 27, 2022, the Company entered into an amendment to the Note (“Amendment to Promissory Note”) issued to the Lender and, on May 3, 2022, an amendment to the Registration Rights Agreement by and between the Company and the Lender (“Amendment to Registration Rights Agreement”), extending the number of days the Company shall have in order to cause the registration statement covering the resale of the Common Stock to become effective.

The following table summarizes the outstanding promissory notes as of December 31, 2022 and 2021 (dollars in thousands):

		2022		2021
	Interest rate	Principal Amount	Carrying Amount	Principal Amount	Carrying Amount

Convertible Note- Talos Victory (Note 9 (b))	8%	$-	$-	$250,000	201,536
Convertible Note-Mast Hill (Note 9 (b))	8%	740,000	635,535	750,000	612,265
Convertible Note-First Fire (Note 9 (b))	8%	181,250	156,594	250,000	200,129
Convertible Note-LGH Note 9 (b))	8%	207,500	188,987	250,000	209,274
Convertible Note -Fourth Man (Note 9 (b))	8%	157,000	128,703	250,000	199,220
Convertible Note-Jeffery Street Note 9 (b))	8%	170,000	142,554	250,000	199,011
Convertible Note -Blue Lake Note 9 (b))Total	8%	-	-	250,000	199,011
Total		$1,455,750	$1,252,373	$2,250,000	$1,846,583
Amortization of discounts for year ended December 31, 2022			24,909
Convertible promissory notes payable as of December 31,2022			$1,277,282

From December 28, 2022 to January 18, 2023, the remaining five (5) lenders and the Company entered into an amendment to the Note (“Amendment to Promissory Note”) extending maturity date for additional 6 months.

During the year ended December 31, 2022, principal, accrued and unpaid interest and default charges totalling $1,038,426 was converted into 1,384,564 shares of common stock of the Company. And two notes were fully converted.

For the year ended December 31, 2022 and 2021, the Company recognized interest expenses of the Notes in the amount of US$224,885 and US$27,447, respectively.

*The Company prepaid $10,000 legal deposit for each note till the repayment of the notes.

F-17

b) Warrants

Accounting for Warrants

In connection with the issuance of a convertible promissory notes (see Note 11 (a) in October, November and December, 2021, the Company also issued seven (7) three-year warrant (the “Warrant”) to purchase an aggregate of 1,800,000 shares of the Company’s common stock (the “Warrant Shares”).

The Warrants issued to the Lenders granted each of the Lenders the right to purchase up to 200,000 shares of common stock of the Company at an exercise price of $1.25 per share. However, if the Company closes an Uplist Offering on or before the 180th calendar date after the issuance date of the Warrants, then the exercise price shall be 125% of the offering price of a share in the Uplist Offering. If the adjusted exercise price as a result of the Uplist Offering is less than $1.25 per share, then the number of shares for which the Warrants are exercisable shall be increased such that the total exercise price, after taking into account the decrease in the per share exercise price, shall be equal to the total exercise price prior to such adjustment.

The Lenders have the right to exercise the Warrants on a cashless basis if the highest traded price of a share of common stock of the Company during the 150 trading days prior to exercise of the Warrants exceeds the exercise price, unless there is an effective registration statement of the Company which covers the resale of the Lenders.

If the Company issues shares or any securities convertible into shares at an effective price per share lower than the exercise price of the Warrants, the exercise price of the Warrants shall be reduced to such lower price, subject to customary exceptions.

The Lenders may not convert the Notes or exercise the Warrants if such conversion or exercise will result in each of the Lenders, together with any affiliates, beneficially owning in excess of 4.9% of the Company’s outstanding common stock immediately after giving effect to such exercise unless the Lenders notify the Company at least 61 days prior to such exercise.

On January 17, 2022, we closed a private offering of ordinary shares and warrants to purchase ordinary shares. A total of 2,750,000 ordinary shares (the “Shares”) were issued to a total of five (5) investors (the “Investors”) at a subscription price of $0.80 per share, for total subscription proceeds of $2,200,000. In addition, for each share subscribed for by the Investors, we issued one (1) warrant to purchase one (1) ordinary share at an exercise price of $0.88 per share, exercisable for a period of twenty-four (24) months (the “Warrants”). We have agreed to register the Investors’ re-sale of the Shares by way of a prospectus supplement to our currently effective unallocated shelf registration statement on Form F-3, (SEC File No. 333-267116). The offer and sale of the Shares and the Warrants was exempt under Rule 506 of Regulation D under the Securities Act of 1933 (the “Securities Act”). We engaged in no general solicitation or advertising with regard to the offering and the offering was made solely to “Accredited Investors” as defined in Rule 501 of Regulation D under the Securities Act.

On April 14, April 27, and September 1, 2022, three lenders exercised cashless for 115,540 (4th Man), 111,972 (Talos) and 57,142 (Blue lake) warrant shares, respectively.

The fair values of these warrants as of December 31, 2022 were calculated using the Black-Scholes option-pricing model with the following assumptions:

					December 31, 2022
	Volatility (%)	Expected dividends yield (%)	Weighted average expected life (year)	Risk-free interest rate (%) (per annum)	Common stock purchase warrants liability as of December 31, 2021(US$)	Changes of fair value of common stock purchase warrants liability (+ (gains)/- losses(US$)	Common stock purchase warrants liability as of December 31, 2022 (US$)
Convertible Note- Talos Victory (Note 9 (a))	289.9%	$0.0%	$1.8	4.41%	124,756	(109,953)	14,803
Convertible Note-Mast Hill (Note 9 (a))	289.9%	0.0%	1.8	4.41%	375,156	(273,863)	101,293
Convertible Note-First Fire (Note 9 (a))	289.9%	0.0%	1.9	4.41%	125,408	(91,489)	33,919
Convertible Note-LGH Note 9 (a))	289.9%	0.0%	1.9	4.41%	125,664	(91,636)	34,028
Convertible Note -Fourth Man (Note 9 (ab))	289.9%	0.0%	1.9	4.41%	125,821	(111,423)	14,398
Convertible Note-Jeffery Street Note 9 (a))3,054	289.9%	0.0%	1.9	4.41%	125,915	(91,781)	34,134
Convertible Note -Blue Lake Note 9 (a))	289.9%	0.0%	1.9	4.41%	125,915	(101,533)	24,382
Total				Total	1,128,635	(868,678)	256,957

(c) Registration Rights Agreements

Pursuant to the terms of the Registration Rights Agreement dated as of contract date of each convertible promissory note, 2021, executed between the Company and Lender, the Registration Rights Agreement dated as of each contract date, executed between the Company and Lenders, the Company agreed to file a registration statement with the Securities and Exchange Commission to register the shares of common stock underlying the Notes and the shares issuable upon exercise of the Warrants within sixty days from the date of each Registration Rights Agreement. The Company also granted the Lenders piggyback registration rights on such shares pursuant to the Purchase Agreements.

F-18

NOTE 10— SHAREHOLDERS’ EQUITY

Ordinary Shares

The Company’s authorized number of ordinary shares was 300,000,000 shares with par value of $0.001.

On December 22,2020, the Company issued 103,610 shares of common stock to The Crone Law Group, P.C. or its designees for legal services (see Note 11).

On January 1, 2021, the Company issued an aggregate of 310,830 shares to a third party service provider for consulting services that had been rendered.

On April 14, April 27, 2022 and September 1, 2022, the Company issued cashless warrant shares of 115,540, 111,972 and 57,142 to three lenders respectively. (see Note 9 (b)).

During the year ended December 31, 2022, the Company issued 124,223 shares to a third party for warrant exercise (see Note 11).

During the year ended December 31, 2022, the Company issued 1,384,564 shares of common stock for the conversion of convertible promissory note payable (see note 9 (a)).

As of December 31, 2022, the Company had 33,604,965 issued and outstanding shares.

Statutory reserve and restricted net assets

Under PRC rules and regulations, all subsidiaries of Wetouch in the PRC are required to appropriate 10% of their net income to a statutory surplus reserve until the reserve balance reaches 50% of their registered capital. The appropriation to this statutory surplus reserve must be made before distribution of dividends can be made. The statutory reserve is non-distributable, other than during liquidation, and can be used to fund previous years losses, if any, and may be converted into share capital by issuing new shares to existing shareholders in proportion to their shareholders or by increasing the par value of the shares currently outstanding, provided that the remaining balance of the statutory reserve after such issue is not less than 25% of the registered capital.

Appropriations to the discretionary surplus reserve are made at the discretion of the board of directors. The statutory reserve may be applied against prior year losses, if any, and may be used for general business expansion and production or increase in registered capital, but are not distributable as cash dividends.

For the years ended December 31, 2022 and 2021, the Company made appropriations to the reserve fund of RMB6,554,271(equivalent to US$973,718) and RMB12,933,795 (equivalent to US$2,005,084), respectively.

NOTE 11- SHARE BASED COMPENSATION

The Company applied ASC 718 and related interpretations in accounting for measuring the cost of share-based compensation over the period during which the consultants are required to provide services in exchange for the issued shares. The fair value of above award was estimated at the grant date using Black-Scholes model for pricing the share compensation expenses.

On December 22, 2020, the Board of Directors of the Company authorized the issuance of an aggregate of 103,610 shares and 210,360 warrants to The Crone Law Group, P.C. or its designees for legal services that had been rendered. The five-year warrants are exercisable at one cent per share.

The shares of 103,610 were vested on December 22, 2020 and no warrants were exercised. The fair value of above award was estimated at the grant date using Black-Scholes model for pricing the share compensation expenses. The fair value of the Black-Scholes model includes the following assumptions: expected life of 2.5 years, expected dividend rate of 0%, volatility of 43.5% and an average interest rate of 0.11%.

On January 1, 2021, the Board of Directors of the Company authorized the issuance of an aggregate of 310,830 shares and 631,080 warrants to a third party service provider for consulting services that had been rendered. The five-year warrants are exercisable at one cent per share.

The 310,830 shares of common stock and 631,080 warrants were vested on January 1, 2021 and during the year ended December 31, 2022, 124,223 shares were exercised.

The fair value of above award was estimated at the grant date using Black-Scholes model for pricing the share compensation expenses. The fair value of the Black-Scholes model includes the following assumptions: expected life of 1.5 years, expected dividend rate of 0%, volatility of 215.4% and an average interest rate of 2.96%.

As of December 31, 2022, the Company had 841,440 warrants outstanding related to above mentioned services with i) weighted average exercise price of $0.01; ii) weighted average remaining contractual life of 1.00 years; and iii) aggregate intrinsic value of $0.2 million.

For the year ended December 31, 2022 and 2021, the Company recognized relevant share-based compensation expense of nil and $1,041,281 for the vested shares, and nil and $2,107,825 for the warrants, respectively

F-19

NOTE 12. WEIGHTED AVERAGE NUMBER OF SHARES

In October 2020, the Company entered into a reverse merger transaction. The Company computes the weighted-average number of common shares outstanding in accordance with ASC 260 states that in calculating the weighted average shares when a reverse merger takes place in the middle of the year, the number of common shares outstanding from the beginning of that period to the acquisition date shall be computed on the basis of the weighted-average number of common shares of the legal acquiree (accounting acquirer) outstanding during the period multiplied by the exchange ratio established in the merger agreement. The number of common shares outstanding from the acquisition date to the end of that period shall be the actual number of common shares of the legal acquirer (the accounting acquiree) outstanding during that period.

Credit Risk – The carrying amount of accounts receivable included in the balance sheet represents the Company’s exposure to credit risk in relation to its financial assets. No other financial asset carries a significant exposure to credit risk. The Company performs ongoing credit evaluations of each customer’s financial condition. The Company maintains allowances for doubtful accounts and such allowances in the aggregate have not exceeded management’s estimates.

The Company has its cash in bank deposits primarily at state owned banks located in the PRC. Historically, deposits in PRC banks have been secured due to the state policy of protecting depositors’ interests. The PRC promulgated a Bankruptcy Law in August 2006, effective June 1, 2007, which contains provisions for the implementation of measures for the bankruptcy of PRC banks. The bank deposits with financial institutions in the PRC are insured by the government authority for up to RMB500,000.

Interest Rate Risk – The Company is exposed to the risk arising from changing interest rates, which may affect the ability of repayment of existing debts and viability of securing future debt instruments within the PRC.

Currency Risk - A majority of the Company’s revenue and expense transactions are denominated in RMB and a significant portion of the Company’s assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

Concentrations - The Company sells its products primarily through direct customers in the PRC and to some extent, the overseas customers in European countries and East Asia such as South Korea and Taiwan. For the year ended December 31, 2022, six customers accounted for 21.2%, 16.1%, 14.8%, 13.7%, 11.9% and 10.1%, respectively, of the Company’s revenue. For the year ended December 31, 2021, five customers accounted for 19.5%, 17.3%, 14.5%, 14.2%, and 11.1%, respectively, of the Company’s revenue.

And the Company’s top 10 customers aggregately accounted for 98.7% and 97.5%% of the total revenue for the years ended December 31, 2022 and 2021, respectively.

As of December 31, 2022 three customers accounted for 32.2%, 22.8%, and 14.0% of the total accounts receivable balance, respectively.

As of December 31, 2021, six customers accounted for 25.7%, 18.6%, 12.5%, 11.5%, 11.3% and 10.2% of the total accounts receivable balance, respectively.

The Company purchases its raw materials through various suppliers. Raw material purchases from these suppliers which individually exceeded 10% of the Company’s total raw material purchases, accounted for approximately 47.2% (four suppliers) and 11.2% (one supplier) of the Company’s total raw material purchases for the years ended December 31, 2022 and 2021, respectively.

F-20

NOTE 13 — COMMITMENTS AND CONTINGENCIES

Legal Proceedings

From time to time, the Company and its affiliates are parties to various legal actions arising in the ordinary course of business. Although Sichuan Wetouch and Hong Kong Wetouch, the previous subsidiaries of the Company, and our former Chairman and director Mr. Guangde Cai were named as defendants in several litigation matters, as of the date of this report, all such matters have been settled and Sichuan Wetouch, Hong Kong Wetouch and Mr. Guangde Cai were unconditionally and fully discharged and released therefrom (See Item 13- Legal Proceedings). Accordingly, there are no pending material legal proceedings against the Company.

i)	An equity dispute case with Yunqing Su with a disputed amount of RMB1,318,604 (equivalent to $191,180)

On June 22, 2017, Yunqing Su, a former shareholder, entered an Equity Investment Agreement with Sichuan Wetouch and Guangde Cai, agreed that Yunqing Su would invest RMB1 million (equivalent to $149,853) to purchase 370,370.37 original listed shares of the target company, and provided for the exit mechanism in the agreement. However, the target company failed to be listed prior to December 31, 2017 as agreed. On June 22, 2017, Guangde Cai and Yunqing Su entered into a supplementary agreement, pursuant to which Guangde Cai shall repurchase all of Yunqing Su’s equity interest and pay the interest. Sichuan Wetouch repaid Yunqing Su the interest of RMB220,000 (equivalent to $32,968) and the principal of RMB128,000 (equivalent to $19,181) in November 2018. The repayment period set forth in the supplementary agreement expired, but Sichuan Wetouch and Guangde Cai failed to pay the principal and interest owed to Yunqing Su. Yunqing Su sued Sichuan Wetouch and Guangde Cai to the Renshou County People’s Court of Sichuan Province, and the case was filed on February 9, 2022.

On May 9, 2022, pursuant to a civil mediation statement issued by the Renshou County People’s Court of Sichuan Province, Sichuan Wetouch and Guangde Cai agreed to repay Yunqing Su the principal and interest in the total amount of RMB 1,318,604 (equivalent to $191,180). Sichuan Wetouch fully paid the aforesaid amount on March 15, 2023.

ii)	Legal case with Chengdu SME Credit Guarantee Co., Ltd. on a court acceptance fee of RMB338,418 (equivalent to $49,066)

On July 5, 2013, Sichuan Wetouch obtained a one-year loan of RMB60.0 million (equivalent to $9.8 million) from Bank of Chengdu, at an annual interest rate of 8.61%. Chengdu SME Credit Guarantee Co., Ltd (“Chengdu SME”), a third party, provided a 70% guarantee and Bank of Chengdu retained 30% of the risk, while Chengdu Wetouch and Mr. Guangde Cai provided joint and several liability guarantee for 100% of the loan.

On July 31, 2014, Sichuan Wetouch repaid RMB5.0 million (equivalent to $0.8 million). The remaining loan of RMB55.0 million (equivalent to $8.9 million) was twice extended to be due on August 22, 2018. Upon the loan becoming due, but unpaid by the Company, Chengdu SME paid the outstanding balance of RMB55 million (equivalent to $8.9 million) to Bank of Chengdu. The Company subsequently repaid RMB55 million (equivalent to $8.0 million) to Chengdu SME; however, Chengdu SME filed two separate lawsuits against the Company to recover loan default penalties from the Company. The loan default penalties were (a) RMB5.8 million (equivalent to $0.8 million) related to the 30% of the remaining loan balance repaid by Chengdu SME and (b) RMB6.0 million (equivalent to $0.9 million) related to the 70% of the remaining loan balance repaid by Chengdu SME. During the year ended December 31, 2017, the Company recorded loan default penalties, and related liabilities, of $1.7 million.

Chengdu SME applied to the Chengdu High-tech Court for enforcement for the above-mentioned loan default penalties of RMB5.8 million (equivalent to $0.8 million) and RMB6.0 million (equivalent to $0.9 million) on December 30, 2018. On March 12, 2020, the Enforcement Settlement Agreement issued by the Chengdu High-tech Court confirmed that Sichuan Wetouch still owed RMB5.8 million (equivalent to $0.8 million) and RMB6.0 million (equivalent to $0.9 million) of loan default penalties. The agreement did not specify which party shall pay the court fee.

On September 16, 2020, Sichuan Wetouch made a full repayment of RMB11.8 million (equivalent to $1.7 million) of the above loan default penalties to Chengdu SME.

F-21

On March 16, 2023, pursuant to an Enforcement Settlement Agreement entered among Chengdu SME, Sichuan Wetouch and Chengdu Wetouch, Chengdu Wetouch agreed to pay the court acceptance fee of RMB338,418 (equivalent to $49,066). On March 17, 2023, Chengdu Wetouch made a full payment of the above court fee to Chengdu SME.

iii)	Legal case with Zhuhai Hongguang Technology Co., Ltd on the total amount of RMB131,859 (equivalent to $19,118) for goods and liquidated damages

In September 2016, Sichuan Wetouch started purchasing components from Hongguang Technology Co., Ltd (“Hongguang Technology”) by sending a Purchase Order to Hongguang Technology and agreed to bear 20% of the breach of contract as liquidated damages. On November 30, 2021, Hongguang Technology filed a complaint with Renshou County People’s Court of Sichuan Province, requesting Sichuan Wetouch to pay RMB109,883.2 (equivalent to $16,466) in arrears and liquidated damages of RMB21,976.64 (equivalent to $3,293). Thereafter, the parties entered into a settlement agreement, pursuant to which Sichuan Wetouch agreed to pay the principal of outstanding payment and liquidated damages in the total amount of RMB 131,859 (equivalent to $19,118) on a lump-sum basis. Sichuan Wetouch paid the entire aforesaid amount to Hongguang Technology on February 16, 2022.

iv)	Legal case with Lifan Financial Leasing (Shanghai) Co., Ltd. and Sichuan Wetouch, Chengdu Wetouch, Meishan Wetouch and Xinjiang Wetouch Electronic Technology Co., Ltd. on a court acceptance fee of RMB RMB250,470 (equivalent to $36,315)

On November 20, 2014, Lifan Financial Lease (Shanghai) Co., Ltd. (“Lifan Financial”) and Chengdu Wetouch entered into a Financial Lease Contract (Sale and Leaseback), which stipulated that Lifan Financial shall lease the equipment to Chengdu Wetouch after the purchase of the production equipment owned by Chengdu Wetouch at a purchase price, the purchase price/lease principal shall be RMB20 million, the rental interest rate of the leased equipment shall be 8% per year, and the lease term shall be 24 months. Upon the expiration of the lease term, Lifan Financial shall transfer the leased property to Chengdu Wetouch or a third party designated by Chengdu Wetouch at the price of RMB0 after Chengdu Wetouch has fully fulfilled its obligations, including, without limitation, the payment of the rent, liquidated damages (if any) and other contractual obligations. Guangde Cai, Sichuan Wetouch, Meishan Wetouch and Xinjiang Wetouch Electronic Technology Co., Ltd. (“Xinjiang Wetouch”) provided Lifan Financial with joint and several liability guarantee.

On August 9, 2021, Lifan Financial filed a lawsuit against Chengdu Wetouch, Guangde Cai, Sichuan Wetouch, Meishan Wetouch and Xinjiang Wetouch to the Chengdu Intermediate People’s Court. The court ruled that: 1) the Financial Lease Contract (Sale and Leaseback) was terminated; 2) the leased property was owned by Lifan Financial; 3) Chengdu Wetouch shall pay Lifan Financial all outstanding rent and interest thereon in the total amount of RMB 22,905,807.12 as well as the difference between the liquidated damages and the value of the leased property recovered; etc.

The parties executed a settlement agreement on March 7, 2023, in which the parties confirmed that the outstanding payment of RMB 22,905,807.12 has been fully paid up on December 23, 2021 and the above cases have been settled. As for the court acceptance fees that were not previously agreed upon by the parties, Chengdu Wetouch agreed to pay the court acceptance fee of RMB 250,470 (equivalent to $36,315). Chengdu Wetouch paid the aforesaid fees to Lifan Financial on March 10, 2023.

v)	Legal case with Sichuan Renshou Shigao Tianfu Investment Co., Ltd and Renshou Tengyi Landscaping Co., Ltd. on a court acceptance fee of RMB103,232 (equivalent to $14,967)

On March 19, 2014, Chengdu Wetouch, a related party, obtained a two and half-year loan of RMB15.0 million (equivalent to $2.2 million) from Chengdu Bank Co., Ltd. Gaoxin Branch (“Chengdu Bank Gaoxin Branch”) , with Chengdu Hi-tech Investment Group Co., Ltd. (“CDHT Investment”) acting as guarantor to pay off the loan principal and related interests, while Sichuan Wetouch and Hong Kong Wetouch as guarantors, were jointly and severally liable for such debts.

Upon the loan due in January 2017, Chengdu Wetouch defaulted the loan, thus, CDHT Investment filed a lawsuit against Chengdu Wetouch, Sichuan Wetouch, and Hong Kong Wetouch demanding a full repayment of such debts.

To support the local economic development as well as Chengdu Wetouch, two government-backed companies, Sichuan Renshou Shigao Tianfu Investment Co., Ltd. (“Sichuan Renshou”) and Renshou Tengyi Landscaping Co., Ltd. (“Renshou Tengyi”) provided their bank deposits of RMB 12.0 million (equivalent to $1.7 million) as pledge, while Mr. Guangde Cai and Sichuan Wetouch also provided counter-guarantee.

Upon the expiration of the guarantee, Chengdu Wetouch still defaulted on repayment of the above pledge. As a result, CDHT Investment levied this collateral of RMB12.0 million. On November 21, 2019. Subsequently, Sichuan Renshou and Renshou Tengyi filed with Chengdu Intermediate People’s Court a lawsuit demanding an asset recovery of RMB12.0 million (equivalent to $1.7 million) pursuant to the counter guarantee agreement.

F-22

On December 2, 2019, pursuant to the reconciling agreement issued by Chengdu Intermediate People’s Court, the parties agreed to cancel the demand to seize property of Sichuan Wetouch rather than the property of Chengdu Wetouch, and to waive freezing Guangde Cai’s 60% shareholding equity in Xinjiang Wetouch Electronic Technology Co., Ltd.

On October 9, 2020, pursuant to a settlement and release agreement, Sichuan Wetouch, Hong Kong Wetouch and Guangde Cai are fully discharged and released from any and all obligations under the outstanding debts, and from all liabilities under guarantee with Chengdu Wetouch being responsible for the outstanding debts by December 31, 2020.

On October 27, 2020, Chengdu Wetouch made a full payment of the above debts.

The settlement and release agreement did not specify which party shall pay the court acceptane fee. On March 10, 2023, pursuant to an enforcement settlement agreement entered among Sichuan Renshou, Renshou Tengyi, Sichuan Wetouch, Chengdu Wetouch, and other relevant parties, Sichuan Wetouch agreed to pay the court acceptance fee of RMB103,232 (equivalent to $14,967). On March 17, 2023, Chengdu Wetouch made a full payment of the above court fee to Sichuan Renshou.

vi)	Legal case with Chengdu High Investment Financing Guarantee Co. on a court acceptance fee of RMB250,000 (equivalent to $36,246)

On March 22, 2019, Chengdu High Investment Financing Guarantee Co., Ltd, (“Chengdu High Investment”) filed a lawsuit against Hong Kong Wetouch to the Chengdu Intermediate People’s Court, claiming that Hong Kong Wetouch should assume the guarantee liability for the debt payable by Chengdu Wetouch. On May 21, 2020, the court rendered a judgment ordering Hong Kong Wetouch to pay compensation of RMB17,467,042 (equivalent to $2,617,491), interest, liquidated damages, liquidated damages for late performance, etc.

On March 16, 2023, Chengdu Wetouch, Sichuan Wetouch and Chengdu High Investment entered into a settlement enforcement agreement, confirming that Chengdu High Investment had received RMB17,547,197.5 (equivalent to $2,629,503) on October 27, 2020, and the above case has been settled. As for the court acceptance fees that were not previously agreed upon by the parties, Chengdu Wetouch agreed to pay the court acceptance fee of RMB 250,000 (equivalent to $36,246). Chengdu Wetouch paid the aforesaid fees to Chengdu High Investment on March 20, 2023.

vii)	Legal case with Hubei Lai’en Optoelectronics Technology Co., Ltd. on a product payment of RMB157,714 (equivalent to $22,866)

Sichuan Wetouch purchased products from Hubei Lai’en Optoelectronics Technology Co., Ltd. (“Hubei Lai’en) multiple times from March to June 2019, but failed to pay the corresponding amount of RMB137,142.7 for the purchased products. On April 6, 2022, Hubei Lai’en filed a lawsuit against Sichuan Wetouch to the Renshou County People’s Court of Sichuan Province, requesting payment of overdue payment for the products and liquidated damages. On May 31, 2022, the Renshou County People’s Court rendered a judgment that Sichuan Wetouch shall pay Hubei Lai’en the price of goods of RMB137,143 and liquidated damages of RMB 20,571. Sichuan Wetouch paid the above amount to Hubei Lai’en on March 15, 2023.

viii)	Legal case with Shenzhen Helitong Technology Co., Ltd. on a product payment of RMB229,513 (equivalent to $34,393)

Sichuan Wetouch purchased products from Shenzhen Helitong Technology Co., Ltd. (“Shenzhen Helitong”) multiple times from January to June 2020, but failed to pay some of the purchase fee for the products. On October 21, 2021, Shenzhen Helitong filed a lawsuit against Sichuan Wetouch to the Renshou County People’s Court of Sichuan Province, requesting payment of overdue payment for the products and interests. On October 10, 2021, pursuant to a civil mediation letter issued by the Renshou County People’s Court, both parties agree that Sichuan Wetouch shall pay a total of RMB229,513 (equivalent to $34,393) to Shenzhen Helitong, and the other claims waived by Shenzhen Helitong. As of February 16, 2022, Sichuan Wetouch made a full payment of RMB229,513 (equivalent to $33,276) to Shenzhen Helitong.

F-23

ix)	Legal case with Xinjiang Weiyida Real Estate Development Co., Ltd on a loan payment of RMB17,318,625 (equivalent to $2,510,964)

Xinjiang Weiyida Real Estate Development Co., Ltd (“Weiyida Real Estate”) filed a lawsuit against Meishan Wetouch, Guangde Cai, Sichuan Wetouch, Xinjiang Wetouch, Sichuan Yitong Financing Guarantee Co., Ltd to the Renshou County People’s Court of Sichuan Province and applied for property preservation on February 14, 2022 with respect to the dispute over recovery right in connection with the loan agreement. The parties entered into a settlement agreement and agreed that Meishan Wetouch shall repay the principal of RMB$17,318,625 (equivalent to $2,595,250) and liquidated damages to Weiyida Real Estate in a lump sum. On March 14, 2022, Meishan Wetouch paid RMB$17,318,625 (equivalent to $2,510,964) to Weiyida Real Estate.

Capital expenditure commitment

On December 20, 2021, the Company entered into a contract with Shenzhen Municipal Haoyutuo Decoration & Cleaning Engineering Company Limited to purchase a facility decoration contract of RMB20.0 million (equivalent to US$3.1 million). As of December 31, 2022, the Company has prepaid RMB15.0 million (equivalent to US$2.2 million) and recorded as construction in progress (see Note 5) and had a remaining balance of RMB5.0 million (equivalent to US$0.7 million) to be paid by the end of 2023.

NOTE 14 — REVENUES

The Company’s geographical revenue information is set forth below:

	For the Years Ended December 31,
	2022	2021
Sales in PRC	$26,438,509	$27,213,684
Sales in Overseas
-Republic of China (ROC, or Taiwan)	6,146,043	7,246,592
-South Korea	5,221,209	5,962,067
-Others	126,351	363,131
Sub-total	11,484,603	13,571,790
Total revenues	$37,923,112	$40,785,474

NOTE 15 — SUBSEQUENT EVENTS

1) Private Placement

On January 19, 2023, Wetouch Technology Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Agreement”) with the buyers indicated therein (collectively, the “Buyers”), pursuant to which the Company sold to the Buyers an aggregate of 160,000,000 shares of the common stock of the Company (the “Shares”) for an aggregate purchase price of $40,000,000, or $0.25 per share. The net proceeds of the offering (after deducting legal and accounting fees and expenses) shall be used by the Company for working capital and general corporate purposes and the repayment of debt.

On January 20, 2023, the Company received net proceeds of $40 million accordingly.

2) Reverse Stock Split

On February 17, 2023, the Board authorized a reverse stock split with a ratio of not less than one to five (1:5) and not more than one to eighty (1:80), with the exact amount and the timing of the reverse stock split to be as determined by the Chairman of the Board. Upon such reverse stock split becoming effective, the number of authorized shares of the common stock of the Company will also be decreased in the same ratio. Pursuant to Nevada Revised Statutes Section 78.209, the reverse stock split does not have to be approved by the shareholders of the Company.

F-24

___________ Shares of Common Stock

WETOUCH TECHNOLOGY INC.

PROSPECTUS

CRAFT CAPITAL MANAGEMENT LLC	R.F. Lafferty & Co., Inc.

________, 2023

PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except for the SEC registration fee, the FINRA filing fee and the NASDAQ Capital Market listing fee.

Item	Amount to be paid
SEC registration fee		$6,015.77
FINRA filing fee		9,771.88
NASDAQ Capital Market listing fee		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*
Total	$	*

*To be provided by amendment

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Nevada Business Corporation Act (the “NBCA”) and our Bylaws.

Nevada Business Corporation Act

The NBCA provides that a corporation may indemnify a director or officer against liability if the director or officer acted in good faith, the director or officer acted in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and in the case of any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director or an officer except for expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, where such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

The NBCA provides that a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding.

A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by a director or an officer if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if such director or officer is not entitled to indemnification.

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Bylaws

Our bylaws provide that any person, his heirs, or personal representative, made, or threatened to be made, a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, because he, his testator, or intestate is or was a director, officer, employee, or agent of the Company or serves or served any other corporation or other enterprise in any capacity at the request of the Company, shall be indemnified by the Company, and the Company may advance related expenses to the full extent permitted by law. In discharging his duty, any director, officer, employee, or agent, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by (1) one or more officers or employees of the Company whom the director, officer, employee, or agent reasonably believes to be reliable and competent in the matters presented, (2) counsel, public accountants, or other persons as to matters that the director, officer, employee, or agent believes to be within that person’s professional or expert competence, or (3) in the case of a director, a committee of the Board of Directors upon which he does not serve, duly designated according to law, as to matters within its designated authority, if the director reasonably believes that the committee is competent. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which the person, his heirs, or personal representatives may be entitled.

Item 15. Recent Sales of Unregistered Securities.

Over the past three years, we have issued and sold the following securities without registration under the Securities Act:

On March 11, 2019, 1,714,286 shares of common stock of the Company were issued to the Custodian in consideration for the payment of cash and the issuance of a promissory note by the Custodian to the Company.

On October 9, 2020, we entered into a share exchange agreement (the “Share Exchange Agreement”) with BVI Wetouch and all the shareholders of BVI Wetouch (each, a “BVI Shareholder” and collectively the “BVI Shareholders”), to acquire all the issued and outstanding capital stock of BVI Wetouch in exchange for the issuance to the BVI Shareholders an aggregate of 28,000,000 shares of our common stock (the “Reverse Merger”). In the Reverse Merger, each ordinary share of BVI Wetouch was exchanged for 560 shares of common stock of Wetouch. Immediately after the closing of the Reverse Merger on October 9, 2020, we had a total of 31,396,394 issued and outstanding shares of common stock. On January 7, 2021, a registration statement on Form S-1 (“Form S-1”) was declared effective with regard to re-sale by some BVI Shareholders as the selling shareholders of an aggregate of 15,889,371 shares of common stock, par value $0.001 per share, of the Company. As a result of the Form S-1, there are still 12,110,629 shares of common stock held by BVI Wetouch Shareholders unregistered under the Securities Act.

On December 22, 2020, the Board of Directors of the Company authorized the issuance of an aggregate of 103,610 shares of common stock and 210,360 warrants to The Crone Law Group, P.C. or its designees for legal services that had been rendered. The five year warrants are exercisable at one cent per share. As of the date of this report, no warrants have been exercised.

On January 1, 2021, the Board of Directors of the Company authorized the issuance of an aggregate of 310,830 shares of common stock and 631,080 warrants to Ascendant Global Advisors, Inc., or its designees for consultancy services that had been rendered. The five year warrants are exercisable at one cent per share. As of the date of this report, no warrants have been exercised.

On November 3, 2021, the Company entered into a Securities Purchase Agreement (the “Talos Purchase Agreement”) with Talos Victory Fund, LLC, a Delaware limited liability company (the “Talos Lender”), dated as of October 27, 2021, pursuant to which the Company issued the Talos Lender a convertible promissory note in the principal amount of $250,000 (the “Talos Note”) and a three-year warrant (the “Talos Warrant”) to purchase an aggregate of 200,000 shares of the Company’s common stock (the “Talos Warrant Shares”). The Company received $225,000 gross proceeds from the issuance of the Talos Note as a result of the original discount rate on the Talos Note.

On November 9, 2021, the Company entered into a Securities Purchase Agreement (the “Mast Hill Purchase Agreement”) with Mast Hill Fund, L.P., a Delaware limited partnership (the “Mast Hill Lender”), dated as of November 5, 2021, pursuant to which the Company issued the Mast Hill Lender a convertible promissory note in the principal amount of $750,000 (the “Mast Hill Note”) and a three-year warrant (the “Mast Hill Warrant”) to purchase an aggregate of 600,000 shares of the Company’s common stock (the “Mast Hill Warrant Shares”). The Company received $675,000 gross proceeds from the issuance of the Mast Hill Note as a result of the original discount rate on the Mast Hill Note.

On November 29, 2021, the Company entered into a Securities Purchase Agreement (the “LGH Purchase Agreement”) with LGH Investments, LLC, a Wyoming limited liability company (the “LGH Lender”), dated as of November 24, 2021, pursuant to which the Company issued the LGH Lender a convertible promissory note in the principal amount of $250,000 (the “LGH Note”) and a three-year warrant (the “LGH Warrant”) to purchase an aggregate of 200,000 shares of the Company’s common stock (the “LGH Warrant Shares”). The Company received $225,000 gross proceeds from the issuance of the LGH Note as a result of the original discount rate on the LGH Note.

On December 2, 2021, the Company entered into a Securities Purchase Agreement (the “FirstFire Purchase Agreement”) with FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (the “FirstFire Lender”), dated as of November 16, 2021, pursuant to which the Company issued the FirstFire Lender a convertible promissory note in the principal amount of $250,000 (the “FirstFire Note”) and a three-year warrant (the “FirstFire Warrant”) to purchase an aggregate of 200,000 shares of the Company’s common stock (the “FirstFire Warrant Shares”). The Company received $225,000 gross proceeds from the issuance of the FirstFire Note as a result of the original discount rate on the FirstFire Note.

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On December 9, 2021, the Company entered into a Securities Purchase Agreement (the “Fourth Man Purchase Agreement”) with Fourth Man, LLC, a Nevada limited liability company (the “Fourth Man Lender”), dated as of November 29, 2021, pursuant to which the Company issued the Fourth Man Lender a convertible promissory note in the principal amount of $250,000 (the “Fourth Man Note”) and a three-year warrant (the “Fourth Man Warrant”) to purchase an aggregate of 200,000 shares of the Company’s common stock (the “Fourth Man Warrant Shares”). The Company received $225,000 gross proceeds from the issuance of the Fourth Man Note as a result of the original discount rate on the Fourth Man Note.

On December 10, 2021, the Company entered into a Securities Purchase Agreement (the “Jefferson Street Purchase Agreement”) with Jefferson Street Capital LLC, a New Jersey limited liability company (the “Jefferson Street Lender”), dated as of December 2, 2021, pursuant to which the Company issued the Jefferson Street Lender a convertible promissory note in the principal amount of $250,000 (the “Jefferson Street Note”) and a three-year warrant (the “Jefferson Street Warrant”) to purchase an aggregate of 200,000 shares of the Company’s common stock (the “Jefferson Street Warrant Shares”). The Company received $225,000 gross proceeds from the issuance of the Jefferson Street Note as a result of the original discount rate on the Jefferson Street Note.

On December 14, 2021, the Company entered into a Securities Purchase Agreement (the “Blue Lake Purchase Agreement,” together with the Talos Purchase Agreement, the Mast Hill Purchase Agreement, the LGH Purchase Agreement, the FirstFire Purchase Agreement, the Fourth Man Purchase Agreement, and the Jefferson Street Purchase Agreement, the “Purchase Agreements”) with Blue Lake Partners, LLC, a Delaware limited liability company (the “Blue Lake Lender,” together with the Talos Lender, the Mast Hill Lender, the LGH Lender, the FirstFire Lender, the Fourth Man Lender, and the Jefferson Street Lender, the “Lenders”), dated as of December 2, 2021, pursuant to which the Company issued the Blue Lake Lender a convertible promissory note in the principal amount of $250,000 (the “Blue Lake Note,” together with the Talos Note, the Mast Hill Note, the LGH Note, the FirstFire Note, the Fourth Man Note, and the Jefferson Street Note, the “Notes”) and a three-year warrant (the “Blue Lake Warrant,” together with the Talos Warrant, the Mast Hill Warrant, the LGH Warrant, the FirstFire Warrant, the Fourth Man Warrant, and the Jefferson Street Warrant, the “Warrants”) to purchase an aggregate of 200,000 shares of the Company’s common stock (the “Blue Lake Warrant Shares,” together with the Talos Warrant Shares, the Mast Hill Warrant Shares, the LGH Warrant Shares, the FirstFire Warrant Shares, the Fourth Man Warrant Shares, and the Jefferson Street Warrant Shares, the “Warrant Shares”). The Company received $225,000 gross proceeds from the issuance of the Blue Lake Note as a result of the original discount rate on the Blue Lake Note.

Unless the Notes are converted, the principal amounts of the Notes, and accrued interest at the rate of 8% per annum, are payable on the one-year anniversary of the issuance of the Notes (the “Maturity Date”). If the Company fails to satisfy its loan obligation by the Maturity Date, the default interest rate will be 16%.

The Lenders have the right to convert any or all of the principal and accrued interest on the Notes into shares of common stock of the Company on the earlier of (i) 180 calendar days after the issuance date of the Notes or (ii) the closing of a listing for trading of the common stock of the Company on a national securities exchange offering resulting in gross proceeds to the Company of $15,000,000 or more (an “Uplist Offering”). If the Company closes an Uplist Offering on or before the 180th calendar date after the issuance date of the Notes, the conversion price shall be 70% of the per share offering price in the Uplist Offering; otherwise, the conversion price is $0.75 per share.

Subject to customary exceptions, if the Company issues shares or any securities convertible into shares of common stock at an effective price per share lower than the conversion price of the Notes, the conversion rate of the Notes shall be reduced to such lower price.

Until the Notes are either paid or converted in their entirety, the Company agreed with the Lenders not to sell any securities convertible into shares of common stock of the Company (i) at a conversion price that is based on the trading price of the stock or (ii) with a conversion price that is subject to being reset at a future date or upon an event directly or indirectly related to the business of the Company or the market for the common stock. The Company also agreed to not issue securities at a future determined price.

The Lenders have the right to require the Company to repay the Notes if the Company receives cash proceeds, including proceeds from customers and the issuance of equity (including in the Uplist Offering). If the Company prepays the Notes prior to the Maturity Date, the Company shall pay a 10% prepayment penalty.

Warrants

The Warrants issued to the Lenders granted the Mast Hill Lender the right to purchase up to 600,000 shares of common stock of the Company and each of the other Lenders the right to purchase up to 200,000 shares of common stock of the Company, at an exercise price of $1.25 per share. However, if the Company closes an Uplist Offering on or before the 180th calendar date after the issuance date of the Warrants, then the exercise price shall be 125% of the offering price of a share in the Uplist Offering. If the adjusted exercise price as a result of the Uplist Offering is less than $1.25 per share, then the number of shares for which the Warrants are exercisable shall be increased such that the total exercise price, after taking into account the decrease in the per share exercise price, shall be equal to the total exercise price prior to such adjustment.

The Lenders have the right to exercise the Warrants on a cashless basis if the highest traded price of a share of common stock of the Company during the 150 trading days prior to exercise of the Warrants exceeds the exercise price, unless there is an effective registration statement of the Company which covers the resale of the Lenders.

If the Company issues shares or any securities convertible into shares at an effective price per share lower than the exercise price of the Warrants, the exercise price of the Warrants shall be reduced to such lower price, subject to customary exceptions.

The Lenders may not convert the Notes or exercise the Warrants if such conversion or exercise will result in each of the Lenders, together with any affiliates, beneficially owning in excess of 4.9% of the Company’s outstanding common stock immediately after giving effect to such exercise unless the Lenders notify the Company at least 61 days prior to such exercise.

The offers, sales, and issuances of the securities described above were exempt from the registration requirements under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, including Regulation D promulgated thereunder, regarding transactions by an issuer not involving a public offering. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from the registration under the Securities Act. All certificates representing the securities in the transactions described in this Item 5 included appropriate legends setting forth that the securities had not been offered or sold pursuant to a registration statement and describing the applicable restrictions on transfer of the securities.

On January 19, 2023, the Company entered into a Securities Purchase Agreement (the “Agreement”) with the buyers indicated therein (collectively, the “Buyers”), pursuant to which the Company sold to the Buyers an aggregate of 160,000,000 shares of the common stock of the Company (the “Shares”) for an aggregate purchase price of $40,000,000, or $0.25 per share (the “Private Placement”). The net proceeds of the offering (after deducting legal and accounting fees and expenses) shall be used by the Company for working capital and general corporate purposes and the repayment of debt.

The Company and the Buyers made certain representations and warranties to each other that are customary for transactions similar to this one, subject to specified exceptions and qualifications. The Company also agreed to indemnify the Buyers and all of their officers, directors, employees and agents from and against any and all losses, liabilities and damages, and expenses in connection therewith, as a result of to (a) any material breach of any covenant, agreement or obligation of the Company contained in the Agreement, or (b) any cause of action, suit or claim brought or made against such person and arising out of or resulting from the execution, delivery, performance or enforcement of the Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities, which is permissible under applicable law.

The issuance of the Shares pursuant to the Agreement is intended to be exempt from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D and/or Regulation S as promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended. The securities are subject to transfer restrictions, and the certificates evidencing the Shares will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

On March 18, 2023, we entered into an agreement with the Representatives pursuant to which the Representatives agreed to consent to the Private Placement, and we agreed to pay the Representatives a fee of $1,200,000, payable only upon the closing of the Underwritten Offering. If the Underwritten Offering is not completed by November 1, 2023, the Representatives reserve their rights to pursue any and all claims, actions or remedies available to them regarding the Private Placement under the engagement between us and the Representatives.

Securities Authorized for Issuance Under Equity Compensation Plan

The Company does not have any equity compensation plans.

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Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit Number	Description of Document

1.1***	Form of Underwriting Agreement.

2.1(1)	Share Exchange Agreement dated October 9, 2020 among Wetouch Technology Inc. f/k/a Gulf West Investment Properties, Inc., Wetouch Holding Group Limited, the shareholders of Wetouch Holding Group Limited, Hong Kong Wetouch Electronics Technology Limited and Fengfei Zhang, as administrative agent for the sellers.

3.1(1)	Amended and Restated Articles of Incorporation of the Company, dated September 30, 2020.

3.2(1)	Bylaws of the Company.

3.3(1)	Certificate of Incorporation of Wetouch Holding Group Limited, dated August 14, 2020.

3.4(1)	Memorandum of Association and Articles of Association of Wetouch Holding Group Limited, dated August 14, 2020.

3.5.1(1)	Certificate of Incorporation of Hong Kong Vtouch Electronics Technology Limited, dated May 5, 2016.

3.5.2(1)	Certificate of Change of Name of Hong Kong Wectouch Electronics Technology Limited, dated August 13, 2020.

3.5.3(1)	Certificate of Change of Name of Hong Kong Wetouch Electronics Technology Limited, dated September 8, 2020.

3.6.1(1)	Articles of Association of Hong Kong Vtouch Electronics Technology Limited, dated May 5, 2016.

3.6.2(1)	Amended Articles of Association of Hong Kong Wetouch Electronics Technology Limited.

3.7(1)	English Translation of Business License of Sichuan Wetouch Technology Co., Ltd, dated January 23, 2017.

3.8(1)	English Translation of Articles of Association of Sichuan Wetouch Technology Co., Ltd, dated July 19, 2016.

3.9(3)	English Translation of Business License of Sichuan Vtouch Technology Co., Ltd., dated December 30, 2020.

3.10(3)	English Translation of Articles of Association of Sichuan Vtouch Technology Co., Ltd, dated December 29, 2020.

3.11(3)	Certificate of Incorporation of Hong Kong Wetouch Holding Group Limited, dated December 3, 2020.

3.12(3)	Certificate of Change of Name of Hong Kong Wetouch Technology Limited, dated December 9, 2020.

3.13(3)	Articles of Association of Hong Kong Wetouch Holding Group Limited, dated December 3, 2020.

3.14(3)	Articles of Association of Hong Kong Wetouch Technology Limited, dated March 12, 2021.

4.1(3)	Specimen Common Stock Certificate.

4.2(3)	Description of Registrant’s Securities.

4.3***	Form of Underwriter’s Warrants.

4.4(5)	Promissory Note dated October 27, 2021 issued by Wetouch Technology Inc. to Talos Victory Fund, LLC

4.5(5)	Common Stock Purchase Warrant dated October 27, 2021issued by Wetouch Technology Inc.

4.6(6)	Promissory Note dated November 5, 2021 issued by Wetouch Technology Inc. to Mast Hill Fund, L.P.

4.7(6)	Common Stock Purchase Warrant dated November 5, 2021 issued by Wetouch Technology Inc.

4.8(7)	Promissory Note dated November 16, 2021 issued by Wetouch Technology Inc. to FirstFire Global Opportunities Fund, LLC.

4.9(7)	Common Stock Purchase Warrant dated November 16, 2021 issued by Wetouch Technology Inc.

4.10(7)	Promissory Note dated November 24, 2021 issued by Wetouch Technology Inc. to LGH Investments, LLC.

4.11(7)	Common Stock Purchase Warrant dated November 24, 2021 issued by Wetouch Technology Inc.

4.12(8)	Promissory Note dated November 29, 2021 issued by Wetouch Technology Inc. to Fourth Man, LLC.

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4.13(8)	Common Stock Purchase Warrant dated November 29, 2021 issued by Wetouch Technology Inc.

4.14(8)	Promissory Note dated December 2, 2021 issued by Wetouch Technology Inc. to Jefferson Street Capital LLC.

4.15(8)	Common Stock Purchase Warrant dated December 2, 2021 issued by Wetouch Technology Inc.

4.16(8)	Promissory Note dated December 2, 2021 issued by Wetouch Technology Inc. to Blue Lake Partners, LLC.

4.17(8)	Common Stock Purchase Warrant dated December 2, 2021 issued by Wetouch Technology Inc.

5.1**	Opinion of The Crone Law Group P.C.

10.1.1(1)(10)	English Translation of Employment Agreement between Sichuan Wetouch Technology Co., Ltd and Zongyi Lian.

10.1.2(1)(10)	English Translation of Confidentiality and Non-Competition Agreement between Sichuan Wetouch Technology Co., Ltd and Zongyi Lian.

10.2.1(1)(10)	English Translation of Employment Agreement between Sichuan Wetouch Technology Co., Ltd and Yuhua Huang.

10.2.2(1)(10)	English Translation of Confidentiality and Non-Competition Agreement between Sichuan Wetouch Technology Co., Ltd and Yuhua Huang.

10.3.1(1)	English Translation of Form of Sichuan Wetouch Technology Co., Ltd. Sales Framework Agreement.

10.4(1)	English Translation of Form of Sichuan Wetouch Technology Co., Ltd. Purchase Order with Suppliers.

10.5(2)	English Translation of Form of Loan Agreement between Sichuan Wetouch Technology Co., Ltd and Shareholder of Australia Vtouch Technology Co., Ltd.

10.6(2)	English Translation of Form of Supplemental Agreement to Loan Agreement between Sichuan Wetouch Technology Co., Ltd and Shareholder of Australia Vtouch Technology Co., Ltd.

10.7(2)(10)	English Translation of Renewed Employment Agreement between Sichuan Wetouch Technology Co., Ltd and Zongyi Lian dated November 13, 2020.

10.8(2)(10)	English Translation of Renewed Confidentiality and Non-Competition Agreement between Sichuan Wetouch Technology Co., Ltd and Zongyi Lian dated November 13, 2020.

10.9(2)(10)	English Translation of Renewed Employment Agreement between Sichuan Wetouch Technology Co., Ltd and Yuhua Huang dated November 11, 2020.

10.10(2)(10)	English Translation of Renewed Confidentiality and Non-Competition Agreement between Sichuan Wetouch Technology Co., Ltd and Yuhua Huang dated November 11, 2020.

10.11(2)	English Translation of Form of Sichuan Wetouch Technology Co., Ltd. Supplemental Agreement to Sales Framework Agreement.

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10.12(4)	English Translation of Agreement of Compensation on Demolition between Sichuan Wetouch Technology Co., Ltd and Sichuan Renshou Shigao Tianfu Investment Co., Ltd dated March 16, 2021.

10.13(4)	English Translation of Leaseback Agreement between Sichuan Vtouch Technology Co., Ltd and Sichuan Renshou Shigao Tianfu Investment Co., Ltd dated March 16, 2021.

10.14(5)	Securities Purchase Agreement, dated as of October 27, 2021, between Wetouch Technology Inc. and Talos Victory Fund, LLC

10.15(5)	Registration Rights Agreement dated as of October 27, 2021, between Wetouch Technology Inc. and Talos Victory Fund, LLC
10.16(6)	Securities Purchase Agreement, dated as of November 5, 2021, between Wetouch Technology Inc. and Mast Hill Fund, L.P.

10.17(6)	Registration Rights Agreement dated as of November 5, 2021, between Wetouch Technology Inc. and Mast Hill Fund, L.P.

10.18(7)	Securities Purchase Agreement, dated as of November 16, 2021, between Wetouch Technology Inc. and FirstFire Global Opportunities Fund, LLC.

10.19(7)	Registration Rights Agreement dated as of November 16, 2021, between Wetouch Technology Inc. and FirstFire Global Opportunities Fund, LLC.

10.20(7)	Securities Purchase Agreement, dated as of November 24, 2021, between Wetouch Technology Inc. and LGH Investments, LLC.

10.21(7)	Registration Rights Agreement dated as of November 24, 2021, between Wetouch Technology Inc. and LGH Investments, LLC.

10.22(8)	Securities Purchase Agreement, dated as of November 29, 2021, between Wetouch Technology Inc. and Fourth Man, LLC.

10.23(8)	Registration Rights Agreement dated as of November 29, 2021, between Wetouch Technology Inc. and Fourth Man, LLC.

10.24(8)	Securities Purchase Agreement, dated as of December 2, 2021, between Wetouch Technology Inc. and Jefferson Street Capital LLC.

10.25(8)	Registration Rights Agreement dated as of December 2, 2021, between Wetouch Technology Inc. and Jefferson Street Capital LLC.

10.26(8)	Securities Purchase Agreement, dated as of December 2, 2021, between Wetouch Technology Inc. and Blue Lake Partners, LLC.

10.27(8)	Registration Rights Agreement dated as of December 2, 2021, between Wetouch Technology Inc. and Blue Lake Partners LLC.

10.28(9)	Form of Securities Purchase Agreement

21.1***	List of subsidiaries of the Company.

23.1*	Consent of B F Borgers CPA PC.

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23.2**	Consent of The Crone Law Group P.C. (included in Exhibit 5.1)

23.3**	Consent of Beijing Dentons Law Offices, LLP (Chengdu) (included in Exhibit 99.1)

24.1***	Power of Attorney.

99.1**	Opinion of Beijing Dentons Law Offices, LLP (Chengdu) regarding certain PRC law matters.

107***	Filing Fee Table.

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith

**	To be filed by amendment

***	Previously filed

(1)	Incorporated by reference to the Company’s Registration Statement on Form 10 filed with the SEC on October 15, 2020.

(2)	Incorporated by reference to the Company’s Registration Statement on Form 10/A filed with the SEC on November 30, 2020.

(3)	Incorporated by reference to the Company’s Registration Statement on Form 10-K filed with the SEC on March 24, 2021.

(4)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 22, 2021.

(5)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 5, 2021.

(6)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 15, 2021.

(7)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 8, 2021.

(8)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 15, 2021.

(9)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 25, 2023.

(10)	Indicate management contract or compensatory plan.

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Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings.

(4) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offerings required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offerings prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offerings containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offerings made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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(c) The undersigned Registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) that, for the purpose of determining liability under the Securities Act to any purchaser:

(1) if the issuer is relying on Rule 430B:

(i) each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offerings described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(2) if the issuer is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chengdu, Sichuan Province, PRC, on this 1st day of May, 2023.

WETOUCH TECHNOLOGY INC.

By:	/s/ Zongyi lian
Zongyi lian Chief Executive Officer and President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Zongyi Lian	Chief Executive Officer and President	May 1, 2023
Zongyi Lian	(Principal Executive Officer)

/s/ Yuhua Huang	Chief Financial Officer	May 1, 2023
Yuhua Huang	(Principal Financial and Accounting Officer)

/s/ *	Chairman and Director	May 1, 2023
Fei Bai

/s/ *	Director	May 1, 2023
Jiaying Cai

/s/ *	Director	May 1, 2023
Jing Chen

/s/ *	Director	May 1, 2023
Xiaojin Tang

/s/ *	Director	May 1, 2023
Congjin Wang

*By:	/s/ Zongyi Lian
Zongyi Lian
Attorney-in-Fact

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